16 June 2014
CARNIVAL CORPORATION
and
CARNIVAL PLC
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
(as Facilities Agent)

AMENDMENT AND RESTATEMENT AGREEMENT in respect of the Multicurrency Revolving Facilities Agreement dated 18 May 2011

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

THIS AGREEMENT is dated 16 June 2014 and made between:
BETWEEN:

(1)	CARNIVAL CORPORATION (a Panamanian corporation having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428) (the Company);

(2)	CARNIVAL PLC (a company incorporated under the laws of England and Wales with registered number 04039524) (Carnival plc);

(3)	THE SUBSIDIARIES OF THE COMPANY and of CARNIVAL PLC listed in Schedule 1 as borrowers (in this capacity and together with the Company and Carnival plc, the Borrowers);

(4)	CARNIVAL CORPORATION and CARNIVAL PLC as guarantors of their respective Subsidiaries (each a Guarantor);

(5)
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, BARCLAYS BANK PLC, BNP PARIBAS, CITIGROUP GLOBAL MARKETS LIMITED, GOLDMAN SACHS BANK USA, INTESA SANPAOLO S.P.A., J.P. MORGAN LIMITED, LLOYDS BANK PLC, MIZUHO BANK, LTD. and THE ROYAL BANK OF SCOTLAND PLC as bookrunners and mandated lead arrangers (in this capacity the Arrangers);

(6)	THE FINANCIAL INSTITUTIONS listed in Part B and Part C of Schedule 1 of the Restated Facilities Agreement (as defined below) as lenders (the Lenders);

(7)	BANK OF NOVA SCOTIA, BANCO BILBAO VIZCAYA ARGENTARIA, S.A., DNB BANK ASA and KFW IPEX-BANK GMBH as exiting lenders (the Exiting Lenders); and

(8)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (formerly BANC OF AMERICA SECURITIES LIMITED) as facilities agent of the other Finance Parties (the Facilities Agent).
WHEREAS:
This Agreement is supplemental to and amends the multicurrency facilities agreement (the Facilities Agreement) dated 18 May 2011 between, among others, the Company, Carnival plc and the Facilities Agent.
IT IS AGREED as follows:

1.	INTERPRETATION

1.1.	Definitions
In this Agreement:
2013 Financial Statements means the audited consolidated financial statements of the Carnival Corporation & plc Group for the financial year ended 30 November 2013.

Amendment Fees Letter means the letter from the Facilities Agent to the Company dated on or about the date of this Agreement setting out the details of certain fees payable in connection with the Restated Facilities Agreement.
Effective Date means the date on which the Facilities Agent confirms to the Lenders and the Company that it has received each of the documents listed in Schedule 2 (Conditions Precedent) in a form and substance satisfactory to the Facilities Agent. The Facilities Agent shall give such confirmation promptly upon being so satisfied.
Restated Facilities Agreement means the Facilities Agreement, as amended by this Agreement, in the form set out in Schedule 3 (Restated Facilities Agreement) to this Agreement.

1.2.	Defined terms and construction
In this Agreement, unless the context otherwise requires:

(a)	a reference to a term defined in any other Finance Document has the same meaning in this Agreement;

(b)	references to Clauses are to Clauses of the Restated Facilities Agreement unless otherwise stated; and

(c)
the provisions of Clause 1.2 (Construction) apply to this Agreement as though they were set out in full in this Agreement except that references to the Facilities Agreement are to be construed as references to this Agreement.

2.	RESTATEMENT OF FACILITY AGREEMENT

2.1.	Restatement
With effect from (and including) the Effective Date, the Facilities Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 to this Agreement.

2.2.	Effective Date
If the Effective Date has not occurred by 17 June 2014 (or any later date which the Facilities Agent and the Company may agree), then Clause 2.1 of this Agreement will lapse and none of the amendments recorded therein will take effect.

3.	REPRESENTATIONS

(a)
The representations and warranties in Clause 24 (Representations) of the Restated Facilities Agreement are made by each Obligor (by reference to the facts and circumstances then existing) on the date of this Agreement and on the Effective Date, and in each case (i) as if references to the Finance Documents in such representations and warranties include references to this Agreement and the Restated Facilities Agreement; and (ii) as if references to the Original Financial Statements in such representations and warranties were references to the 2013 Financial Statements.

(b)	The Company confirms that the DLC Documents have not been amended in a manner which would be materially adverse to the interests of the Finance Parties since the date of the Facilities Agreement.

4.	GUARANTEE
On the Effective Date, each Obligor:

(a)	confirms its acceptance of the Restated Facilities Agreement;

(b)	agrees that it is bound as an Obligor by the terms of the Restated Facilities Agreement; and

(c)	if a Guarantor, confirms that its guarantee provided under Clause 23 (Guarantee and Indemnity) of the Restated Facilities Agreement and the relevant Deed of Guarantee:

(i)	continues in full force and effect on the terms of the Restated Facilities Agreement and the relevant Deed of Guarantee; and

(ii)
extends to the obligations of the Obligors under the Finance Documents (including the Restated Facilities Agreement and notwithstanding the imposition of any amended, additional or more onerous obligations).

5.	EFFECT OF AMENDMENT

(a)	In accordance with the Facilities Agreement, each of the Facilities Agent and Company designates this Agreement as a Finance Document.

(b)	The Facilities Agreement and this Agreement will, from the Effective Date, be read and construed as one document.

(c)	Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.

(d)
Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

6.	RESIGNATION OF BORROWERS

(a)
The Company and the Facilities Agent agree that, from the Effective Date, Princess Cruises and Tours, Inc., Holland America Line-USA Inc. and Carnival FC B.V. (the Resigning Borrowers) are released from their obligations as Borrowers under the Finance Documents.

(b)	The Company confirms to the Facilities Agent that:

(i)	no Default is outstanding or would result from the resignation of the Resigning Borrowers; and

(ii)	as at the date of this Agreement, no amount owed by the Resigning Borrowers under the Facilities Agreement is outstanding.

7.	COMMITMENTS

7.1.	Acquisition and reduction of Commitments
On and from the Effective Date, each Lender will make available to the Borrowers on the terms of the Restated Facilities Agreement the Commitment set opposite its name in Schedule 1 (The Parties) of the Restated Facilities Agreement. The Commitments held by the Lenders immediately before the Effective

Date shall be reduced, increased or transferred accordingly. For the avoidance of doubt, on the Effective Date, the Commitments (as defined in the Facilities Agreement) of the Exiting Lenders will be reduced to zero and the Exiting Lenders will not be party to the Restated Facilities Agreement.

8.	MISCELLANEOUS

8.1.	Further assurance
Each Obligor shall, at the request of the Facilities Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

8.2.	Incorporation of terms
The provisions of Clauses 36 (Notices), 38 (Partial invalidity), 42 (Governing law) and 43 (Enforcement) apply to this Agreement as though they were set out in full in this Agreement except that references to the Facilities Agreement are to be construed as references to this Agreement.

8.3.	Counterparts
This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterpart shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.
IN WITNESS whereof the parties have caused this Agreement to be duly executed on the date first written above.

SCHEDULE 1
THE AMENDMENT PARTIES
Borrowers
Name of Subsidiaries of the Company and Carnival plc

1
Costa Crociere S.p.A. (a company organised and existing under the laws of Italy as a società per azioni, with a share capital equal to Euro 344,314,467.00, having its registered office in Genoa (Italy), Piazza Piccapietra 48, registered with the Companies’ Register (Registro delle Imprese) of Genoa under no. 02545900108, Repertorio Economico Amministrativo no. GE-279842)

2	CC U.S. Ventures, Inc. (a corporation incorporated and existing under the laws of the State of Delaware, United States of America)

SCHEDULE 2
CONDITIONS PRECEDENT
Obligors
1.    A copy of the constitutional documents of each Obligor.
2.    A copy of a resolution of the board of directors of each Obligor (and, if required by its existing by-laws, a copy of the resolution of the shareholders’ meeting of Costa Crociere S.p.A.), approving the terms of, and the transactions contemplated by, this Agreement and the Restated Facilities Agreement.
3.    A specimen of the signature of each person who executes this Agreement and who is authorised on behalf of an Obligor to execute or witness the execution of this Agreement.
4.    A certificate of an authorised signatory of the Company:

(a)
confirming that utilising or (with respect to the Company and Carnival plc) guaranteeing the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments and the Total Tranche D Commitments (or, in the case of Costa Crociere S.p.A., utilising the Total Tranche C Commitments) in full under the terms of the Restated Facilities Agreement would not breach any limit binding on any Original Obligor;

(b)	certifying that each copy document specified in this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement; and

(c)	confirming which companies are Material Subsidiaries and providing reasonable details of the calculations used to make such determinations.
5.    A copy of a good standing certificate with respect to each US Borrower, issued as of a recent date by the Secretary of State or other appropriate official of each US Borrower’s jurisdiction of incorporation or organisation.
6.    A certificate of registration (certificato di iscrizione) of Costa Crociere S.p.A. with the relevant Companies’ Register dated not earlier than five Business Days prior to the execution of this Agreement, confirming that no insolvency procedures have been started in relation to Costa Crociere S.p.A.
Legal opinions
7.    A legal opinion of Allen & Overy LLP, London office, English law legal advisers to the Arrangers and the Facilities Agent, addressed to the Finance Parties.
8.    A legal opinion of Tapia, Linares y Alfaro Attorneys At Law, Panama law legal advisers, addressed to the Finance Parties.
9.    A legal opinion of Allen & Overy LLP, New York office, New York state law legal advisers, addressed to the Finance Parties.
10.    A legal opinion of Morris James LLP, Delaware state law legal advisers, addressed to the Finance Parties.
11.    A legal opinion of Allen & Overy LLP, Milan office, Italian law legal advisers, addressed to the Finance Parties.

Other documents and evidence
12.    This Agreement.
13.    The Amendment Fees Letter.
14.    A copy of the 2013 Financial Statements.
15.    Evidence that the fees, commissions, costs and expenses payable by the Company pursuant to the Amendment Fees Letter have been paid or will be paid on the date set out in the Amendment Fees Letter.

SCHEDULE 3

RESTATED FACILITIES AGREEMENT

Carnival Corporation
Carnival plc
The companies listed in Schedule  1
Arranged by
Bank of America Merrill Lynch International Limited
(formerly Banc of America Securities Limited)
BNP Paribas
Goldman Sachs Bank USA
Intesa Sanpaolo S.p.A.
J.P. Morgan Limited
Lloyds Bank plc (formerly Lloyds TSB Bank plc)
Mizuho Bank, Ltd. (formerly Mizuho Corporate Bank, Ltd.)
The Royal Bank of Scotland plc
UniCredit S.p.A. London Branch
With
Bank of America Merrill Lynch International Limited
(formerly Banc of America Securities Limited)
as Facilities Agent

FACILITIES AGREEMENT for Multicurrency Revolving Facilities dated 18 May 2011 as amended and restated by an amendment and restatement agreement dated 16 June 2014

Freshfields Bruckhaus Deringer LLP
65 Fleet Street
London EC4Y 1HS

CONFORMED COPY

THIS AGREEMENT is dated 18 May 2011 (as amended and restated on 16 June 2014) and made
BETWEEN:

(1)	CARNIVAL CORPORATION (a Panamanian corporation having its principal place of business at Carnival Place, 3655 N.W. 87th Avenue, Miami, Florida, 33178-2428) (the Company);

(2)	CARNIVAL PLC (a company incorporated under the laws of England and Wales with registered number 04039524) (Carnival plc);

(3)	THE SUBSIDIARIES OF THE COMPANY and of CARNIVAL PLC listed in 0 of Schedule 1 as borrowers (in this capacity and together with the Company and Carnival plc, the Original Borrowers);

(4)	CARNIVAL CORPORATION and CARNIVAL PLC as guarantors of their respective Subsidiaries (each a Guarantor);

(5)
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (FORMERLY BANC OF AMERICA SECURITIES LIMITED), BNP PARIBAS, GOLDMAN SACHS BANK USA, INTESA SANPAOLO S.P.A., J.P. MORGAN LIMITED, LLOYDS BANK PLC (FORMERLY LLOYDS TSB BANK PLC), MIZUHO BANK, LTD. (FORMERLY MIZUHO CORPORATE BANK, LTD.), THE ROYAL BANK OF SCOTLAND PLC and UNICREDIT S.P.A. LONDON BRANCH as bookrunners and mandated lead arrangers (in this capacity the Arrangers);

(6)	THE FINANCIAL INSTITUTIONS listed in Part B and Part C of Schedule 1 as lenders (the Original Lenders); and

(7)	BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED (FORMERLY BANC OF AMERICA SECURITIES LIMITED) as facilities agent of the other Finance Parties (the Facilities Agent).
IT IS AGREED as follows:
1.DEFINITIONS AND INTERPRETATION
1.1    Definitions
In this Agreement:
Acceptable Bank means a bank or financial institution which meets the Rating Requirements.
Accession Letter means a document substantially in the form set out in Schedule  5 (Form of Accession Letter).
Account Party means a Bond Borrower or any member of the Carnival Corporation & plc Group who has requested a Bond Borrower to request a Bond.
Additional Borrower means a company which becomes an Additional Borrower in accordance with Clause 30 (Changes to the Obligors).
Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Amendment Effective Date means the Effective Date under and as defined in the Amendment and Restatement Agreement.
Amendment and Restatement Agreement means the amendment and restatement agreement dated 16 June 2014 between, inter alios, the Company, Carnival plc and the Facilities Agent amending and restating this Agreement on and from the Amendment Effective Date.
Approved Jurisdiction means:

(a)	Italy;

(b)	The Netherlands;

(c)	Panama;

(d)	United Kingdom;

(e)	United States; or

(f)	any other country or jurisdiction agreed in writing by the Company and the Facilities Agent (acting on the instruction of all the Lenders).
Availability Period means the period from and including the Signing Date to and including the Termination Date.
Available Bond Facility means the aggregate, for the time being, of the Available Tranche D Commitments.
Available Commitment of a Lender means the aggregate of that Lender’s:

(a)	Available Tranche A Commitment;

(b)	Available Tranche B Commitment;

(c)	Available Tranche C Commitment; and

(d)	Available Tranche D Commitment.
Available Swingline Commitment of a Swingline Lender means the aggregate of that Swingline Lender’s:

(a)	Available Swingline Tranche A Commitment;

(b)	Available Swingline Tranche B Commitment; and

(c)	Available Swingline Tranche C Commitment.
Available Swingline Tranche A Commitment of a Swingline Lender under Tranche A means (but without limiting Clause 8.6 (Relationship with the Facilities)) that Lender’s Swingline Tranche A Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Swingline Loans under Tranche A; and

(b)
in relation to any proposed Swingline Utilisation under Tranche A, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under Tranche A on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans under Tranche A that are due to be repaid or prepaid on or before the proposed Utilisation Date.
Available Swingline Tranche A Facility means the aggregate for the time being of each Swingline Lender’s Available Swingline Tranche A Commitment.
Available Swingline Tranche B Commitment of a Swingline Lender under Tranche B means (but without limiting Clause 8.6 (Relationship with the Facilities)) that Lender’s Swingline Tranche B Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Swingline Loans under Tranche B; and

(b)
in relation to any proposed Swingline Utilisation under Tranche B, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under Tranche B on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans under Tranche B that are due to be repaid or prepaid on or before the proposed Utilisation Date.
Available Swingline Tranche B Facility means the aggregate for the time being of each Swingline Lender’s Available Swingline Tranche B Commitment.
Available Swingline Tranche C Commitment of a Swingline Lender under Tranche C means (but without limiting Clause 8.6 (Relationship with the Facilities)) that Lender’s Swingline Tranche C Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Swingline Loans under Tranche C; and

(b)
in relation to any proposed Swingline Utilisation under Tranche C, the Base Currency Amount of its participation in any Swingline Loans that are due to be made under Tranche C on or before the proposed Utilisation Date, other than that Lender’s participation in any Swingline Loans under Tranche C that are due to be repaid or prepaid on or before the proposed Utilisation Date.
Available Swingline Tranche C Facility means the aggregate for the time being of each Swingline Lender’s Available Swingline Tranche C Commitment.
Available Tranche A Commitment of a Lender means that Lender’s Tranche A Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under Tranche A; and

(b)
in relation to any proposed Utilisation under Tranche A, the Base Currency Amount of its participation in any Utilisations under Tranche A that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Utilisations under Tranche A that are due to be repaid or prepaid on or before the proposed Utilisation Date or, for the purposes of calculating any Lender’s Tranche A Indemnified Proportion, on or before the date of the proposed indemnification.
Available Tranche B Commitment of a Lender means that Lender’s Tranche B Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under Tranche B; and

(b)
in relation to any proposed Utilisation under Tranche B, the Base Currency Amount of its participation in any Utilisations under Tranche B that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Utilisations under Tranche B that are due to be repaid or prepaid on or before the proposed Utilisation Date or, for the purposes of calculating any Lender’s Tranche B Indemnified Proportion, on or before the date of the proposed indemnification.
Available Tranche C Commitment of a Lender means that Lender’s Tranche C Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under Tranche C; and

(b)
in relation to any proposed Utilisation under Tranche C, the Base Currency Amount of its participation in any Utilisations under Tranche C that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Utilisations under Tranche C that are due to be repaid or prepaid on or before the proposed Utilisation Date or, for the purposes of calculating any Lender’s Tranche C Indemnified Proportion, on or before the date of the proposed indemnification.
Available Tranche D Commitment of a Lender means that Lender’s Tranche D Commitment minus:

(a)	the Base Currency Amount of its participation in any outstanding Utilisations under Tranche D; and

(b)
in relation to any proposed Utilisation under Tranche D, the Base Currency Amount of its participation in any Utilisations under Tranche D that are due to be made on or before the proposed Utilisation Date, other than that Lender’s participation in any Utilisations under Tranche D that are due to be repaid or prepaid on or before the proposed Utilisation Date.
Available Tranche A Facility means the aggregate for the time being of each Lender’s Available Tranche A Commitment.
Available Tranche B Facility means the aggregate for the time being of each Lender’s Available Tranche B Commitment.
Available Tranche C Facility means the aggregate for the time being of each Lender’s Available Tranche C Commitment.
Available Tranche D Facility means the aggregate for the time being of each Lender’s Available Tranche D Commitment.

Bank Levy means the U.K. Bank Levy or any other bank levy, or a levy or Tax of similar nature imposed by reference to the assets or liabilities of a financial institution in any relevant jurisdiction which has been announced or implemented on or before the Amendment Effective Date.
Base Currency means:

(a)	in relation to Tranche A, US Dollars;

(b)	in relation to Tranche B, Sterling;

(c)	in relation to Tranche C, euro; and

(d)	in relation to Tranche D, US Dollars.
Base Currency Amount means, in relation to a Utilisation, the amount specified in the relevant Utilisation Request delivered by a Borrower for that Utilisation or (if the amount requested is not denominated in the Base Currency for the relevant Tranche requested in that Utilisation Request) that amount converted into the Base Currency for the relevant Tranche at the Facilities Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facilities Agent receives the relevant Utilisation Request adjusted to reflect any repayment (other than a repayment arising from a change of currency), prepayment, consolidation or division of the Utilisation, and in addition in the case of a Bond, as adjusted under Clause 6.9 (Revaluation of Bonds).
Basel III Framework means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.
Bond means any bond (including but not limited to surety bonds and performance bonds), guarantee (including but not limited to financial guarantees and performance guarantees), letter of credit (including but not limited to financial letters of credit, performance letters of credit and standby letters of credit), indemnity or other deed of obligation issued or to be issued by a Tranche D Lender.
Bond Borrower means a Borrower who has requested a Bond Utilisation.
Bond Utilisation means a utilisation of a Bond under the Bonding Facility (including a renewal of a Bond in accordance with Clause 6.8 (Renewal of a Bond)).
Bond Utilisation Request means a notice substantially in the form set out in Part B of Schedule  3 (Utilisation Request - Bonds).

Bonding Facility means the bonding facility made available under Tranche D of this Agreement as described in Clause 6 (Utilisation - Bonds) in a maximum amount of US$300,000,000.
Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).
Break Costs means the amount (if any) by which:

(a)
the interest (excluding amounts in respect of Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and:

(a)	if on that day a payment in, or a purchase of, a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

(b)	if on that day a payment in, or a purchase of, euro is to be made, which is also a TARGET Day.
Carnival Corporation & plc Group means the Carnival Corporation Group and the Carnival plc Group.
Carnival Corporation Group means the Company and all its Subsidiaries from time to time.
Carnival Material Group Member means the Company, Carnival plc, each other Obligor or any Material Subsidiary.
Carnival plc Group means Carnival plc and all its Subsidiaries from time to time.
Code means the United States Internal Revenue Code of 1986, as amended.
Commitment means, at any time, in respect of a Lender, the aggregate of that Lender’s:

(a)	Tranche A Commitment;

(b)	Tranche B Commitment (for the purpose only of calculating the utilisation fee pursuant to Clause 17.4 converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange at that time);

(c)	Tranche C Commitment (for the purpose only of calculating the utilisation fee pursuant to Clause 17.4 converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange at that time); and

(d)	Tranche D Commitment.
Commitment Letter means the commitment letter dated 1 April 2011 from the Arrangers to the Company and Carnival plc.

Compliance Certificate means a certificate substantially in the form set out in Schedule  7 (Form of Compliance Certificate).
Confidentiality Undertaking means a confidentiality undertaking substantially in the form set out in Schedule  8 (Confidentiality Undertaking).
CP Programme means:

(a)	any US Dollar, euro or Sterling commercial paper programme; or

(b)	any other short term borrowings having a term of not more than 364 days, of a member of the Carnival Corporation & plc Group.
CTA 2009 means the U.K. Corporation Tax Act 2009.
CRD IV means (A) Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU No. 648/2012) and (B) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
Deeds of Guarantee means:

(a)	the deed of guarantee issued by the Company in favour of the Facilities Agent on behalf of the Finance Parties in respect of Carnival plc dated on or about the Signing Date; and

(b)	the deed of guarantee issued by Carnival plc in favour of the Facilities Agent on behalf of the Finance Parties in respect of the Company dated on or about the Signing Date.
Default means:

(a)	an Event of Default; or

(b)	any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, or the giving of notice, or any combination of them) be an Event of Default.
Defaulting Lender means any Lender:

(a)
which has failed to make its participation in a Loan available or has notified the Facilities Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation) or 8.5 (Swingline Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within five Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.
Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
DLC Documents means the agreements, deeds, instruments and constituent documents related to the Company and Carnival plc, as amended from time to time, establishing the dual listed company structure between the Company and Carnival plc entered into as contemplated by the Offer and Implementation Agreement between the Company and Carnival plc dated 8 January 2003 namely the SVE Special Voting Deed, Carnival Corporation’s Articles and By-Laws, Carnival plc’s Memorandum and Articles, the Carnival Corporation Deed of Guarantee, the P&O Princess Guarantee (as each such expression is defined in the Equalisation and Governance Agreement), the deed between the Company and P&O Princess Cruises plc dated 17 April 2003, the pairing agreement between the Company, The Law Debenture Trust Corporation (Cayman) Limited and SunTrust Bank dated 17 April 2003, the P&O Princess special voting trust deed made between the Company and the Law Debenture Trust Corporation (Cayman) Limited dated 17 April 2003 and the Equalisation and Governance Agreement.
Dutch Borrower means each Additional Borrower resident for tax purposes in The Netherlands.
Dutch Civil Code means the Burgerlijk Wetboek.
Dutch Insolvency Law means Dutch Bankruptcy Act (Faillissementswet).
Dutch Works Council Act means the Netherlands Works Council Act (Wet op de ondernemingsraden).
Equalisation and Governance Agreement means the equalisation and governance agreement dated 17 April 2003 between the Company and Carnival plc.
ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
EURIBOR means, in relation to any Loan in euro:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,
as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for euro and for a period equal in length to the Interest Period of that Loan.
euro, EUR and € means the single currency of the Participating Member States.
Event of Default means any event or circumstance specified as such in Clause 28 (Events of Default).
Excluded Assets means any assets sold or otherwise disposed of by any person, provided such person, directly or indirectly has the right to possession or use of such assets notwithstanding such transfer or other disposition.
Expiry Date means, in respect of a Bond, the last day of the Term of that Bond.
Extension Request means a notice substantially in the form set out in Schedule  11 (Form of Extension Request).
Facilities means the multicurrency revolving facilities made available under this Agreement as described in Clause 2 (The Facilities).
Facilities Agent’s Spot Rate of Exchange means the Facilities Agent’s spot rate of exchange for the purchase of a relevant currency with US Dollars, euro or Sterling, as the case may be, in the London foreign exchange market at or about 11:00 a.m. on a particular day.
Facility Office means the office or offices notified by a Lender to the Facilities Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)
in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
Federal Funds Rate means, in relation to any day, the rate per annum equal to:

(a)
the weighted average of the rates on overnight Federal funds transactions with members of the US Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York; or

(b)
if a rate is not so published for any day which is a Business Day, the average of the quotations for that day on such transactions received by the Facilities Agent from three Federal funds brokers of recognised standing selected by the Facilities Agent.

Fee Letter means any letter or letters dated on or about the Signing Date or the Amendment Effective Date, as appropriate, between the Arrangers and the Company, the Facilities Agent and the Company, the active bookrunners (as such term is used in the Commitment Letter) and the Company, setting out any of the fees referred to in Clause 17 (Fees).
Finance Document means:

(a)	this Agreement;

(b)	the Amendment and Restatement Agreement;

(c)	each Fee Letter;

(d)	each of the Deeds of Guarantee;

(e)	each Utilisation Request;

(f)	a Transfer Certificate (if any);

(g)	any Accession Letter;

(h)	any Resignation Letter; and

(i)	any other document designated as such by the Facilities Agent and the Company.

Finance Party means the Facilities Agent, an Arranger or a Lender.
General Banking Conditions means the general banking terms and conditions (algemene Bankvoorwaarden) of any member of the Dutch Association for Banks (Nederlandse Vereniging van Banken).
Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
Impaired Agent means the Facilities Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facilities Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facilities Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facilities Agent;
unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within three Business Days of its due date; or

(ii)	the Facilities Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
Increase Confirmation means a confirmation substantially in the form set out in Schedule  10 (Form of Increase Confirmation).
Increase Date has the meaning given to that term in the Increase Confirmation.
Increase Lender has the meaning given to that term in Clause 2.2 (Increase).
Increased Cost means:

(a)	a reduction in the rate of return from the Facilities or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent that it is attributable to that Finance Party having entered into its Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and/or Tranche D Commitment or funding or performing its obligations under any Finance Document.

Insolvency Event in relation to a Finance Party means that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)
has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
Interest Period means:

(a)	in relation to a Loan (other than a Swingline Loan), each period determined in accordance with Clause 15 (Interest Periods);

(b)	in relation to a Swingline Loan, each period determined in accordance with Clause 9.7 (Interest Period); and

(c)	in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Interest on overdue amounts).
Interpolated Screen Rate means, in relation to LIBOR or EURIBOR for any Loan, the rate rounded to the same number of decimal places as the two relevant Screen Rates which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for the currency of that Loan.
ITA 2007 means the U.K. Income Tax Act 2007.
Italian Banking Act means the Legislative Decree no. 385 of 1 September 1993 (as amended and supplemented from time to time).
Italian Insolvency Law means Royal Decree no. 267 of 16 May 1942 (as amended and supplemented from time to time).
Lender means:

(a)	any Original Lender; and

(b)
any bank or financial institution which has become a Party in accordance with the Amendment and Restatement Agreement, Clause 2.2 (Increase) or Clause 29 (Changes to the Lenders) in the capacity of Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
LIBOR means, in relation to any Loan in any currency (other than euro):

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Quotation Day for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.
Loan means a Loan Utilisation or a Swingline Loan or the principal amount outstanding for the time being of that Loan Utilisation or Swingline Loan, as the case may be.
Loan Utilisation means a loan made or to be made under Clause 5, including any loan deemed to have been requested under Clauses 7.1(b) and 9.3(b).
Loan Utilisation Request means a notice substantially in the form set out in Part A of Schedule  3 (Utilisation Request - Loans).
Majority Lenders means, at any time, a Lender or Lenders whose Commitments aggregate more than 66 ⅔% of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Utilisations then outstanding, aggregated more than 66 ⅔% of the Total Commitments immediately prior to the reduction).
Margin means at any time the percentage rate per annum determined at such time to be the margin in accordance with Clause 14.5 (Margin).
Material Adverse Effect means a material and adverse effect on:

(a)	the ability of any Obligor to perform and observe its payment obligations under any Finance Document; and

(b)	the financial condition of the Carnival Corporation & plc Group as a whole.
Material Subsidiary means, at any time, a Subsidiary of the Company or Carnival plc whose gross assets, pre-tax profits or turnover then equal or exceed 10 per cent. of the gross assets, pre-tax profits or turnover of the Carnival Corporation & plc Group.
For this purpose:

(a)
the gross assets, pre-tax profits or turnover of a Subsidiary of the Company or Carnival plc will be determined from its financial statements (consolidated if it has Subsidiaries) upon which the latest audited financial statements of the Carnival Corporation & plc Group have been based;

(b)
if a Subsidiary of the Company or Carnival plc becomes a member of the Carnival Corporation & plc Group after the date on which the latest audited financial statements of the Carnival Corporation & plc Group have been prepared, the gross assets, pre-tax profits or turnover of that Subsidiary will be determined from its latest financial statements;

(c)
the gross assets, pre-tax profits or turnover of the Carnival Corporation & plc Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets, pre-tax profits or turnover of any company or business subsequently acquired or disposed of; and

(d)
if a Material Subsidiary disposes of all or substantially all of its assets to another member of the Carnival Corporation & plc Group, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Carnival Corporation & plc Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Company or Carnival plc will be, in the absence of manifest error, conclusive.
Moody’s means Moody’s Investor Services, Inc.
New Lender has the meaning given to that term in Clause 29.1 (Assignments and transfers by the Lenders).
Non-Eligible Tranche D Lender means a Tranche A Lender which has notified the Company in writing that it is not permitted (by its constitutional documents or any applicable law) to participate in Tranche D.
Non-Recourse Financing Arrangement means a non-recourse financing arrangement under which (in the case of Borrowed Money) the lender’s right of recourse is limited to a specific asset of the relevant member of the Carnival Corporation & plc Group or in the case of an asset or property, the asset or property is collateral for the financing and there is no further recourse by the relevant creditor against the general assets of any member of the Carnival Corporation & plc Group.
Obligor means a Borrower or a Guarantor.
Obligors’ Agent means the Company, appointed to act on behalf of each Obligor (other than the Company, Costa Crociere S.p.A. and any other Obligor incorporated in Italy) in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).
OFAC has the meaning given to that term in Clause 24.9 (United States law).
Optional Currency means a currency (other than the Base Currency for the relevant Tranche) which complies with the conditions set out in Clause 11.3 (Conditions relating to Optional Currencies).
Original Financial Statements means the audited consolidated financial statements of the Carnival Corporation & plc Group for the financial year ended 30 November 2010.
Original Obligor means an Original Borrower or a Guarantor.
Overall Tranche A Commitment of a Lender means:

(a)	its Tranche A Commitment; or

(b)	in the case of a Swingline Lender which does not have a Tranche A Commitment, the Tranche A Commitment of a Lender which is its Affiliate.
Overall Tranche B Commitment of a Lender means:

(a)	its Tranche B Commitment; or

(b)	in the case of a Swingline Lender which does not have a Tranche B Commitment, the Tranche B Commitment of a Lender which is its Affiliate.
Overall Tranche C Commitment of a Lender means:

(a)	its Tranche C Commitment; or

(b)	in the case of a Swingline Lender which does not have a Tranche C Commitment, the Tranche C Commitment of a Lender which is its Affiliate.

Participating Member State means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
Party means a party to this Agreement.
Quotation Day means, in relation to any Interest Period for which an interest rate is to be determined:

(a)	(if the currency is Sterling) the first day of that Interest Period;

(b)	(if the currency is euro) two TARGET Days before the first day of that Interest Period; or

(c)	(for any other currency) two Business Days before the first day of that Interest Period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facilities Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).
Rating Requirements means, at any time, in relation to any Lender or any other bank or financial institution, a long term unsubordinated credit rating of:

(a)	at least Baa1 by Moody’s; or

(b)	at least BBB+ by S&P.
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facilities Agent at its request by the Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market; or

(b)	in relation to EURIBOR, as the rate at which the relevant Reference Bank could borrow funds in the European interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.
Reference Banks means the principal London offices of BNP Paribas, J.P. Morgan Limited, The Royal Bank of Scotland plc and/or such other banks or financial institutions agreed to by the Company and the Facilities Agent.
Relevant Interbank Market means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.
Renewal Request means a Bond Utilisation Request identified as being a Renewal Request and otherwise complying with Clause 6.8(b).
Repeating Representations means the representations which are deemed to be repeated under Clause 24.10 (Times for making representations).
Resignation Letter means a letter substantially in the form set out in Schedule  6 (Form of Resignation Letter).

Rollover Loan means one or more Loans under a Facility in respect of the same Tranche:

(a)	made or to be made on the same day that a maturing Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the maturing Loan;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 11.2 (Unavailability of a currency)); and

(d)	made or to be made to the same Borrower for the purpose of refinancing a maturing Loan.
Rules means:

(a)	the Uniform Customs and Practices for Documentary Credits, International Chamber of Commerce, publication No. 600 (or any subsequent revision thereof);

(b)	the International Chamber of Commerce Uniform Rules for Demand Guarantees URDG 758 (or any subsequent revision thereof);

(c)	the International Standby Practices (ISP98); or

(d)	any other rules or practices in respect of a Bond agreed between the relevant Tranche D Lender and the relevant Bond Borrower.
S&P means Standard & Poor’s Rating Services.
Screen Rate means:

(a)
in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate); and

(b)
in relation to EURIBOR, the euro interbank offered rate administered by the Banking Federation of the European Union (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacements Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters. If such page or service ceases to be available, the Facilities Agent may specify another page or service displaying the relevant rate after consultation with the Company.
SEC means the United States Securities Exchange Commission.
Security Interest means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.
Separate Loan has the meaning given to that term in Clause 12 (Repayment).
Signing Date means the date of this Agreement.
Specified Time means, for any purpose, a time determined for that purpose in accordance with Schedule  9 (Timetables).

Sterling, GBP and £ means the lawful currency of the United Kingdom from time to time.
Subsidiary means a subsidiary within the meaning of section 1159 of the Companies Act 2006 and, for the purposes of Clause 26 (Financial Covenants) and in relation to financial statements of the Carnival Corporation & plc Group, a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006.
Swingline Commitment of a Swingline Lender means that Swingline Lender’s:

(a)	Swingline Tranche A Commitment;

(b)	Swingline Tranche B Commitment; and

(c)	Swingline Tranche C Commitment.
Swingline Facilities means the swingline loan facilities made available under this Agreement as described in Clause 9 (Swingline loans).
Swingline Lender means:

(a)	an Original Lender listed in Part C of Schedule 1 as a swingline lender; or

(b)	any other person that becomes a swingline lender after the Signing Date in accordance with Clause 29 (Changes to Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.
Swingline Loan means a loan made or to be made under any Swingline Facility.
Swingline Loan Utilisation Request means a notice substantially in the form set out in Part C of Schedule  3 (Utilisation Request - Swingline Loans).
Swingline Tranche A Commitment means:

(a)
in relation to a Swingline Lender under Tranche A on the Amendment Effective Date, the amount in the Base Currency for Tranche A set opposite its name under the heading Swingline Tranche A Commitment in Part C of Schedule  1 (The Parties) of this Agreement and the amount of any other Swingline Tranche A Commitment transferred to it under this Agreement; and

(b)
in relation to any other Swingline Lender under Tranche A, the amount in the Base Currency for Tranche A of any Swingline Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Swingline Tranche B Commitment means:

(a)
in relation to a Swingline Lender under Tranche B on the Amendment Effective Date, the amount in the Base Currency for Tranche B set opposite its name under the heading Swingline Tranche B Commitment in Part C of Schedule 1 (The Parties) of this Agreement and the amount of any other Swingline Tranche B Commitment transferred to it under this Agreement; and

(b)
in relation to any other Swingline Lender under Tranche B, the amount in the Base Currency for Tranche B of any Swingline Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Swingline Tranche C Commitment means:

(a)
in relation to a Swingline Lender under Tranche C on the Amendment Effective Date, the amount in the Base Currency for Tranche C set opposite its name under the heading Swingline Tranche C Commitment in Part C of Schedule  1 (The Parties) of this Agreement and the amount of any other Swingline Tranche C Commitment transferred to it under this Agreement; and

(b)
in relation to any other Swingline Lender under Tranche C, the amount in the Base Currency for Tranche C of any Swingline Tranche C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
TARGET2 means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
TARGET Day means a day on which TARGET2 is open for the settlement of payments in euro.
Taxes means any and all present and future taxes, levies, imposts, duties, fees or charges of whatever nature or withholding of a similar nature together with interest thereon and penalties in respect thereof and Tax means any one of them.
Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.
Term means, in respect of a Bond, the period for which a Tranche D Lender is under a liability under that Bond.
Termination Date means, subject to Clause 10 (Extension Option), the date which falls five (5) years after the Amendment Effective Date.
Test Date - Bonds means each date falling at three month intervals after the Signing Date.
Test Total - Bonds means, at any time, the aggregate in US Dollars of each Bond Utilisation outstanding at that time, where each Bond Utilisation not denominated in US Dollars is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange at that time.
Total Commitments means, at any time, the aggregate of:

(a)	the Total Tranche A Commitments;

(b)	the Total Tranche B Commitments (converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange at that time);

(c)	the Total Tranche C Commitments (converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange at that time); and

(d)	the Total Tranche D Commitments.
Total Swingline Tranche A Commitments means, at any time, the aggregate of the Swingline Tranche A Commitments of all the Swingline Lenders under Tranche A at that time.
Total Swingline Tranche B Commitments means, at any time, the aggregate of the Swingline Tranche B Commitments of all the Swingline Lenders under Tranche B at that time.
Total Swingline Tranche C Commitments means, at any time, the aggregate of the Swingline Tranche C Commitments of all the Swingline Lenders under Tranche C at that time.
Total Tranche A Commitments means, at any time, the aggregate of the Tranche A Commitments of all the Lenders at that time.
Total Tranche B Commitments means, at any time, the aggregate of the Tranche B Commitments of all the Lenders at that time.
Total Tranche C Commitments means, at any time, the aggregate of the Tranche C Commitments of all the Lenders at that time.
Total Tranche D Commitments means, at any time, the aggregate of the Tranche D Commitments of all the Lenders at that time.
Tranche means:

(a)	Tranche A;

(b)	Tranche B;

(c)	Tranche C; or

(d)	Tranche D.
Tranche A means the facility made available by the Lenders to the Borrowers under Clause 2.1(a)(i).
Tranche B means the facility made available by the Lenders to the Borrowers under Clause 2.1(a)(ii).
Tranche C means the facility made available by the Lenders to the Borrowers under Clause 2.1(a)(iii).
Tranche D means the facility made available by the Lenders to the Borrowers under Clause 1.2(a)(iv).
Tranche A Commitment means:

(a)
in relation to a Lender on the Amendment Effective Date, the amount in the Base Currency for Tranche A set opposite its name under the heading Tranche A Commitment in Part B of Schedule 1 (The Parties) of this Agreement and the amount of any other Tranche A Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency for Tranche A of any Tranche A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Tranche A Indemnified Proportion means, in relation to a Lender, the proportion (expressed as a percentage) borne by that Lender’s Available Tranche A Commitment to the Available Tranche A Facility, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.
Tranche B Commitment means:

(a)
in relation to a Lender on the Amendment Effective Date, the amount in the Base Currency for Tranche B set opposite its name under the heading Tranche B Commitment in Part B of Schedule 1 (The Parties) of this Agreement and the amount of any other Tranche B Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency for Tranche B of any Tranche B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Tranche B Indemnified Proportion means, in relation to a Lender, the proportion (expressed as a percentage) borne by that Lender’s Available Tranche B Commitment to the Available Tranche B Facility, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.
Tranche C Commitment means:

(a)
in relation to a Lender on the Amendment Effective Date, the amount in the Base Currency for Tranche C set opposite its name under the heading Tranche C Commitment in Part B of Schedule 1 (The Parties) of this Agreement and the amount of any other Tranche C Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency for Tranche C of any Tranche C Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Tranche C Indemnified Proportion means, in relation to a Lender, the proportion (expressed as a percentage) borne by that Lender’s Available Tranche C Commitment to the Available Tranche C Facility, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.
Tranche D Commitment means:

(a)
in relation to a Lender on the Amendment Effective Date, the amount in the Base Currency for Tranche D set opposite its name under the heading Tranche D Commitment in Part B of Schedule 1 (The Parties) of this Agreement and the amount of any other Tranche D Commitment transferred to it under this Agreement; and

(b)
in relation to any other Lender, the amount in the Base Currency for Tranche D of any Tranche D Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.
Tranche D Lender means a Lender under Tranche D.

Transfer Certificate means a certificate substantially in the form set out in Schedule  4 (Form of Transfer Certificate) or any other form agreed between the Facilities Agent and the Company.
Transfer Date means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facilities Agent executes the Transfer Certificate.
U.K. and United Kingdom means the United Kingdom of Great Britain and Northern Ireland.
U.K. Bank Levy means the bank levy imposed pursuant to Part 6 and Schedule 19 of the UK Finance Act 2011.
Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.
USA Patriot Act has the meaning given to that term in Clause 24.9(a)(i) (United States Law).
US Borrower means a Borrower whose jurisdiction of organisation is a state of the United States of America or the District of Columbia.
US Dollar, USD and US$ means the lawful currency of the United States of America from time to time.
US Tax Obligor means:

(a)	a Borrower which is resident for tax purposes in the United States of America; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United States for US federal income tax purposes.
Utilisation means a Loan Utilisation, a Bond Utilisation and a Swingline Loan, as the case may be.
Utilisation Date means the date on which a Utilisation is made.
Utilisation Request means a Loan Utilisation Request, a Bond Utilisation Request or a Swingline Loan Utilisation Request, as the case may be.
VAT means:

(a)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)
any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2    Construction

(a)	The following definitions have the meanings given to them in Clause 26.1 (Definitions):

(i)	Borrowed Money;

(ii)	Capital Lease;

(iii)	Consolidated Capital;

(iv)	Consolidated Net Interest Charges;

(v)	EBITDA;

(vi)	Excluded Indebtedness;

(vii)	GAAP;

(viii)	Indebtedness;

(ix)	Interest;

(x)	Interest Payable;

(xi)	Interest Receivable;

(xii)	Issued Capital and Consolidated Reserves;

(xiii)	Measurement Period; and

(xiv)	Testing Date.

(b)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

(ii)	assets includes present and future properties, revenues and rights of every description;

(iii)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarization;

(iv)
consolidation in relation to the Carnival Corporation & plc Group means a combination of the relevant financial items of the Carnival Corporation Group and the Carnival plc Group and consolidated will be construed accordingly;

(v)	disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(vi)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money whether present or future, actual or contingent;

(vii)
a person includes any individual, company, corporation, partnership, business trust, joint venture, association, joint stock company, trust or other unincorporated organization whether or not a legal entity, or any governmental or agency or political subdivision thereof;

(viii)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any Party to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization with authority to regulate the business of any affected Party;

(ix)	a currency (other than the euro) is a reference to the lawful currency for the time being of the relevant country;

(x)	a Default being outstanding means that it has not been remedied or waived;

(xi)	a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

(xii)	a clause, a subclause or a schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

(xiii)	a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

(xiv)
a Finance Document or another document is a reference to that Finance Document or other document as amended including any amendment providing for an increase in the amount of a facility or any additional facility; and

(xv)	a time of day is a reference to London time.

(c)
Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

(i)	if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

(ii)	if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

(iii)
notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

(d)
Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of that Finance Document.

(e)	Unless the contrary intention appears:

(i)	a reference to a party will not include that Party if it has ceased to be a Party under this Agreement;

(ii)	a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

(iii)
any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

(f)	The headings in this Agreement do not affect its interpretation.

(g)	Any reference in this Agreement to:

(i)	the Interest Period of a Bond will be construed, notwithstanding Clause 15.1(b), as a reference to the Term of that Bond;

(ii)	a Utilisation made or to be made to a Bond Borrower includes a Bond issued on its behalf;

(iii)	an outstanding amount of a Bond at any time is the maximum amount that is or may be payable by the Bond Borrower in respect of that Bond at that time;

(iv)	amounts outstanding under this Agreement includes amounts outstanding under or in respect of a Bond;

(v)	a Borrower repaying or prepaying a Bond means:

(A)	that Borrower providing cash cover for that Bond;

(B)	the maximum amount payable under that Bond being reduced in accordance with its terms; or

(C)	the relevant Tranche D Lender being satisfied that it has no further liability under that Bond, and the amount by which a Bond is repaid or prepaid under paragraphs (g)(v)(A) and (g)(v)(B) above is the amount of the relevant cash cover or reduction; and

(vi)
a Bond Borrower providing cash cover for a Bond means a Bond Borrower (or another Obligor on its behalf) paying an amount in the currency of the Bond or, in relation to cash cover provided under Clause (b)(ii), US Dollars, into an interest-bearing account in the name of the Bond Borrower and the following conditions being met:

(A)	the account is with the relevant Tranche D Lender which issued that Bond;

(B)
withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under this Agreement in respect of that Bond until no amount is or may be outstanding under that Bond; and

(C)
the Bond Borrower (or relevant Obligor) has executed a security document over that account, in form and substance satisfactory to the Tranche D Lender with which that account is held, creating a first ranking security interest over that account.

(h)	Any reference in this Agreement to:

(i)
an Affiliate in relation to The Royal Bank of Scotland plc, shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty’s Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); or (ii) any persons or entities controlled by or under common control with the U.K. government or any member or instrumentality thereof (including Her Majesty’s Treasury and UK Financial Investments Limited) and which are not part of The Royal Bank of Scotland Group plc and its subsidiaries or subsidiary undertakings;

(ii)	an Interest Period includes each period determined under this Agreement by reference to which interest on a Swingline Loan is calculated; and

(iii)	a Lender includes a Swingline Lender unless the context otherwise requires.

(i)	In this Agreement, where it relates to a Borrower incorporated in The Netherlands, a reference to:

(i)	an administration, winding up or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(ii)	a moratorium means surséance van betaling and granted a moratorium means surséance verleend;

(iii)	a trustee includes a curator;

(iv)	an administrator or receiver means a bewindvoerder or curator;

(v)	an attachment means a beslag;

(vi)
necessary corporate action to authorise, where applicable, includes without limitation, to the extent a works council (ondernemingsraden) is established and to the extent that any rights to consult (in de gelegenheid stellen tot advies uitbrengen) the works council or for the works council to approve (instemming met) are triggered under the Dutch Works Council Act, any action required to comply with the Dutch Works Council Act; and

(vii)
a security interest includes a mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and in general any right in rem (beperkt recht) created for the purposes of granting security (goederenrechtelijk zekerheidsrecht).

2.    THE FACILITIES
2.1    The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers multicurrency revolving facilities in four (4) tranches being:
(i)    a US Dollar facility in an aggregate amount equal to the Total Tranche A Commitments;
(ii)    a Sterling facility in an aggregate amount equal to the Total Tranche B Commitments;
(iii)    a euro facility in an aggregate amount equal to the Total Tranche C Commitments; and
(iv)    a US Dollar facility in an aggregate amount equal to the Total Tranche D Commitments.

(b)
Each Lender under Tranche C which lends to Borrowers incorporated in Italy must be a Qualifying Lender (as defined in Clause 18.11) unless such Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(c)	If a Borrower is incorporated in Italy, that Borrower may only request a Loan under Tranche C.
2.2    Increase

(a)	The Company may by giving prior notice to the Facilities Agent after the effective date of a cancellation of:

(i)
the Available Commitment and/or the Available Swingline Commitment of a Defaulting Lender (or its Affiliate) in accordance with Clause 13.6(g) (Involuntary prepayment and cancellation and replacement of Lender); or

(ii)	the Commitments of a Lender (or its Affiliate) in accordance with Clause 13.1 (Mandatory prepayment - illegality), request that the Total Commitments or the relevant Swingline Commitments be increased (and the Total Commitments under that Facility or the relevant Swingline Commitments shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Available Swingline Commitment so cancelled as follows:

(iii)
the increased Commitments and/or relevant Swingline Commitments will be assumed by one or more Lenders or other banks or financial institutions (each an Increase Lender) selected by the Company (each of which shall not be a member of the Carnival Corporation & plc Group) and each of which confirms its willingness to assume and does assume all the obligations of a Defaulting Lender corresponding to that part of the increased Commitments and/or relevant Swingline Commitments which it is to assume, as if it had been an Original Lender;

(iv)
each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(v)	each Increase Lender shall become a Party as a “Lender” and (where appropriate) “Swingline Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(vi)	the Commitments and Swingline Commitments of the other Lenders shall continue in full force and effect; and

(vii)
any increase in the Total Commitments and/or the relevant Swingline Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Commitments and/or the relevant Swingline Commitments will only be effective on:

(i)	the execution by the Facilities Agent of an Increase Confirmation from the relevant Increase Lender; and

(ii)
in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase the performance by the Facilities Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments and/or the relevant Swingline Commitments by that Increase Lender, the completion of which the Facilities Agent shall promptly notify to the Company and the Increase Lender.

(c)
No Swingline Commitment of a Lender may exceed the Commitment of that Lender or its Affiliate pursuant to the operation of this Clause 2.2. Accordingly where the Swingline Commitments are to be increased pursuant to this Clause to replace Swingline Commitments of a Swingline Lender that have been cancelled pursuant to Clause 13.6(g) (Involuntary prepayment and cancellation and replacement of Lender) or Clause 13.1 (Mandatory prepayment - illegality) without a commensurate cancellation of the Commitments of that Swingline Lender’s Affiliate being required at the time of such cancellation, that Affiliate shall (to the extent of its Commitments at the time of the increase in Swingline Commitments) be required to transfer its Commitments to the relevant Increase Lender (or its Affiliate) on the terms provided for in Clause 40.4 (Replacement of a Defaulting Lender) to the extent necessary to ensure that the Commitments of the Increase Lender (or its Affiliate) are at least equal to each of the Swingline Commitments assumed by that Increase Lender.

(d)
Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facilities Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(e)
Unless the Facilities Agent otherwise agrees or the increased Commitment and/or Swingline Commitment is assumed by an existing Lender, the Company shall, on the date upon which the increase takes effect, pay to the Facilities Agent (for its own account) a fee of USD3,500 and promptly on demand pay to the Facilities Agent the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.2.

(f)
The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph.

(g)	Clause 29.3 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an Existing Lender were references to all the Lenders immediately prior to the relevant increase;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re‑transfer and re‑assignment were references to respectively a transfer and assignment.
2.3    Finance Parties’ rights and obligations

(a)
The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
2.4    Obligors’ Agent

(a)
Each Obligor (other than the Company, Costa Crociere S.p.A. and any other Obligor incorporated in Italy) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)
Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.
3.    PURPOSE
3.1    Purpose
Each Borrower shall apply all amounts utilised by it under the Facilities:

(a)
by way of Loan Utilisations or Swingline Loans towards general liquidity and/or working capital purposes of the Carnival Corporation & plc Group including but not limited to (in the case of Swingline Loans) support for any CP Programme; and

(b)	by way of Bond Utilisations, for the purposes of securing the commercial obligations specified in the Bond.
3.2    Monitoring
No Finance Party is bound to monitor or verify the utilisation of the Facilities pursuant to this Agreement.
4.    CONDITIONS OF UTILISATION
4.1    Initial conditions precedent
No Borrower may deliver a Utilisation Request unless the Facilities Agent has received all of the documents and other evidence listed in Part A of Schedule  2 (Conditions precedent) in form and substance satisfactory to the Facilities Agent. The Facilities Agent shall notify the Company and the Lenders promptly upon being so satisfied.
5.    UTILISATION - LOAN
5.1    Delivery of a Loan Utilisation Request

(a)	A Borrower may utilise the Facilities for Loan Utilisations by delivery to the Facilities Agent of a duly completed Loan Utilisation Request.

(b)
Unless the Facilities Agent otherwise agrees, the latest time for receipt by the Facilities Agent of a duly completed Loan Utilisation Request is the Specified Time one (1) Business Day before the Quotation Day for the proposed Loan Utilisation.

5.2    Completion of a Loan Utilisation Request

(a)	Each Loan Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Tranche to be utilised;

(ii)	the proposed Utilisation Date is a Business Day falling within the Availability Period;

(iii)	the currency and amount of the Loan Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 15 (Interest Periods).

(b)	Only one Loan Utilisation may be requested in each Loan Utilisation Request.

(c)
Subject to paragraph (d) below, a Borrower may not deliver a Loan Utilisation Request for a Loan Utilisation if as a result of the proposed Loan Utilisation more than twelve (12) Loan Utilisations would be outstanding.

(d)	For the purposes of paragraph (c) above, the following shall not be taken into account:

(i)	a Loan Utilisation made pursuant to Clause 7.1(b) to repay a Bond Utilisation or any amount outstanding under a Bond;

(ii)	a Loan Utilisation made pursuant to Clause 9.3(b) to repay a Swingline Loan that has become due and payable;

(iii)	any Utilisation made by a single Lender under Clause 11.2 (Unavailability of a currency); and

(iv)	any Separate Loan.
5.3    Currency and amount

(a)	The currency specified in a Loan Utilisation Request given under Clause 5.1 must be the Base Currency for the Tranche requested or an Optional Currency.

(b)	The amount of the proposed Loan Utilisation must be:

(i)	if the currency selected is the Base Currency:

(A)	in respect of Tranche A, a minimum of US$2,000,000 or, if less, the Available Tranche A Facility;

(B)	in respect of Tranche B, a minimum of £1,000,000 or, if less, the Available Tranche B Facility;

(C)	in respect of Tranche C, a minimum of €1,500,000 or, if less, the Available Tranche C Facility; or

(D)	in respect of Tranche D, a minimum of US$2,000,000 or, if less, the Available Tranche D Facility.

(ii)	if the currency selected is an Optional Currency and does not require the approval of the Facilities Agent under Clause 11.3(a)(i):

(A)
in respect of Tranche A, a minimum of US$2,000,000 or, if less, the Available Tranche A Facility (where the amount of the proposed Loan Utilisation is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange on the date of the Loan Utilisation Request);

(B)
in respect of Tranche B, a minimum of £1,000,000 or, if less, the Available Tranche B Facility (where the amount of the proposed Loan Utilisation is converted into Sterling at the Facilities Agent’s Spot Rate of Exchange on the date of the Loan Utilisation Request);

(C)
in respect of Tranche C, a minimum of €1,500,000 or, if less, the Available Tranche C Facility (where the amount of the proposed Loan Utilisation is converted into euro at the Facilities Agent’s Spot Rate of Exchange on the date of the Loan Utilisation Request); or

(D)
in respect of Tranche D, a minimum of US$2,000,000 or, if less, the Available Tranche D Facility (where the amount of the proposed Loan Utilisation is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange on the date of the Loan Utilisation Request); and

(iii)
if the currency selected is an Optional Currency and it has been approved by the Facilities Agent under Clause 11.3(a)(i), the minimum amount (and, if required, integral multiple) specified by the Facilities Agent pursuant to Clause 11.3(b) (Conditions relating to Optional Currencies).

5.4    Lenders’ participation

(a)	Subject to paragraph (b) below, the Lenders will only be obliged to comply with this Clause 5.4 (Lenders’ participation) if on the proposed Utilisation Date:

(i)
in the case of a Rollover Loan, no Event of Default is outstanding or would result from the proposed Rollover Loan and, in the case of any other Loan Utilisation, no Default is outstanding or would result from the proposed Loan Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are correct in all material respects.

(b)
The Lenders shall be obliged to comply with this Clause 5.4 in relation to any Loan Utilisation made pursuant to Clause 7.1(b) or Clause 9.3(b) provided that paragraph (a) shall not apply to any such Loan Utilisation, and the conditions referred to in paragraphs (f) and (g) below shall be deemed satisfied in relation to any such Loan Utilisation.

(c)
The Facilities Agent must promptly notify each Lender of the details of the requested Loan Utilisation (including the amount, currency and Base Currency Amount) and the amount of each Lender’s share in that Loan Utilisation, in each case by the Specified Time.

(d)	The amount of each Lender’s share in:

(i)
each Loan Utilisation under Tranche A will be equal to the proportion which its Available Tranche A Commitment bears to the Available Tranche A Facility immediately prior to making the Loan Utilisation;

(ii)
each Loan Utilisation under Tranche B will be equal to the proportion which its Available Tranche B Commitment bears to the Available Tranche B Facility immediately prior to making the Loan Utilisation;

(iii)
each Loan Utilisation under Tranche C will be equal to the proportion which its Available Tranche C Commitment bears to the Available Tranche C Facility immediately prior to making the Loan Utilisation; and

(iv)
each Loan Utilisation under Tranche D will be equal to the proportion which its Available Tranche D Commitment bears to the Available Tranche D Facility immediately prior to making the Loan Utilisation.

(e)
Each Original Lender represents (and each other Lender will represent, upon becoming party as a Lender in accordance with Clause 29 (Changes to the Lenders)) that it is a “professional market party” (professionele marktpartij), as that term is used in the Netherlands Financial Supervision Act (wet op het financieel toezicht).

(f)
If the conditions set out in this Agreement have been satisfied or waived and subject to Clause 12(g) (Repayment), each Lender must make its share in each Loan Utilisation available to the Facilities Agent for the relevant Borrower through its Facility Office on the proposed Utilisation Date.

(g)
If, on the proposed Utilisation Date, the Facilities Agent is satisfied that all conditions precedent have been satisfied or waived it shall pay the proceeds of each Loan Utilisation received pursuant to paragraph (f) above in accordance with the payment directions set out in the relevant Loan Utilisation Request (or, if relevant, in accordance with Clause 7.1(b) or Clause 9.3(b)).

6.    UTILISATION - BONDS
6.1    General
In determining the amount of the Available Bond Facility for the purposes of this Agreement, the Lender’s Available Tranche D Commitment will be calculated ignoring any cash cover provided for outstanding Bonds.
6.2    Tranche D

(a)	A Bond Utilisation may only be made under Tranche D.

(b)
A Borrower (or the Company or Carnival plc on behalf of any Borrower not incorporated in Italy) may specify (i) that either one Tranche D Lender shall provide a Bond or more than one Tranche D Lender shall provide Bonds to the same beneficiary, and (ii) the amount of the Bond to be issued by each such Tranche D Lender (subject to Clause (ii)), and such Tranche D Lender(s) shall issue a Bond in the amount requested by that Borrower. The Borrower shall deliver a Bond Utilisation Request to each such Tranche D Lender in accordance with Clause 6.3 (Delivery of a Bond Utilisation Request).

6.3    Delivery of a Bond Utilisation Request
A Bond Borrower may request a Bond to be issued by delivery to the relevant Tranche D Lender (with a copy to the Facilities Agent) of a duly completed Bond Utilisation Request not later than the Specified Time (unless a shorter period is agreed by the relevant Tranche D Lender).
6.4    Completion of a Bond Utilisation Request
Each Bond Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)
it specifies the Account Party and the relevant Tranche D Lender is not prevented by reason of legal or regulatory restrictions imposed upon it from issuing a Bond to the request of such Account Party;

(b)	it specifies the Tranche D Lender;

(c)	it specifies the amount of the Bond the Tranche D Lender is to issue;

(d)
it specifies the identity of the beneficiary of the Bond and the relevant Tranche D Lender is not prevented by reason of legal or regulatory restrictions imposed upon it from issuing a Bond in favour of that beneficiary;

(e)	the proposed Utilisation Date is a Business Day within the Availability Period;

(f)	the currency and amount of the Bond comply with Clause 6.5 (Currency and amount);

(g)	the form of each Bond is attached and it complies with Clause 6.6 (Form and Type of Bond);

(h)	the Expiry Date of the Bond falls on or before the Termination Date; and

(i)	the delivery instructions for the Bond are specified.
6.5    Currency and amount

(a)	The currency specified in a Bond Utilisation Request given under Clause 6.1 must be the Base Currency for Tranche D or an Optional Currency.

(b)	The amount of the proposed Bond must be:

(i)	an amount whose Base Currency Amount for Tranche D is not more than the lesser of the Available Tranche D Facility and the Available Bond Facility; and

(ii)	not more than the relevant Tranche D Lender’s Available Tranche D Commitment.
6.6    Form and Type of Bond
The form and type of instrument of the proposed Bond must be in the form and of such a type of instrument as requested by a Bond Borrower (to the extent required by the relevant beneficiary) and approved by the relevant Tranche D Lender (such approval not to be unreasonably withheld, delayed or conditioned) prior to the date of the Bond Utilisation Request in respect of that Bond.
6.7    Issue of Bonds

(a)	If the conditions set out in Clause 6.4 have been met, the relevant Tranche D Lender shall issue the Bond on the proposed Utilisation Date.

(b)
The relevant Tranche D Lender will only be obliged to comply with paragraph (a) above if on the date of the Bond Utilisation Request or, as the case may be, Renewal Request and on the proposed Utilisation Date:

(i)
in the case of a Bond renewed in accordance with Clause 6.8 (Renewal of a Bond), no Event of Default is outstanding or would result from the proposed Bond Utilisation and, in the case of any other Bond Utilisation, no Default is outstanding or would result from the proposed Bond Utilisation; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The Facilities Agent shall determine the Base Currency Amount of each Bond which is to be issued in an Optional Currency and shall notify the relevant Tranche D Lender of the details of the requested Bond and (where more than one Tranche D Lender is to provide the Bond) its participation in that Bond by the Specified Time.
6.8    Renewal of a Bond

(a)	A Bond Borrower may request any Bond issued on its behalf be renewed by delivery to the Tranche D Lender (with a copy to the Facilities Agent) of a Renewal Request by the Specified Time.

(b)
The Finance Parties shall treat any Renewal Request in the same way as a Bond Utilisation Request except that the condition set out in Clauses 6.4(a), 6.4(b) and 6.4(g) (Completion of a Bond Utilisation Request) shall not apply.

(c)	The terms of each renewed Bond shall be the same as those of the relevant Bond immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Bond immediately prior to its renewal; and

(ii)
its Term shall start on the date which was the Expiry Date of the Bond immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request which shall fall on or before the Termination Date.

(d)	If the conditions set out in this Clause 6.8 have been met, the relevant Tranche D Lender shall amend and re-issue any Bond pursuant to a Renewal Request.
6.9    Revaluation of Bonds

(a)
If any outstanding Bond is denominated in an Optional Currency, the Facilities Agent shall on each Test Date - Bonds recalculate the Base Currency Amount for Tranche D of that Bond by notionally converting into US Dollars the outstanding amount of that Bond on the basis of the Facilities Agent’s Spot Rate of Exchange on the date of calculation. The Facilities Agent shall notify the relevant Tranche D Lender and the Company of such Base Currency Amount.

(b)
If on any Test Date – Bonds (i) the Test Total – Bonds of any Tranche D Lender exceeds (ii) that Tranche D Lender’s Tranche D Commitment, each of the Bond Borrowers will, if requested by that Tranche D Lender within three Business Days of the Test Date – Bonds, ensure that within three Business Days of receipt of such request either (at the discretion of the Bond Borrowers):

(i)	sufficient Bonds are cancelled so that the Test Total – Bonds of that Tranche D Lender does not exceed its Tranche D Commitment; and/or

(ii)
that Tranche D Lender receives cash cover in US Dollars which when aggregated with all other amounts then held by it (or any of its Affiliates) as cash cover under this Agreement, will result in that Tranche D Lender (or any of its Affiliates) holding cash cover in an amount not less than the amount by which the Test Total – Bonds of that Tranche D Lender exceeds its Tranche D Commitment.

(c)
If on any Test Date - Bonds (i) any Tranche D Lender’s Tranche D Commitment exceed (ii) the Test Total – Bonds of that Tranche D Lender, that Tranche D Lender shall to the extent that it (or any of its Affiliates) holds cash cover as a result of the operation of paragraph (b)(ii) repay to the Bond Borrowers (or other relevant Obligors) an amount equal to the lesser of the amount of such excess and the amount of such cash cover held by it (or any of its Affiliates).

(d)
All cash cover held by any Tranche D Lender under this Clause 6.9 shall be repaid to the Bond Borrowers (or other relevant Obligors) on the Expiry Date of any Bond if upon that expiry no amount is outstanding under such Bond or any other Bond.

7.    BONDS
7.1    Immediately payable

(a)
If a claim is made under a Bond, the Bond Borrower which requested that Bond shall pay to the Facilities Agent for the account of the relevant Tranche D Lender(s) the amount of that claim promptly and in any event within three Business Days of demand.

(b)	If the relevant Bond Borrower does not repay such amount in full within three Business Days of demand by the relevant Tranche D Lender(s):

(i)
subject to Subclause (iv) below, the Bond Borrower will on the immediately following Business Day be deemed to have delivered a Loan Utilisation Request under Tranche D for a Loan Utilisation in an amount equal to, and in the same currency as, the amount demanded under paragraph (a) above with an Interest Period of two weeks and a Utilisation Date of the Business Day following the deemed date of the Loan Utilisation Request;

(ii)	the amount of each Lender’s share in the Loan Utilisation shall be determined in accordance with Clause 5.4;

(iii)
the Facilities Agent will pay to the relevant Tranche D Lender(s) which issued the Bond the amount deemed requested by the Bond Borrower under paragraph (i) above in full satisfaction of the Bond Borrower’s obligations under paragraph (a) above and a pro tanto discharge of the Bond Borrower’s obligations under Clause 1.2(a); and

(iv)
in any case where the Bond Borrower is not permitted under this Agreement to utilise Tranche D by way of Loan, the Loan Utilisation shall be deemed requested under Tranche C (or another Tranche under which it is permitted to utilise Loans), provided that if the amount of the Utilisation would exceed the Available Tranche C Facility (or other relevant Available Commitment) then the amount of such excess shall constitute a Loan Utilisation by Carnival plc under Tranche D (and then Tranche A, then Tranche B to the extent that Loan Utilisation under Tranche D exceeds the Available Tranche D Facility) in each case with an Interest Period of two weeks.

7.2    Claims under a Bond

(a)
The Bond Borrower irrevocably and unconditionally authorises the relevant Tranche D Lender to pay any claim made or purported to be made under a Bond requested by it and which appears on its face to be in order (a claim).

(b)
The relevant Tranche D Lender shall examine the claim made under any Bond in accordance with the criteria set out in the Rules by which that Bond is stated to be governed and accordingly the responsibility of the relevant Tranche D Lender shall be limited to ascertaining that the documents constituting the claim appear on their face to be in accordance with the relevant Bond, properly completed and in compliance with the requirements of this Agreement and, subject to the terms of the Bond, the relevant Rules.

(c)	Each Bond Borrower acknowledges that the relevant Tranche D Lender:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim other than set out in paragraph (b); and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)
Without prejudice to the limits on the liability of the Borrower under Clause 7.3(a) or against any Tranche D Lender at law, the obligations of a Bond Borrower under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.
7.3    Indemnities

(a)
Each Bond Borrower shall immediately on demand indemnify the relevant Tranche D Lender against any cost, loss or liability incurred by that Lender (otherwise than by reason of that Tranche D Lender’s breach of this Agreement, gross negligence or wilful misconduct) as a direct consequence of, or in the performance of its obligations or the exercise of its rights under, any Bond requested by that Bond Borrower.

(b)
The obligations of each Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Borrower in respect of any Bond, regardless of any intermediate payment or discharge in whole or in part.

(c)
The obligations of any Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Bond or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Bond or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Bond or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Bond or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Bond or any other document or security; or

(vii)	any insolvency or similar proceedings.
7.4    Rights of contribution
No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.
8.    UTILISATION - SWINGLINE LOAN
8.1    General

(a)	The following provisions do not apply to Swingline Loans:

(i)	Clause 5 (Utilisation);

(ii)	Clause 11 (Optional currencies);

(iii)	Clause 14 (Interest) as it applies to the calculation of interest on a Loan Utilisation (other than in respect of any Separate Loan) but not default interest on an overdue amount;

(iv)	Clause 15 (Interest Periods); and

(v)	in respect of Swingline Loans under Tranche A, Clause 16 (Changes to the calculation of interest).
8.2    Delivery of a Swingline Loan Utilisation Request

(a)
A Borrower may utilise the Swingline Facilities by delivery to the Facilities Agent of a duly completed Swingline Loan Utilisation Request not later than the Specified Time (unless a shorter period is agreed by the Facilities Agent).

(b)	Each Swingline Loan Utilisation Request must be sent to the Facilities Agent to:

(i)	the address in Dallas, Texas notified by the Facilities Agent for this purpose (in the case of Tranche A);

(ii)	the address in London notified by the Facilities Agent for this purpose (in the case of Tranche B); or

(iii)	the address in London notified by the Facilities Agent for this purpose (in the case of Tranche C), in each case with a copy to its address referred to in Clause 36 (Notices).
8.3    Completion of a Swingline Loan Utilisation Request

(a)	Each Swingline Loan Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower;

(ii)	it specifies that it is for a Swingline Loan;

(iii)	the proposed Utilisation Date is a Business Day within the Availability Period;

(iv)	it identifies the relevant Tranche;

(v)	the currency and amount of the Swingline Loan comply with Clause 8.4 (Currency and amount); and

(vi)	the proposed Interest Period:

(A)	does not overrun the Termination Date;

(B)	is a period of not more than five Business Days; and

(C)	ends on a Business Day.

(b)	Only one Swingline Loan may be requested in each Swingline Loan Utilisation Request.
8.4    Currency and amount

(a)	The currency specified in a Swingline Loan Utilisation Request given under Clause 8.3 must be the Base Currency for the Tranche requested.

(b)	The amount of the proposed Swingline Loan must be in respect of:

(i)
Tranche A, a minimum of US$10,000,000 or, if less, the Available Swingline Tranche A Facility and not more than the lesser of the Available Swingline Tranche A Facility and the Available Tranche A Facility;

(ii)
Tranche B, a minimum of £10,000,000 or, if less, the Available Swingline Tranche B Facility and not more than the lesser of the Available Swingline Tranche B Facility and the Available Tranche B Facility; or

(iii)
Tranche C, a minimum of €10,000,000 or, if less, the Available Swingline Tranche C Facility and not more than the lesser of the Available Swingline Tranche C Facility and the Available Tranche C Facility.

8.5    Swingline Lenders’ participation

(a)
If the conditions set out in this Agreement have been met, each Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office in the United States, in the case of Tranche A, London, in the case of Tranche B, and London or Milan, in the case of Tranche C, or to the extent that lending out of such Facility Office would result in payments made to that Swingline Lender from the relevant Borrower being subject to a Tax Deduction, that or such other Facility Office as that Swingline Lender may nominate which would (at the date of nomination) allow that Swingline Lender to receive payments from the relevant Borrower without Tax Deduction.

(b)	The Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Swingline Loan Utilisation Request and on the proposed Utilisation Date:

(i)	no Default is outstanding or would result from the proposed Swingline Loan; and

(ii)	the Repeating Representations to be made by each Obligor are true in all material respects.

(c)	The amount of each Swingline Lender’s participation in:

(i)
each Swingline Loan under Tranche A will be equal to the proportion which its Available Swingline Tranche A Commitment bears to the Available Swingline Tranche A Facility immediately prior to making the Swingline Loan;

(ii)
each Swingline Loan under Tranche B will be equal to the proportion which its Available Swingline Tranche B Commitment bears to the Available Swingline Tranche B Facility immediately prior to making the Swingline Loan; and

(iii)
each Swingline Loan under Tranche C will be equal to the proportion which its Available Swingline Tranche C Commitment bears to the Available Swingline Tranche C Facility immediately prior to making the Swingline Loan, in each case, adjusted to take account of any limit applying under Clause 8.6 (Relationship with the Facilities).

(d)
The Facilities Agent shall notify each Lender for a particular Tranche of the amount of each Swingline Loan under that Tranche, and in addition shall notify each Swingline Lender under that Tranche of the amount of its participation in that Swingline Loan, in each case by the Specified Time.

8.6    Relationship with the Facilities

(a)	This Clause applies when a Swingline Loan is outstanding or is to be borrowed following the issue of a Swingline Loan Utilisation Request.

(b)	The Facilities (save for Tranche D) may be used by way of Swingline Loans. The Swingline Facilities are not independent of Tranche A, Tranche B and Tranche C.

(c)	Notwithstanding any other term of this Agreement a Lender is only obliged to participate in:

(i)
a Loan under Tranche A to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in Loans under Tranche A exceeding its Overall Tranche A Commitment;

(ii)
a Loan under Tranche B to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in Loans under Tranche B exceeding its Overall Tranche B Commitment; and

(iii)
a Loan under Tranche C to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in Loans under Tranche C exceeding its Overall Tranche C Commitment.

(d)	Where, but for the operation of paragraph (c) above, the Base Currency Amount of a Lender’s participation in Loans and that of a Lender which is its Affiliate:

(i)
under Tranche A would have exceeded its Overall Tranche A Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan under Tranche A pro rata according to their Tranche A Commitments;

(ii)
under Tranche B would have exceeded its Overall Tranche B Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan under Tranche B pro rata according to their Tranche B Commitments; and

(iii)
under Tranche C would have exceeded its Overall Tranche C Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan under Tranche C pro rata according to their Tranche C Commitments.

The calculations under this paragraph (d) will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with paragraph (c) above.
9.    SWINGLINE LOANS
9.1    Swingline Facilities
Subject to the terms of this Agreement:

(a)	the Swingline Lenders under Tranche A make available to the Borrowers a US Dollar swingline loan facility in an aggregate amount equal to the Total Swingline Tranche A Commitments;

(b)	the Swingline Lenders under Tranche B make available to the Borrowers a Sterling swingline loan facility in an aggregate amount equal to the Total Swingline Tranche B Commitments; and

(c)	the Swingline Lenders under Tranche C make available to the Borrowers a euro swingline loan facility in an aggregate amount equal to the Total Swingline Tranche C Commitments.
9.2    Purpose

(a)
Each Borrower shall apply all amounts borrowed by it under the Swingline Facilities towards general liquidity and/or working capital purposes of the Carnival Corporation & plc Group including refinancing any note, instrument, facility or borrowing maturing under a CP Programme.

(b)	A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.
9.3    Repayment

(a)	Subject to Clause (b) (Repayment), each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

(b)	If the Borrower does not comply with paragraph (a):

(i)
the Borrower will be deemed to have delivered a Loan Utilisation Request (without the need to satisfy any conditions precedent as otherwise required under this Agreement) under the relevant Tranche to which the Swingline Loan relates for a Loan Utilisation in an amount equal to, and in the same currency as, the amount payable under paragraph (a) with an Interest Period of two weeks;

(ii)	the amount of each Lender’s share in the Loan Utilisation shall be determined in accordance with Clause 5.4; and

(iii)	the Facilities Agent will pay to the relevant Swingline Lenders the amount requested by the Borrower under paragraph (i) above in full satisfaction of its obligations under paragraph (a).

9.4    Indemnities

(a)	Where a Swingline Loan cannot by reason of applicable law be refinanced with a Loan Utilisation under Clause 9.3(b):

(i)
each Lender under Tranche A shall (according to its Tranche A Indemnified Proportion) immediately on demand indemnify each Swingline Lender under Tranche A against any cost, loss or liability incurred by that Swingline Lender (otherwise than by reason of that Swingline Lender’s gross negligence or wilful misconduct) in acting as a Swingline Lender of a Swingline Loan under Tranche A (unless that Swingline Lender has been reimbursed by an Obligor pursuant to a Finance Document);

(ii)
each Lender under Tranche B shall (according to its Tranche B Indemnified Proportion) immediately on demand indemnify each Swingline Lender under Tranche B against any cost, loss or liability incurred by that Swingline Lender (otherwise than by reason of that Swingline Lender’s gross negligence or wilful misconduct) in acting as a Swingline Lender of a Swingline Loan under Tranche B (unless that Swingline Lender has been reimbursed by an Obligor pursuant to a Finance Document); and

(iii)
each Lender under Tranche C shall (according to its Tranche C Indemnified Proportion) immediately on demand indemnify each Swingline Lender under Tranche C against any cost, loss or liability incurred by that Swingline Lender (otherwise than by reason of that Swingline Lender’s gross negligence or wilful misconduct) in acting as a Swingline Lender of a Swingline Loan under Tranche C (unless that Swingline Lender has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	The relevant Borrower shall immediately on demand reimburse any Lender for any payment it makes to a Swingline Lender under this Clause 9.4 (Indemnities) in respect of that Swingline Loan.

(c)
The obligations of each Lender under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Swingline Loan, regardless of any intermediate payment or discharge in whole or in part.

(d)
The obligations of any Lender under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement;

(iii)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(vii)	any insolvency or similar proceedings.

(e)	No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 9.4.
9.5    Voluntary Prepayment of Swingline Loans

(a)	The Borrower to which a Swingline Loan has been made may prepay at any time the whole of that Swingline Loan.

(b)	Any prepayment shall be made with accrued interest and without premium or penalty.

(c)	Unless a contrary indication appears in this Agreement, any part of the Swingline Facilities which is prepaid may be reborrowed in accordance with the terms of this Agreement.
9.6    Interest

(a)	The rate of interest on each Swingline Loan for any day during its Interest Period is:

(i)	for Swingline Loans under Tranche A, the higher of:

(A)	the prime commercial lending rate in US Dollars announced by the Facilities Agent at the Specified Time and in force on that day; and

(B)	0.50 per cent. per annum over the rate per annum determined by the Facilities Agent to be the Federal Funds Rate (as published by the Federal Reserve Bank of New York) for that day;

(ii)	for Swingline Loans under Tranche B the percentage rate per annum equal to the aggregate of:

(A)	the applicable Margin; and

(B)	LIBOR;

(iii)	for Swingline Loans under Tranche C, the percentage rate per annum equal to the aggregate of:

(A)	the applicable Margin; and

(B)
the arithmetic mean of the rates (rounded up to four decimal places) as supplied to the Facilities Agent at its request by the Reference Banks to leading banks in the European Interbank Market as of 11:00am (Brussels time) on the Utilisation Date for that Swingline Loan for the offering of deposits in euro for a period comparable to the Interest Period for the relevant Swingline Loan and for settlement on that day.

(b)	The Facilities Agent shall promptly notify the Swingline Lenders and the relevant Borrower of the determination of the rate of interest under paragraph (a) above.

(c)	Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.
9.7    Interest Period

(a)	Each Swingline Loan has one Interest Period only.

(b)	The Interest Period for a Swingline Loan must be selected in the relevant Swingline Loan Utilisation Request.
9.8    Facilities Agent

(a)	The Facilities Agent may perform its duties in respect of the Swingline Facilities through an Affiliate acting as its agent.

(b)
Notwithstanding any other term of this Agreement and without limiting the liability of any Obligor under the Finance Documents, each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) pay to or indemnify the Facilities Agent, within three Business Days of demand, for or against any cost, loss or liability incurred by any Affiliate of the Facilities Agent (other than by reason of such Affiliate’s gross negligence or wilful misconduct) in acting as Facilities Agent for the Swingline Facilities under the Finance Documents (unless such Affiliate has been reimbursed by an Obligor pursuant to a Finance Document).

9.9    Conditions of assignment or transfer

(a)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Tranche A Commitment is not less than:

(i)	its Swingline Tranche A Commitment; or

(ii)	if it does not have a Swingline Tranche A Commitment, the Swingline Tranche A Commitment of a Lender which is its Affiliate.

(b)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Tranche B Commitment is not less than:

(i)	its Swingline Tranche B Commitment; or

(ii)	if it does not have a Swingline Tranche B Commitment, the Swingline Tranche B Commitment of a Lender which is its Affiliate.

(c)	Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Overall Tranche C Commitment is not less than:

(i)	its Swingline Tranche C Commitment; or

(ii)	if it does not have a Swingline Tranche C Commitment, the Swingline Tranche C Commitment of a Lender which is its Affiliate.

10.    EXTENSION OPTION
10.1    Interpretation
In this Clause 10:
Initial Request Date means the date falling one year after the Amendment Effective Date.
Original Termination Date means the date falling five years after the Amendment Effective Date.
Relevant Extension Date means:

(i)	for an Initial Extension Request, the Initial Request Date; and

(ii)	for a Second Extension Request, the Second Request Date.
Relevant Portion means the part of a Facility to which an Extension Request relates.
Second Request Date means the date falling two years after the Amendment Effective Date.
10.2    Extension of Termination Date

(a)
The Company (and any Obligor incorporated in Italy) may by delivering an Extension Request to the Facilities Agent (an Initial Extension Request) not more than 90 days and not less than 45 days before the Initial Request Date, request that the Termination Date for all or part of any of the Facilities be extended to the date 12 months after the Original Termination Date (the Extended Termination Date).

(b)
Without prejudice to paragraph (a) above, the Company (and any Obligor incorporated in Italy) may by delivering an Extension Request to the Facilities Agent (a Second Extension Request) not more than 90 days and not less than 45 days before the Second Request Date, request that the Termination Date for all or part of any Facility:

(i)	with respect to Lenders who have agreed to the Initial Extension Request, be extended to the date 12 months after the Extended Termination Date; and/or

(ii)	if no Initial Extension Request has been made, or with respect to Lenders who refused the Initial Extension Request:

(A)	be extended to the date 12 months after the Original Termination Date; or

(B)	be extended to the date 24 months after the Original Termination Date, as selected by the Company (and any Obligor incorporated in Italy) in the notice to the Facilities Agent.

(c)	The Facilities Agent must promptly notify the Lenders of any Extension Request.

(d)	Each Lender shall, in its sole discretion, notify the Facilities Agent on or prior to the date falling 20 days prior to the Relevant Extension Date (the Notification Date) in writing of:

(i)	its acceptance of the Extension Request; or

(ii)	its rejection of the Extension Request.

(e)
The Facilities Agent must (as soon as practicable and in any event within 2 days of the Notification Date) notify the Borrower and the Lenders which have agreed to the extension, identifying in that notification which Lenders (if any) have not agreed to the Extension Request.

(f)
Each Lender that agrees to an Extension Request by the Relevant Extension Date, will extend the Relevant Portion of its Commitment(s) and (if applicable) Swingline Commitments to the date 12 months or 24 months, as applicable, after the Original Termination Date and the Termination Date with respect to the Relevant Portion of the Commitment(s) of that Lender will be extended accordingly.

(g)
If any Lender fails to reply to an Extension Request on or before the date falling 20 days before the Relevant Extension Date it will be deemed to have refused that Extension Request and its Commitments and the Termination Date applicable to that Lender will not be extended.

(h)
For the avoidance of doubt, no Finance Party is under any obligation to agree to an extension requested in paragraph (a) or (b) above. Nothing in this Clause 10 shall restrict the Company’s rights under Clause 13.6 (Involuntary prepayment and cancellation and replacement of Lender).

(i)	If an Extension Request relates to part of the Facilities, it must be in respect of a rateable portion of each Lender’s Commitment(s) and (if applicable) each Lender’s Swingline Commitment(s).
11.    OPTIONAL CURRENCIES
11.1    Selection of currency
A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan Utilisation in a Loan Utilisation Request and a Bond Utilisation in a Bond Utilisation Request.
11.2    Unavailability of a currency

(a)	If before the Specified Time on any Quotation Day:

(i)	a Lender notifies the Facilities Agent that the Optional Currency requested is not readily available to it in the amount required; or

(ii)	a Lender notifies the Facilities Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it, the Facilities Agent will give notice to the Company and the relevant Borrower promptly and in any event no later than the Specified Time on that day.

(b)
Any Lender that gives notice pursuant to paragraph (a) above will be required to participate in the Loan in the Base Currency for the Tranche requested (in an amount equal to that Lender’s proportion of the Base Currency Amount for that Tranche or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount for that Tranche of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency for that Tranche during that Interest Period.

(c)	Any part of a Loan treated as a separate Loan under this Clause 11.2 will not be taken into account for the purposes of any limit on the number of Loans outstanding at any one time.

(d)	A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason of the operation of this Clause 11.2.
11.3    Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to any Utilisation if it is not the relevant Base Currency and if either:

(i)
it is readily available and freely convertible into the Base Currency for the relevant Tranche readily available in the amount requested in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Utilisation and has been approved by the Facilities Agent (acting on the instructions of all the Lenders on or prior to receipt by the Facilities Agent of the relevant Utilisation Request for that Loan); or

(ii)	it is US Dollars, euro or Sterling.

(b)
If the Facilities Agent has received a written request from a Borrower for a currency to be approved under paragraph (a) above, the Facilities Agent will confirm to that Borrower by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.
12.    REPAYMENT

(a)	Subject to paragraph (b) below, each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period.

(b)
At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender (and any Affiliate of a Defaulting Lender that is a Lender) in the Loans then outstanding will be automatically extended to the Termination Date in relation to the relevant Tranche and will be treated as separate Loans (the Separate Loans) denominated in the currency in which the relevant participations are outstanding.

(c)
A Borrower to whom a Separate Loan is outstanding may prepay that Loan by giving three Business Days’ prior notice to the Facilities Agent. The Facilities Agent will forward a copy of a prepayment notice received in accordance with this paragraph (c) to the Defaulting Lender concerned as soon as practicable on receipt.

(d)
Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Facilities Agent (acting reasonably) and will be payable by that Borrower to the Defaulting Lender on the last day of each Interest Period of that Loan. Notwithstanding Clause 8.1 (General) and Clause 9.6 (Interest), the rate of interest in respect of any Swingline Loan that becomes a Separate Loan in accordance with this Clause 12 shall be calculated in accordance with Clause 14.1 (Calculation of interest) with effect from the end of the Interest Period during which such Swingline Loan becomes a Separate Loan.

(e)
The terms of this Agreement relating to Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (b) to (d) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

(f)	Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

(g)
If, pursuant to the terms of this Agreement, the Lenders are obliged to make a Rollover Loan, the maturing loan referred to in the definition of Rollover Loan shall be repaid and the Rollover Loan shall be made without any requirement for an actual exchange of payments (other than to the extent that the amount of the maturing loan is more than the Rollover Loan), but without prejudice to the relevant Borrower’s obligation to pay interest on the maturing loan.

(h)	Notwithstanding the provisions of Clause 7, each Bond Borrower shall ensure that each Bond is repaid in full on or before the Termination Date.
13.    PREPAYMENT AND CANCELLATION
13.1    Mandatory prepayment - illegality

(a)	A Lender must notify the Company and the Facilities Agent promptly if it becomes aware that:

(i)	it will become; or

(ii)	it is,
unlawful in any applicable jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Utilisation.

(b)	If a Tranche D Lender becomes aware of any unlawfulness that may affect its ability to issue a particular Bond, that Lender shall promptly notify the Company and the Facilities Agent of that event.

(c)	After notification under paragraph (a)(ii) above:

(i)	each Borrower must repay or prepay the share of that Lender in each Utilisation on the date specified in paragraph (d) below; and

(ii)	the Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment of that Lender will be immediately cancelled.

(d)	The date for repayment or prepayment of a Lender’s share in an outstanding Utilisation will be:

(i)	the last day of the current Interest Period for that Utilisation; or

(ii)	if earlier, the date specified by the Lender in the notification under paragraph (a)(ii) above and which must not be earlier than the last day of any applicable grace period allowed by law.
13.2    Mandatory prepayment - change of ownership

(a)	For the purposes of this Clause:
Arison Party means each and all of Marilyn B. Arison, Micky Meir Arison, Shari Arison, Michael Arison or their spouses, children or lineal descendants of Marilyn B. Arison, Micky Meir Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of any Arison family member mentioned herein, or any person directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned herein or any trust established for the benefit of any such

Arison family member or any charitable trust or non-profit entity established by any of the aforesaid persons or trusts;
a change of ownership occurs if any person or group of persons (other than any Arison Party or any two or more Arison Parties) gains ownership of the Company or Carnival plc provided that a change of ownership shall be deemed not to have occurred if:

(a)	either:

(i)	the Company directly or indirectly gains ownership of Carnival plc; or

(ii)	Carnival plc directly or indirectly gains ownership of the Company; and

(b)
such consequential amendments are made to this Agreement (with the consent of the Company and the Facilities Agent which consent shall not be unreasonably withheld, delayed or conditioned) as are required to reflect the relevant change and to put the Parties in an equivalent position as regards the companies in the Carnival Corporation & plc Group as would have applied had the relevant change not occurred; and

(c)
the Facilities Agent receives a legal opinion from lawyers approved by it (acting reasonably) and in form and substance satisfactory to it (acting reasonably) confirming that (i) the monetary obligations under the Finance Documents of the Company will continue to be guaranteed by Carnival plc under the relevant Deed of Guarantee and/or (ii) the monetary obligations under the Finance Documents of Carnival plc will continue to be guaranteed by the Company under the relevant Deed of Guarantee, in each case, after the relevant change referred to in paragraph (a) above.

ownership means the ownership of more than fifty per cent. (50%) of the voting share capital (or equivalent rights of ownership) of the Company or of Carnival plc.

(b)	The Company must promptly notify the Facilities Agent if it becomes aware of any change of ownership.

(c)
If a change of ownership occurs, the Facilities Agent and the Company shall enter into discussions to determine if there is a basis acceptable to all the Lenders and the Company for continuing the Facilities. If such agreement is reached within 90 days of the change of ownership, the Parties will promptly implement the agreement. If such agreement is not reached within 90 days of the change of ownership the Facilities Agent must, by notice to the Company:

(i)	cancel the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments and the Total Tranche D Commitments, as the case may be; and/or

(ii)	declare each outstanding Utilisation, together with accrued interest and all other amounts accrued under the Finance Documents, to be immediately due and payable.
Any such notice will take effect in accordance with its terms.
13.3    Voluntary Prepayment

(a)	The Company may, by giving not less than three Business Days’ prior notice to the Facilities Agent, prepay (or ensure that a Borrower prepays) any Loan at any time in whole or in part.

(b)	A prepayment of part of a Loan must be:

(i)	in respect of Tranche A, in a minimum amount of US$5,000,000 (or its equivalent in any Optional Currency);

(ii)	in respect of Tranche B, in a minimum amount of £2,500,000 (or its equivalent in any Optional Currency);

(iii)	in respect of Tranche C, in a minimum amount of €5,000,000 (or its equivalent in any Optional Currency); and

(iv)	in respect of Tranche D, in a minimum amount of US$2,000,000 (or its equivalent in any Optional Currency).
13.4    Automatic cancellation
The Tranche A Commitment, the Tranche B Commitment, the Tranche C Commitment and the Tranche D Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.
13.5    Voluntary cancellation

(a)
The Company may by notice to the Facilities Agent not later than 8:00 am on the date such cancellation is to take effect, cancel without penalty the whole or any part of the Available Tranche A Facility, the Available Tranche B Facility, the Available Tranche C Facility and/or the Available Tranche D Facility.

(b)	Partial cancellation of:

(i)	the Available Tranche A Facility must be in a minimum amount of US$10,000,000;

(ii)	the Available Tranche B Facility must be in a minimum amount of £10,000,000;

(iii)	the Available Tranche C Facility must be in a minimum amount of €10,000,000; and

(iv)	the Available Tranche D Facility must be in a minimum amount of US$10,000,000.

(c)
Any cancellation in part will be applied against the relevant Available Tranche A Facility, the Available Tranche B Facility, the Available Tranche C Facility and the Available Tranche D Facility, as the case may be, of each Lender pro rata.

13.6    Involuntary prepayment and cancellation and replacement of Lender

(a)	If:

(i)	a Lender rejects an Extension Request under Clause 10 (Extension Option); or

(ii)	an Obligor is, or will be, required to pay to a Lender a Tax Payment or an Increased Cost, while the requirement continues, the Company may give notice to the Facilities Agent of prepayment and/or cancellation in respect of that Lender or give notice to the Facilities Agent of its intention to replace that Lender in accordance with paragraph (d) below.

(b)	After notification of prepayment and/or cancellation under paragraph (a) above:

(i)	each Borrower must repay or prepay that Lender’s share in each Utilisation under each Tranche made to it on the date specified in paragraph (c) below; and/or, as the case may be

(ii)	the Commitment and Swingline Commitment of that Lender (or its Affiliate) will be immediately cancelled.

(c)
The date for repayment or prepayment of a Lender’s share in an outstanding Utilisation will be the last day of the Interest Period for that Utilisation during which the Company has given notice of prepayment and/or cancellation under paragraph (a) above or, if earlier, the date specified by the Company in its notification.

(d)
The Company may, in the circumstances set out in paragraph (a) above, on three Business Days’ prior notice to the Facilities Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank or financial institution selected by the Company which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 29 (Changes to the Lenders) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(e)	The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Facilities Agent;

(ii)	neither the Facilities Agent nor any Lender shall have any obligation to find a replacement Lender; and

(iii)	in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(f)
If any Lender (or any Affiliates which are Lenders) becomes a Defaulting Lender, the Company may, at any time whilst the Lender (or its Affiliate) continues to be a Defaulting Lender, give the Facilities Agent three Business Days’ notice of cancellation of the Available Commitment or Available Swingline Commitment of that Lender (or in each case, its Affiliate).

(g)
On the notice referred to in paragraph (f) above becoming effective, the Available Commitment or Available Swingline Commitment of the Defaulting Lender (or its Affiliate) shall immediately be reduced to zero.

(h)	The Facilities Agent shall as soon as practicable after receipt of a notice referred to in paragraph (f) above, notify all the Lenders.
13.7    Miscellaneous provisions

(a)	Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) upon which the relevant cancellation is to take effect or prepayment is to be made and the amount of that cancellation or prepayment. The Facilities Agent must notify the Lenders promptly of receipt of any such notice.

(b)	All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

(c)	Any part of the Facilities which are prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)	The Majority Lenders may agree a shorter notice period for a voluntary prepayment.

(e)	No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

(f)
Subject to Clause 2.2 (Increase), no amount of the Total Tranche A Commitments, Total Tranche B Commitments, Total Tranche C Commitments or Total Tranche D Commitments cancelled under this Agreement may subsequently be reinstated.

(g)
Any cancellation of a Swingline Commitment of a Swingline Lender shall reduce the relevant Swingline Commitment accordingly but shall not otherwise cancel or reduce the Commitment of the relevant Lender in respect of the Facility (or of any Affiliate of the relevant Swingline Lender) unless and to the extent otherwise provided for in this Agreement.

(h)
Any cancellation of the Commitment of a Lender that is a Swingline Lender or an Affiliate of a Swingline Lender shall not cancel or reduce any Swingline Commitment of that Lender or its Affiliate unless a Swingline Commitment of that Lender or its Affiliate would exceed the Commitment of that Lender immediately following such reduction, in which case the relevant Swingline Commitment of that Lender or its Affiliate shall be reduced by such amount as is necessary to ensure that, after the relevant cancellation, each such Swingline Commitment does not exceed the Commitment of that Lender or its Affiliate.

14.    INTEREST
14.1    Calculation of interest
The rate of interest on each Loan (other than a Swingline Loan) for each Interest Period is the percentage rate per annum equal to the aggregate of:

(a)	the applicable Margin; and

(b)	LIBOR or, in relation to any Loan in euro, EURIBOR.
14.2    Payment of interest
The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period and, if the Interest Period is longer than six months, on the dates falling at six monthly intervals after the first day of that Interest Period.
14.3    Interest on overdue amounts

(a)
If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facilities Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

(b)
Interest on an overdue amount is payable at a rate determined by the Facilities Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facilities Agent (acting reasonably) of up to three months.

(c)	Notwithstanding paragraph (b) above, if the overdue amount consists of all or part of a Loan which became due and payable on a day which was not the last day of an Interest Period for that Loan, then:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period for that Loan; and

(ii)	the rate of interest on the overdue amount for that first Interest Period will be one per cent. per annum above the rate which would have applied if the overdue amount had not become due.
After the expiry of the first Interest Period for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

(d)	Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(e)
The amount of interest on overdue amounts payable by an Italian Obligor under this Agreement will only be compounded in accordance with and to the extent permitted by article 1283 of the Italian Civil Code and article 120 of the Italian Banking Act (and any relevant implementing regulations), each as amended, supplemented or implemented from time to time.

14.4    Notification of rates of interest
The Facilities Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.
14.5    Margin

(a)
At the Amendment Effective Date the Margin will be 0.40 per cent. per annum. Thereafter the Margin will, subject to paragraph (b), be set in accordance with the pricing grid below and paragraph (c) below to be the percentage rate per annum specified in Column 2 as set out opposite the Carnival Credit Rating at the relevant time by Moody’s and S&P specified in Column 1 below.

Column 1 Carnival Credit Rating	Column 2 Margin % p.a.
A+/A1 or higher	0.20
A/A2	0.25
A-/A3	0.30
BBB+/Baa1	0.40
BBB/Baa2	0.55
BBB-/Baa3 or lower	0.70

(b)	During any period in which there is no Carnival Credit Rating assigned by either Moody’s or S&P, the Margin shall be 0.70 per cent. per annum.

(c)
If there is a different Carnival Credit Rating assigned by S&P and Moody’s, the applicable Margin shall be determined by averaging the Margins for S&P and Moody’s as determined in accordance with the pricing grid in paragraph (a) above.

(d)
During any period in which the Carnival Credit Rating comprises rating(s) from only one of Moody’s or S&P, the Margin shall be determined in accordance with the pricing grid in paragraph (a) above for that rating only.

(e)
For the purposes of this Agreement, any reduction or increase in the Margin shall be determined on, and shall take effect from, the Business Day immediately following publication of the relevant change to the Carnival Credit Rating.

(f)
Promptly after becoming aware of the same, the Company shall inform the Facilities Agent in writing if either (i) there is any change in the Carnival Credit Rating with either Moody’s or S&P which will cause a change to the Margin or (ii) if any of the circumstances contemplated by paragraphs (b) or (c) above arise.

(g)	For the purposes of this Clause 14.5, Carnival Credit Rating means, in respect of Moody’s or S&P:

(i)	the long term senior unsecured debt rating of the Company published by Moody’s or, as the case may be, S&P; or

(ii)
if Moody’s or S&P (as the case may be) does not publish a long term senior unsecured debt rating as provided in paragraph (i) above, the long term senior unsecured debt rating of Carnival plc published by Moody’s or, as the case may be, S&P.

14.6    Maximum Interest Rate
Where any interest rate payable by a Borrower incorporated in Italy determined in accordance with this Agreement, including default interest rate, exceeds in any period of three calendar months the interest rate determined pursuant to paragraph 4 of article 2 of the Italian Act (Legge) 7 March 1996 No. 108 for transactions of the type contemplated hereunder, such interest rate will be deemed to be equal to and shall not exceed the maximum interest rate during such period determined in accordance with the above-mentioned provisions of Italian law.
15.    INTEREST PERIODS
15.1    Selection of Interest Periods

(a)	A Borrower (or the Company or Carnival plc on behalf of any Borrower not incorporated in Italy) may select an Interest Period for a Loan in the Loan Utilisation Request for that Loan.

(b)
Subject to this Clause 15, a Borrower (or the Company or Carnival plc on behalf of a Borrower not incorporated in Italy) may select an Interest Period of one, three or six months or any other period agreed between the Company and the Facilities Agent (acting on the instructions of all the Lenders).

(c)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(d)	Each Interest Period for a Loan shall start on the Utilisation Date in respect of that Loan.

(e)	A Loan has one Interest Period only.
15.2    Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).
16.    CHANGES TO THE CALCULATION OF INTEREST
16.1    Absence of quotations
Subject to Clause 16.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.
16.2    Market disruption

(a)	In this Agreement each of the following events is a Market Disruption Event:

(i)
at or about noon on the Quotation Day for the relevant Interest Period LIBOR (or, if applicable, EURIBOR) is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facilities Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(ii)
in respect of a Loan denominated in US Dollars, euro or Sterling, before close of business in London on the Quotation Day for the relevant Interest Period, the Facilities Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 66 ⅔ per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR; or

(iii)
in respect of a Loan denominated in any currency other than US Dollars, euro or Sterling, before close of business in London on the Quotation Day for the relevant Interest Period, the Facilities Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 33 ⅓ per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

(b)	The Facilities Agent must promptly notify the Company and the Lenders of a Market Disruption Event.

(c)	After notification under paragraph (b) above, the rate of interest on each Lender’s share in the affected Loan for the Interest Period shall be the rate per annum which is the aggregate of:

(ii)	the applicable Margin; and
(iii)

(A)
in the case of a Lender which has notified the Facilities Agent that its cost of funds is in excess of LIBOR or, if applicable, EURIBOR, in accordance with paragraphs (a)(ii) or (iii) above or where the circumstances set out in paragraph (a)(i) above apply, the rate notified to the Facilities Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; or

(B)
in the case of a Lender which has not notified the Facilities Agent that its cost of funds is in excess of LIBOR or, if applicable, EURIBOR, in accordance with paragraphs (a)(ii) or (iii) above and where the circumstances set out in paragraph (a)(i) do not apply, LIBOR or if applicable, EURIBOR.

16.3    Alternative basis of interest or funding

(a)
If a Market Disruption Event occurs and the Facilities Agent or the Company so requires, the Facilities Agent and the Company must enter into negotiations for a period of not more than thirty days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan and any future Loan.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all the Parties.
16.4    Break Costs

(a)
Each Borrower shall, within three Business Days of demand, pay to the Facilities Agent for the account of each Lender such Lender’s Break Costs attributable to all or any part of a Loan (other than a Swingline Loan) or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)
Each Lender must supply to the Facilities Agent (who shall promptly deliver them to the Company and the relevant Borrower) details of the amount of any Break Costs claimed by it under this Clause 16.4.

17.    FEES
17.1    Commitment fee

(a)
The Company shall pay to the Facilities Agent (for the account of each Lender) a commitment fee in the Base Currency of the relevant Tranche computed at the rate of 35 per cent. of the applicable Margin per annum on the daily undrawn, uncancelled amount of each Lender’s Commitment.

(b)
The accrued commitment fee is payable quarterly in arrears during the Availability Period and on the last day of the Availability Period and, if the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments or the Total Tranche D Commitments are cancelled in full, at the time such cancellation is effective.

(c)	No commitment fee is payable to the Facilities Agent (for the account of a Lender) on any Commitment of that Lender for any day on which that Lender is a Defaulting Lender.
17.2    Arrangement fee

The Company shall pay to the Arrangers (for the account of each Arranger) an arrangement fee in the amount and at the times agreed in a Fee Letter between the Arrangers and the Company.
17.3    Agency fee
The Company shall pay to the Facilities Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter between the Facilities Agent and the Company.
17.4    Bookrunner fee
The Company shall pay to the active bookrunners (as such term is used in the Commitment Letter) (for the account of each such active bookrunner) a bookrunner fee in the amount and at the times agreed in a Fee Letter between such active bookrunners and the Company.
17.5    Participation fee
The Company shall pay to the Facilities Agent (for the account of each Original Lender) a participation fee in the amount and at the times agreed in a Fee Letter between the Facilities Agent and the Company.
17.6    Utilisation fee

(a)	The Company shall pay to the Facilities Agent (for the account of each Lender) a utilisation fee computed at the rate of:

(i)
for each day on which the aggregate amount of the Utilisations (where each Utilisation is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange on that day) equals or is less than 33⅓ per cent. of the Total Commitments, 0.10 per cent. per annum;

(ii)
for each day on which the aggregate amount of the Utilisations (where each Utilisation is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange on that day) exceeds 33⅓ per cent. but equals or is less than 66⅔ per cent. of the Total Commitments, 0.20 per cent. per annum; and

(iii)
for each day on which the aggregate amount of the Utilisations (where each Utilisation is converted into US Dollars at the Facilities Agent’s Spot Rate of Exchange on that day) exceeds 66⅔ per cent. of the Total Commitments, 0.40 per cent. per annum.

(b)	Utilisation fee is payable in US Dollars on the amount of each Lender’s share in the Utilisations.

(c)
Accrued utilisation fee is payable quarterly in arrear during the Availability Period and on the last day of the Availability Period and, for a Lender, on the date on which it ceases to be a Lender under this Agreement.

17.7    Bonding fee

(a)
Each Bond Borrower shall pay to the Facilities Agent (for the account of each relevant Tranche D Lender) for each Bond requested by it a bonding fee in US Dollars computed at the applicable Margin on the daily outstanding amount of that Bond for the period from the issue of that Bond until and including its Expiry Date or, following a claim under such Bond, until and including the date of reimbursement of the full amount of such claim to the relevant Tranche D Lender whether pursuant to Clause 7.1(b), 7.3(a) or otherwise.

(b)	The accrued bonding fee on a Bond (if any) shall be payable quarterly in arrear starting on the date falling three months after the date of the Agreement and the dates falling quarterly thereafter.

(c)	If a Bond Borrower cash covers any part of a Bond then:

(i)	the bonding fee payable for the account of each relevant Tranche D Lender shall continue to be payable in accordance with paragraph (a); and

(ii)	the Bond Borrower will be entitled to withdraw the interest accrued on the cash cover to pay those fees.
17.8    Timing of payments
Notwithstanding any provision to the contrary in any Finance Document, all payments to be made by an Obligor in respect of any fees referred to in Clauses 17.1, 17.4 and 17.7 are due within three Business Days of written demand to the Company by the Facilities Agent in each case served no earlier than the times agreed for payment, and attaching a statement of detailed calculations.
18.    TAXES
18.1    Application of Clauses

(a)	Clauses 18.2 to 18.8 shall only apply in respect of payments by the following Obligors:

(i)	Carnival plc; and

(ii)	any Additional Borrower resident in the United Kingdom.

(b)	Clauses 18.9 to 18.10 shall only apply in respect of payments by the following Obligors:

(i)	the Company;

(ii)	CC U.S. Ventures, Inc.;

(iii)	any Additional Borrower incorporated in a state within, or operating in, the U.S.; and

(iv)
other members of the Carnival Corporation & plc Group who become an Additional Borrower as may be requested by the Company to be covered under this paragraph (b), subject to the consent of the Facilities Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(c)	Clauses 18.11 to 18.16 shall only apply in respect of payments by the following Obligors:

(i)	Costa Crociere S.p.A.; and

(ii)	any Additional Borrower resident in Italy.

(d)	Clauses 18.17 to 18.21 shall only apply in respect of payments by any Additional Borrower resident in the Netherlands.

(e)	Clauses 18.22 to 18.26 shall apply in respect of payments by any Obligor that does not fall within any of paragraphs (a), (b), (c) or (d).

(f)	Clause 18.27 shall apply in respect of payments made by all Obligors.

18.2    General
In Clauses 18.3 to 18.8:
Borrower DTTP Filing means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(i)
where it relates to a Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part B or Part C (as applicable) of Schedule  1 (The Parties), and

(A)	where the Borrower is a Borrower as at the Amendment Effective Date, is filed with HM Revenue & Customs within 30 working days of the Amendment Effective Date; or

(B)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 working days of the date on which that Borrower becomes an Additional Borrower; or

(ii)
where it relates to a Treaty Lender that is a New Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Transfer Certificate or Increase Confirmation, and

(A)
where the Borrower is a Borrower as at the relevant Transfer Date or Increase Date as applicable, is filed with HM Revenue & Customs within 30 working days of that Transfer Date or Increase Date as applicable; or

(B)
where the Borrower is not a Borrower as at the relevant Transfer Date or Increase Date as applicable, is filed with HM Revenue & Customs within 30 working days of the date on which that Borrower becomes an Additional Borrower.

Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement and is:

(a)	a U.K. Lender; or

(b)	a Treaty Lender.
Tax Confirmation means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender under this Agreement is either:

(a)	a company resident in the UK for UK tax purposes;

(b)	a partnership, each member of which is:

(i)	a company resident in the UK for UK tax purposes; or

(ii)
a company not resident in the UK for UK tax purposes but which carries on a trade in the UK through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA 2009) the whole of any share of interest payable to it under this Agreement which is attributable to it by reason of Part 17 of the CTA 2009; or

(c)
a company not resident in the UK for UK tax purposes which carries on a trade in the UK through a permanent establishment and which brings into account interest payable to it under this Agreement in computing its chargeable profits (within the meaning of section 19 of the CTA 2009).

Treaty Lender means a Lender which:

(a)
is resident (as defined in the appropriate double taxation agreement) in a country with which the U.K. has a double taxation agreement giving residents of that country full exemption from U.K. taxation on interest;

(b)	does not carry on a business in the U.K. through a permanent establishment with which the payment is effectively connected; and

(c)	is entitled to receive interest without withholding or, if withheld, is entitled to reclaim that withholding in full, under the terms of the appropriate double taxation agreement.
U.K. Bank Lender means a Lender:

(a)
which is a bank (as defined for the purpose of section 879 of the ITA 2007) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA 2009; or

(b)
in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance.

U.K. Lender means a Lender which is:

(a)	a U.K. Bank Lender; or

(b)	a U.K. Non-Bank Lender.
U.K. Non-Bank Lender means:

(a)	a company resident in the U.K. for U.K. tax purposes;

(b)	a partnership, each member of which:

(i)	is a company resident in the U.K. for U.K. tax purposes; or

(ii)
a company not resident in the U.K. for U.K. tax purposes but which carries on a trade in the U.K. through a permanent establishment and which brings into account in computing its chargeable profits (for the purpose of section 19 of CTA 2009) the whole of any share of interest payable to it under this Agreement which falls to it by reason of Part 17 of CTA 2009; or

(c)
a company not resident in the U.K. for U.K. tax purposes which carries on a trade in the U.K. through a permanent establishment and which brings into account interest payable to it under this Agreement in computing its chargeable profits for the purpose of section 19 of CTA 2009, which, in each case, is beneficially entitled to interest payable to it under this Agreement and which has provided to the Company and not retracted confirmation that it is one of the above by way of a Tax Confirmation.
18.3    Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If:

(i)	a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)	an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facilities Agent. The Facilities Agent must then promptly notify the affected Parties.

(c)
Except as provided below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of tax imposed by the U.K. to a Lender that is not, or has ceased to be on the date on which the payment is due, a Qualifying Lender in excess of the amount that the Obligor would have had to pay under paragraph (c) above had the Lender been, or not ceased to be on the date on which the payment is due, a Qualifying Lender, except that where an amount (the Claim) is demanded under the guarantee given by Carnival plc in respect of a default by one of its Subsidiaries (the Paying Party), Carnival plc shall not be entitled to the benefit of this paragraph (d) if, but only to the extent that, the amount paid by Carnival plc in respect of the Claim would be thereby reduced to an amount less than the amount which the Lender was entitled to receive from the Paying Party in respect of the Claim.

(e)
Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority which becomes effective after the date it became a Lender under this Agreement.

(f)
An Obligor is not required to make an increased payment to a Lender under paragraph (c) above for a Tax Deduction in respect of the tax imposed by the U.K. if that Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the Tax Deduction would not have been required if the Lender had complied with its obligations under paragraph (i) or (k) below.

(g)
An Obligor is not required to make an increased payment under paragraph (c) above if the Lender is a Qualifying Lender solely by virtue of being a UK Non-Bank Lender and an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a Direction) under section 931 ITA 2007 which relates to the payment and that Lender has received from the Obligor making the payment a certified copy of that Direction and the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made.

(h)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction in the minimum amount required by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(i)
As soon as practical following the making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction or payment must deliver to the Facilities Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(j)

(i)
Subject to paragraph (j)(ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)
A Treaty Lender which becomes a Party on the day on which this Agreement is entered into (or the Amendment Effective Date) that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part B or Part C (as applicable) of Schedule  1 (The Parties); or

(B)
a New Lender that is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the Transfer Certificate or Increase Confirmation which it executes, and, having done so, that Lender shall be under no obligation pursuant to sub-paragraph (i) above.

(k)	If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (j)(ii) above and:

(i)	a Borrower making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a Borrower making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing, and in each case, the Borrower has notified that Lender in writing, that Lender and the Borrower shall co-operate in completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(l)
If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (j)(ii) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(m)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Facilities Agent for delivery to the relevant Lender.

(n)	A UK Non-Bank Lender which becomes a Party on the day on which this Agreement is entered into gives a Tax Confirmation to the Company by entering into this Agreement.

(o)	A UK Non-Bank Lender shall promptly notify the Company and the Facilities Agent if there is any change in the position from that set out in the Tax Confirmation.
18.4    Tax indemnity

(a)
Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party acting reasonably determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or as having a permanent establishment for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by any increased payment under Clause 18.3 (Tax gross-up);

(ii)	would have been compensated for by an increased payment under Clause 18.3 (Tax gross-up) but was not so compensated solely because one of the exclusions in Clause 18.3(d) and 18.3(f) applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.
18.5    Tax Credit

(a)	Where any payment has been made subject to a Tax Deduction, a Finance Party agrees to use its commercially reasonable endeavours to complete any procedural formalities necessary for the relevant Finance Party to obtain any Tax Credit available as a result of the payment being made subject to a Tax Deduction.

(b)	If an Obligor makes a Tax Payment and the relevant Finance Party in its absolute discretion exercised in good faith determines that:

(i)
a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(ii)	it has used and retained that Tax Credit (on a consolidated basis if relevant to the determination of its allowable credit for foreign taxes paid or accrued), the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.
18.6    Lender Status Confirmation

(a)
Each Lender which becomes a Party to this Agreement after the Amendment Effective Date shall indicate, in the Transfer Certificate or Increase Confirmation which it executes on becoming a Party, and for the benefit of the Facilities Agent and without liability to the Obligors, which of the following categories it falls in:

(i)	not a Qualifying Lender;

(ii)	a Qualifying Lender (other than a Treaty Lender); or

(iii)	a Treaty Lender.

(b)
If a New Lender fails to indicate its status in accordance with this Clause 18.6 then such New Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Facilities Agent which category applies (and the Facilities Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, a Transfer Certificate or Increase Confirmation shall not be invalidated by any failure of a Lender to comply with this Clause 18.6.

18.7    Stamp taxes
The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.
18.8    Value added taxes

(a)
Any amount (including costs and expenses) expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall as that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.8 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

18.9    General
In Clause 18.9 to 18.10:
Excluded Taxes means, with respect to the Facilities Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of an Obligor under the Finance Documents:

(a)
income, franchise or other similar taxes imposed on, based on or measured by or with respect to its net income by the United States of America, or income, franchise or other similar taxes imposed on, based on or measured by or with respect to its net income, net worth or capital employed, or gross basis business and/or occupational taxes by the jurisdiction under the laws of which such recipient is organized or in which it is resident or, in the case of any Lender, in which its applicable lending office is located;

(b)	any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in paragraph (a) above;

(c)	in the case of a Lender (other than an assignee pursuant to a request by an Obligor under Clause 18.10(g)), any withholding tax that:

(i)	is attributable to such Lender’s failure to comply with Clause 18.10(e); or

(ii)
in the case of a Foreign Lender, is imposed by the United States of America and is in effect and would apply to amounts payable to such Foreign Lender, at the time such Foreign Lender becomes a party to this Agreement (including by assignment) or designates a Facility Office or a new lending office, except to the extent that (x) where the Foreign Lender is an assignee, the assignor was entitled to receive additional amounts with respect to any withholding tax pursuant to Clause 18.10, (y) where the Foreign Lender has designated a new Facility Office or other lending office, the Foreign Lender was entitled to receive additional amounts with respect to any withholding tax pursuant to Clause 18.10 before the designation of a new Facility Office or other lending office or (z) such withholding tax shall have resulted from the making of any payment to a location other than the Facility Office or other lending office designated by the Facilities Agent or such Foreign Lender for the receipt of payments of the applicable type;

(d)
any tax imposed by a jurisdiction to the extent such tax is attributable to a connection between such jurisdiction and the Facilities Agent, such Lender or such other recipient, as the case may be, other than a connection arising from the transactions contemplated by this Agreement; and

(e)	any FATCA Deduction.
Foreign Lender means, with respect to an Obligor, any Lender that is organized under the laws of a jurisdiction other than that in which that Obligor is located and, with respect to the Company, outside the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Governmental Authority means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
Indemnified Taxes means Taxes other than Excluded Taxes.
Other Taxes means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under the Finance Documents or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement other than (1) Excluded Taxes and (2) any Taxes required to be paid solely as a result of the execution or delivery of an instrument effecting an assignment, designation or participation contemplated in Clause 29 (Changes to the Lenders) (excluding any designation or assignment initiated pursuant to Clause 18.10(g) (Taxes)).
18.10    Taxes

(a)
Any and all payments by or on account of any obligation of an Obligor under the Finance Documents shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if an Obligor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Clause 18.10) the Facilities Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) that Obligor shall make such deductions and (iii) that Obligor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)	In addition, an Obligor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)
Each Obligor shall indemnify the Facilities Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Facilities Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of that Obligor under the Finance Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Clause 18.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (except to the extent such penalties, interest or expenses result from the gross negligence or wilful misconduct of the Facilities Agent or the applicable Lender), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Facilities Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error, provided that such certificate shall include a description in reasonable detail of the Indemnified Tax or Other Tax for which the indemnity is being demanded and the calculation in reasonable detail of the amount of such indemnity. The Facilities Agent and each Lender agrees to use its reasonable endeavours to complete any procedural formalities necessary for the Facilities Agent and the Lender to obtain a credit against any Indemnified Tax or Other Tax or any relief or remission for an Indemnified Tax or Other Tax (or its repayment). Notwithstanding any contrary provision under the Finance Documents, the Facilities Agent or the Lender, as the case may be, shall have no obligation to contest the imposition or assertion of any Indemnified Tax or Other Tax.

(d)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by an Obligor to a Governmental Authority, the Obligor shall deliver to the Facilities Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment (if such a receipt is reasonably obtainable from such Governmental Authority), a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facilities Agent.

(e)
The Facilities Agent will deliver to the Company, and each Lender will deliver to the Facilities Agent and the Company, on or before the first Utilisation Date (or, in the case of a Lender that becomes a Lender after the first Utilisation Date, on or before such later date on which such Lender becomes a Lender) such properly completed and executed Internal Revenue Service form (Form W-8BEN, W-8ECI, W-8EXP, W-8IMY, or W-9, as applicable) as will demonstrate, in accordance with applicable regulations, that payments of interest by an Obligor to the Facilities Agent for the account of such Lender pursuant to this Agreement will be exempt from (or entitled to a reduction in the rate of) United States federal withholding taxes. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Obligor is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Facilities Agent), at the time or times prescribed by applicable law, such other properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company (including any replacement or successor form) as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received prior written notice from the Company advising it of the availability of such exemption or reduction and containing all applicable documentation.

(f)
If the Facilities Agent or a Lender determines that it has received a refund of or Tax Credit for any Taxes or Other Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Clause 18.10, it shall pay over such refund or Tax Credit to that Obligor (but only to the extent of indemnity payments made, or additional amounts paid, by the Obligor under this Clause 18.10 with respect to the Taxes or Other Taxes giving rise to such refund or Tax Credit), net of all reasonable out-of-pocket expenses of the Facilities Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or Tax Credit); provided, that the Obligor, upon the request of the Facilities Agent or such Lender, agrees to repay the amount paid over to the Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Facilities Agent or such Lender to the extent that the Facilities Agent or such Lender is required to repay such refund to such Governmental Authority. This Clause 18.10 shall not be construed to require the Facilities Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Obligor or any other person.

(g)
If an Obligor is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Clause 18.10, then the Obligor may, at its sole expense and effort, upon notice to such Lender and the Facilities Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Clause 29), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Obligor shall have received the prior written consent of the Facilities Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its share in the Utilisations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Obligor (in the case of all other amounts) and (iii) in the case of any such assignment resulting from payments required to be made pursuant to this Clause 18.10, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Obligor to require such assignment and delegation cease to apply.

18.11    General
In Clauses 18.11 to 18.16:
Italian Lender means a Lender which is resident in Italy or acting through a Facility Office in Italy and in either case is entitled to receive interest without withholding of tax from the relevant Obligor under the domestic law of Italy.
Qualifying Lender means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under this Agreement and is:

(a)	an Italian Lender; or

(b)	a Treaty Lender.
Treaty Lender means a Lender which:

(a)
is resident (as defined in the appropriate double taxation agreement) in a country with which Italy has a double taxation agreement giving residents of that country full exemption from taxation on interest imposed by Italy;

(b)	does not carry on a business in Italy through a permanent establishment, branch or agency with which the payment is effectively connected;

(c)	is entitled to receive interest without withholding or, if withheld, is entitled to reclaim that withholding in full, under the terms of the appropriate double taxation agreement; and

(d)	has agreed with the Company any procedural formalities necessary for each Obligor to make all payments to be made by that Obligor to such Lender under the Finance Documents without any Tax Deduction.
18.12    Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If:

(i)	a Lender is not, or ceases to be, a Qualifying Lender; or

(ii)	an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facilities Agent. The Facilities Agent must then promptly notify the affected Parties.

(c)
Except as provided below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
Except as provided below, an Obligor is not required to make an increased payment under paragraph (c) above for a Tax Deduction in respect of the tax imposed by Italy to a Lender that is not, or has ceased to be, a Qualifying Lender in excess of the increase that the Obligor would have had to pay under paragraph (c) above had the Lender been, or not ceased to be, a Qualifying Lender.

(e)
Paragraph (d) above will not apply if the Lender has ceased to be a Qualifying Lender by reason of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority.

(f)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(g)
Within 46 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor must deliver to the Facilities Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(h)
In the event that an Obligor changes its country of residence and a Tax Deduction is imposed by the new country of residence, that Obligor shall pay such additional amounts to ensure that the amounts received by the Facilities Agent and each Lender are no less than the amounts the Facilities Agent and each Lender would have received but for such change of country of residence by that Obligor provided always that the Obligor shall not be obliged to pay such additional amounts to the extent that such additional amounts would not have been payable under this paragraph had each Lender remained a Qualifying Lender.

(i)
Paragraph (c) above will not apply if the Lender is a Treaty Lender and the Obligor is able to demonstrate that the payment could have been made to the Lender without the tax deduction had that Lender complied with its obligations under Clause 18.11(d).

18.13    Tax indemnity

(a)
Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party acting reasonably determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)
that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or as having a permanent establishment for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income (including the “valore della produzione netta” for the purposes of Italian regional tax on productive activities or “IRAP” provided for by legislative decree no. 451 of 15 December 1997) received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by any increased payment under Clause 18.12 (Tax gross-up);

(ii)
would have been compensated for by an increased payment under Clause 18.12 (Tax gross-up) but was not so compensated solely because the exclusion in Clause 18.12(d) or the proviso to Clause 18.12(h) or Clause (i) applied; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.
18.14    Tax Credit

(a)
Where any payment has been made subject to a Tax Deduction, a Finance Party agrees to use its reasonable endeavours to complete any procedural formalities necessary for the relevant Finance Party to obtain any Tax Credit available as a result of the payment being made subject to a Tax Deduction.

(b)	If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion exercised in good faith that:

(i)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)	it has used and retained that Tax Credit (on a consolidated basis if relevant to the determination of its allowable credit for foreign taxes paid or accrued), the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.
18.15    Stamp taxes
The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.
18.16    Value added taxes

(a)
Any amount (including costs and expenses) expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall as soon as reasonably practicable provide an appropriate value added tax invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.16 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

18.17    General

(a)	In Clauses 18.17 to 18.21:
Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of tax in relation to a sum received or receivable (or any sum deemed for the purposes of tax to be received or receivable) under a Finance Document.
Treaty Lender means a Lender which:

(a)	is treated as a resident of a Treaty State for the purposes of the relevant Treaty; and

(b)
does not carry on a business in the Netherlands through a permanent establishment, a fixed base or a permanent representative with which that Lender's participation in the Loan is effectively connected;

Treaty State means a jurisdiction having a double taxation agreement (a Treaty) with the Netherlands which makes provision for full exemption or full refund from tax imposed on interest.

(b)
Unless a contrary indication appears, in Clauses 18.17 to 18.21 (inclusive) a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

18.18    Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facilities Agent accordingly. Similarly, a Lender shall notify the Facilities Agent on becoming so aware in respect of a payment payable to that Lender. If the Facilities Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)
An Obligor is not required to make an increased payment to a Lender under paragraph (c) for a Tax Deduction from a payment of interest on a Utilisation, if on the date on which the payment falls due the relevant Lender is a Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below.

(e)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount.

(f)
Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facilities Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)
A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

18.19    Tax indemnity

(a)
The Company shall (within three Business Days of demand by the Facilities Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been suffered (directly or indirectly) for or on account of tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) shall not apply:

(i)	with respect to any tax assessed on a Finance Party:

(A)
under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident or as having a permanent establishment for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 18.18 (Tax gross-up);

(B)
would have been compensated for by an increased payment under Clause 18.18 (Tax gross-up) but was not so compensated solely because the exclusion in paragraph (d) of Clause 18.18 (Tax gross-up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party.

(c)
A Protected Party making, or intending to make a claim under paragraph (a) shall promptly notify the Facilities Agent of the event which will give, or has given, rise to the claim, following which the Facilities Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.19, notify the Facilities Agent.
18.20    Tax credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion exercised in good faith that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.
18.21    Value added tax

(a)
Any amount (including costs and expenses) expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall as soon as reasonably practicable provide an appropriate value added tax invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.21 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

18.22    Tax gross-up

(a)	Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facilities Agent. The Facilities Agent must then promptly notify the affected Parties.

(c)
Except as provided below, if a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)
Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor must deliver to the Facilities Agent for the relevant Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

(f)
Where possible, each Finance Party shall, in consultation with the Company, take all reasonable steps to reduce the risk of a Tax Deduction being required by law or reduce the amount of such Tax Deduction, including, without limitation, transferring its rights and obligations under the Finance Documents to an Affiliate, changing its Facility Office or co-operating with each Obligor by using its commercially reasonable endeavours to complete any procedural formalities necessary for that Obligor to obtain authorisation to make payments without a Tax Deduction.

18.23    Tax indemnity

(a)
Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party acting reasonably determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

(b)	Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(i)
that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or as having a permanent establishment for tax purposes; or

(ii)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	Paragraph (a) above does not apply to the extent a loss, liability or cost:

(i)	is compensated for by any increased payment under Clause 18.22 (Tax gross-up); or

(ii)	relates to a FATCA Deduction required to be made by a Party.

(d)	A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.
18.24    Tax Credit

(a)
Where any payment has been made subject to a Tax Deduction, a Finance Party agrees to use its reasonable endeavours to complete any procedural formalities necessary for the relevant Finance Party to obtain any Tax Credit available as a result of the payment being made subject to a Tax Deduction.

(b)	If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion exercised in good faith that:

(i)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(ii)	it has used and retained that Tax Credit (on a consolidated basis if relevant to the determination of its allowable credit for foreign taxes paid or accrued), the Finance Party must pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.
18.25    Stamp taxes
The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.
18.26    Value added taxes

(a)
Any amount (including costs and expenses) expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party shall as soon as reasonably practicable provide an appropriate value added tax invoice to that Party).

(b)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)
(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)
(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)
Any reference in this Clause 18.26 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)
In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply

18.27    US FATCA Withholding Tax Requirements

(a)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise indemnify or compensate the recipient of the payment for that FATCA Deduction.

(b)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Company, the Facilities Agent and the other Finance Parties.

(c)	Subject to paragraph (e) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

(d)
If a Party confirms to another Party pursuant to paragraph (c)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(e)	Paragraph (c) above shall not oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(f)
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (c) above (including, for the avoidance of doubt, where paragraph (e) above applies), then if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(g)
If a Borrower is a US Tax Obligor, or where the Facilities Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower (on the Amendment Effective Date) is a US Tax Obligor and the relevant Lender is a Lender on the Amendment Effective Date, the Amendment Effective Date;

(ii)	where a Borrower is a US Tax Obligor on a Transfer Date or on the effective date of an Increase Confirmation and the relevant Lender is:

(A)	a New Lender, the relevant Transfer Date; or

(B)	an Increase Lender which was not previously a Party, the effective date of the Increase Confirmation;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Facilities Agent, supply to the Facilities Agent:

(i)	a withholding certificate on Form W-8 or Form W-9 (or any successor form) (as applicable); or

(ii)
any withholding statement and other documentation, authorisations, waivers and other withholding certificates as the Facilities Agent may require to certify or establish the status of such Lender under FATCA.

The Facilities Agent shall provide any withholding certificate, withholding statement, documentation, authorisations and waivers it receives from a Lender pursuant to this paragraph (e) to the Company and shall be entitled to rely on any such withholding certificate, withholding statement, documentation, authorisations and waivers provided without further verification. The Facilities Agent shall not be liable for any action taken by it under or in connection with this paragraph (f).

(h)
Each Lender agrees that if any withholding certificate, withholding statement, documentation, authorisations and waivers provided to the Facilities Agent pursuant to paragraph (f) above is or becomes materially inaccurate or incomplete, it shall promptly update such withholding certificate, withholding statement, documentation, authorisations and waivers or promptly notify the Facilities Agent in writing of its legal inability to do so. The Facilities Agent shall provide any such updated withholding certificate, withholding statement, documentation, authorisations and waivers to the Company. The Facilities Agent shall not be liable for any action taken by it under or in connection with this paragraph (h).
19.    INCREASED COSTS
19.1    Increased Costs
Subject to the exceptions set out below, the Company shall, within three Business Days of demand by the Facilities Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Amendment Effective Date;

(b)	compliance with any law or regulation introduced after the Amendment Effective Date;

(c)
the implementation or application of, or compliance with, Basel III or CRD IV or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(d)
the implementation or application of, or compliance with, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued.

19.2    Claims

(a)
A Finance Party intending to make a claim for Increased Costs shall notify the Facilities Agent of the event giving rise to the claim, following which the Facilities Agent shall promptly notify the Company. Any such claim must be made on the Company within 6 months from the date on which the Finance Party becomes aware of such claim.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facilities Agent, provide a certificate confirming the amount of its Increased Costs.
19.3    Exceptions
These provisions do not apply to the extent any Increased Cost is:

(a)	attributable to a Tax governed by Clause 18 (Taxes);

(b)	compensated for under another Clause in this Agreement or would have been but for an exception in such Clause;

(c)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

(d)	a tax on the overall net income or gains of a Finance Party or any of its Affiliates;

(e)
attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision (BCBS) in June 2004 in the form existing at the Amendment Effective Date (but excluding any amendment arising out of Basel III) (Basel II) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(f)
attributable to the implementation, or application of, or compliance with, any Bank Levy, or any law or regulation which implements any Bank Levy (whether such implementation, application or compliance is by a government, a regulator, or by a Finance Party or any of its Affiliates).

19.4    Further Basel III and Dodd-Frank Requirements
A Finance Party may only make a claim for Increased Costs attributable to the implementation or application of, or compliance with, Basel III or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 if:

(a)
that Finance Party did not know about or could not reasonably be expected to have known about the relevant Increased Cost on or prior to the Amendment Effective Date or (if later) the date on which it became a Finance Party (provided that, if the Increased Cost was not fully quantifiable on or prior to such date, that Finance Party may claim that amount of the Increased Cost which was not, or could not reasonably be expected to have been, quantifiable); and

(b)
to the best of that Finance Party’s knowledge, the Finance Party has claimed such costs from all investment grade borrowers in relation to committed facilities for investment grade borrowers which were entered into on or before the Amendment Effective Date and has confirmed this to the Company.

20.    OTHER INDEMNITIES
20.1    Currency indemnity

(a)	The Company shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

(i)	that Finance Party receiving an amount in respect of an Obligor’s liability under the Finance Documents; or

(ii)	that liability being converted into a claim, proof, judgment or order, in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

(b)
Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

20.2    Other indemnities
The Company shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability (excluding loss of profit and amounts in respect of Margin) which that Finance Party incurs as a consequence of:

(a)	the occurrence of any Event of Default;

(b)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

(c)
a Utilisation not being made after a Utilisation Request has been delivered for that Utilisation by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of negligence or default by that Finance Party alone); or

(d)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment.
The Company’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document, any amount repaid or prepaid or any Utilisation.
20.3    Indemnity to the Facilities Agent
The Company shall, within three Business Days of demand, indemnify the Facilities Agent against any loss or liability incurred by the Facilities Agent (acting reasonably) as a result of:

(a)
investigating any event which it reasonably believes to be a Default provided that prior to any such investigation being commenced the Facilities Agent has consulted the Company concerning such event if the Facilities Agent, acting in good faith, considers that it can do so without prejudicing the position of the Finance Parties; or

(b)	acting or relying on any notice which the Facilities Agent reasonably believes to be genuine, correct and appropriately authorised.
21.    MITIGATION BY THE FINANCE PARTIES

(a)	Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

(i)	any Tax Payment or Increased Costs being payable to that Finance Party;

(ii)	that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

(iii)	that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank, including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

(c)
The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party which are directly referable to the Facility as a result of any step taken by it under this Clause 21.

(d)	A Finance Party is not obliged to take any step under this Clause 21 if, in the opinion of that Finance Party (acting reasonably), to do so could reasonably be expected to be prejudicial to it.

22.    COSTS AND EXPENSES
22.1    Initial costs
Subject to Clause 22.4 (Legal fees), the Company shall, within three Business Days of demand, pay to the Facilities Agent and the Arrangers the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.
22.2    Subsequent costs

(a)
Subject to Clause 22.4 (Legal fees), the Company must promptly on demand pay to the Facilities Agent the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by it in connection with:

(i)	the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the Amendment Effective Date; and

(ii)	any amendment, waiver or consent requested by or on behalf of an Obligor or an amendment required or specifically allowed by this Agreement to any Finance Document.
22.3    Enforcement costs
Subject to Clause 22.4 (Legal fees), the Company must promptly on demand pay to each Finance Party the amount of all costs and expenses (including legal fees) properly incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
22.4    Legal fees
The Company will only be liable to pay an amount in respect of legal fees under Clauses 22.1 (Initial costs) to 22.3 (Enforcement costs) for one law firm, and, in the case of Clauses 22.1 (Initial costs) and 22.2 (Subsequent costs), applicable foreign counsel instructed by such law firm for the purposes of obtaining legal opinions, and, in the case of Clause 22.3 (Enforcement costs), applicable foreign counsel instructed by such law firm for the purposes of enforcing or preserving any rights under any Finance Document, representing all of the Finance Parties together.
22.5    Acknowledgment of benefit, discount or credit
The Company acknowledges that each or any of the Facilities Agent and the Arrangers may receive a benefit, including without limitation, a discount, credit or other accommodation, from any relevant legal counsel based on the legal fees such legal counsel may receive on account of their relationship with the Facilities Agent and the Arrangers including, without limitation, fees paid pursuant to the Finance Documents.
23.    GUARANTEE AND INDEMNITY
23.1    Guarantee and indemnity by the Company

(a)	The Company irrevocably and unconditionally:

(i)	guarantees to each Finance Party punctual performance by each Borrower that is its Subsidiary of all that Borrower’s payment obligations under the Finance Documents;

(ii)
undertakes with each Finance Party that whenever a Borrower that is its Subsidiary does not pay any amount when due under any Finance Document, it shall immediately on demand by the Facilities Agent pay that amount as if it was the principal obligor; and

(iii)
indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it hereunder is or becomes unenforceable, invalid or illegal; the amount of the cost, loss or liability under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(b)
The guarantee in Clause 23.1(a) is a continuing guarantee and will extend to the ultimate balance of sums payable by any of the Company’s Subsidiaries under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.2    Guarantee and indemnity by Carnival plc

(a)	Carnival plc irrevocably and unconditionally:

(i)	guarantees to each Finance Party punctual performance by each Borrower that is its Subsidiary of all that Borrower’s payment obligations under the Finance Documents;

(ii)
undertakes with each Finance Party that whenever a Borrower that is its Subsidiary does not pay any amount when due under any Finance Document, it shall immediately on demand by the Facilities Agent pay that amount as if it was the principal obligor; and

(iii)
indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it hereunder is or becomes unenforceable, invalid or illegal; the amount of the cost, loss or liability under this indemnity shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

(b)
The guarantee in Clause 23.2(a) is a continuing guarantee and will extend to the ultimate balance of sums payable by any of Carnival plc’s Subsidiaries under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

23.3    Reinstatement

(a)
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation, administration or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

(b)	Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.
23.4    Waiver of defences
The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Carnival Corporation & plc Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person;

(d)	any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(e)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(f)
any amendment, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in, any facility or the addition of any new facility under any Finance Document or other document or security;

(g)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(h)	any insolvency or similar proceedings.
23.5    Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of the Finance Documents to the contrary.
23.6    Appropriations

(a)
Until all amounts which may be or become payable by any of the Company’s Subsidiaries under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)	apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same; and

(iii)	hold in an interest-bearing suspense account (bearing interest at market rates) any moneys received from the Company or on account of the Company’s liability under this Clause 23.

(b)
Until all amounts which may be or become payable by any of Carnival plc’s Subsidiaries under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(i)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

(ii)	apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and Carnival plc shall not be entitled to the benefit of the same; and

(iii)	hold in an interest-bearing suspense account any moneys received from Carnival plc or on account of Carnival plc’s liability under this Clause 23.
23.7    Non-competition

(a)
The Company shall, until all sums whatsoever payable (or which may become payable) by any of its Subsidiaries under or in connection with the Finance Documents have been irrevocably paid in full, exercise only in accordance with the Facilities Agent’s instructions:

(i)	its rights of subrogation, contribution and indemnity against that Subsidiary;

(ii)	its right to take the benefit of, share in or enforce any security or other guarantee or indemnity for that Subsidiary’s obligations under the Finance Documents held by any of the Finance Parties;

(iii)	its rights to prove or claim in the bankruptcy, liquidation, administration or other insolvency proceedings of that Subsidiary;

(iv)
its rights to bring legal or other proceedings for an order requiring that Subsidiary to make any payment, or perform any obligation, in respect of which the Company has given a guarantee, undertaking or indemnity under this Clause 23; and

(v)	its rights to exercise any right of set-off against that Subsidiary.

(b)
Any amount recovered as a result of the exercise of the rights described in paragraph (a) above shall be held on trust for the Facilities Agent on behalf of the Finance Parties and paid to the Facilities Agent for the Finance Parties on demand. The Company warrants to the Finance Parties that it has not taken any security from its Subsidiaries in relation to the Finance Documents and agrees not to do so until the Finance Parties receive all sums payable by those Subsidiaries under the Finance Documents. Any security taken by the Company in breach of this provision and all moneys at any time received in respect thereof shall be held in trust for the Finance Parties.

(c)
Carnival plc shall, until all sums whatsoever payable (or which may become payable) by any of its Subsidiaries under or in connection with the Finance Documents have been irrevocably paid in full, exercise only in accordance with the Facilities Agent’s instructions:

(i)	its rights of subrogation, contribution and indemnity against that Subsidiary;

(ii)	its right to take the benefit of, share in or enforce any security or other guarantee or indemnity for that Subsidiary’s obligations under the Finance Documents held by any of the Finance Parties;

(iii)	its rights to prove or claim in the bankruptcy, liquidation, administration or other insolvency proceedings of that Subsidiary;

(iv)
its rights to bring legal or other proceedings for an order requiring that Subsidiary to make any payment, or perform any obligation, in respect of which Carnival plc has given a guarantee, undertaking or indemnity under this Clause 23; and

(v)	its rights to exercise any right of set-off against that Subsidiary.

(d)
Any amount recovered as a result of the exercise of the rights described in paragraph (c) above shall be held on trust for the Facilities Agent on behalf of the Finance Parties and paid to the Facilities Agent for the Finance Parties on demand. Carnival plc warrants to the Finance Parties that it has not taken any security from its Subsidiaries in relation to the Finance Documents and agrees not to do so until the Finance Parties receive all sums payable by those Subsidiaries under the Finance Documents. Any security taken by Carnival plc in breach of this provision and all moneys at any time received in respect thereof shall be held in trust for the Finance Parties.

23.8    Additional security
Each guarantee in Clause 23.1 (Guarantee and indemnity by the Company) is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
24.    REPRESENTATIONS
24.1    Representations
The representations set out in this Clause are made in accordance with Clause 24.10 (Times for making representations).
24.2    Status
Each Obligor is duly incorporated and validly existing under the laws of its jurisdiction of incorporation as a limited liability company, a corporation, or other legal entity and has the power to execute, deliver and perform its obligations under the Finance Documents; all necessary corporate action has been taken by each Obligor to authorise the execution, delivery and performance of, the Finance Documents to which it is or will be a party and each Finance Document to which it is a party constitutes valid and legally binding and enforceable obligations in accordance with its terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)); each Obligor has the power to own its assets and carry on its business as it is being conducted where a lack of such power would have a Material Adverse Effect.
24.3    Non-conflict
The execution, delivery and performance by each Obligor of the Finance Documents will not contravene any existing law, regulation or authorisation to which that Obligor is subject, result in the breach of or default under any agreement or other instrument to which that Obligor is a party or which is binding upon that Obligor or its assets or contravene any provision of that Obligor’s constitutional documents.
24.4    No default

(a)	No Default has occurred and is outstanding or will result from the execution of, or the performance of any transaction contemplated by, any Finance Document.

(b)	No Obligor nor any of its respective Subsidiaries is in default under any agreement relating to Borrowed Money to which it or any of its respective Subsidiaries is a party or by which it or any of its respective Subsidiaries may be bound which default would have a Material Adverse Effect.
24.5    Financial statements
The Carnival Corporation & plc Group’s audited financial statements most recently delivered to the Facilities Agent (which, in the case of the Carnival Corporation & plc Group at the Signing Date, are the Original Financial Statements):

(a)	have been prepared in accordance with GAAP, consistently applied; and

(b)	fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.
24.6    No material adverse change
There has been no adverse change in the business or consolidated financial condition of the Carnival Corporation & plc Group since the date to which the Original Financial Statements were drawn up which would have a Material Adverse Effect.
24.7    Litigation
No litigation, arbitration or administrative proceedings is taking place, pending or to its knowledge, threatened against an Obligor or any Material Subsidiary, which is likely to be determined adversely to the relevant member of the Carnival Corporation & plc Group and, if so determined, would be likely to have a Material Adverse Effect.
24.8    Pari passu ranking
The obligations of each Obligor under the Finance Documents to which it is a party rank at least pari passu with all its other present unsecured and unsubordinated indebtedness with the exception of any obligations which are mandatorily preferred by law.
24.9    United States Law

(a)	In this Subclause:

(i)	Anti-Terrorism Law means each of:

(A)
Executive Order No. 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued September 23, 2001, as amended by Order 13268 (as so amended, the Executive Order);

(B)	the regulations of the Office of Foreign Assets Control (OFAC) of the U.S. Department of Treasury, 31 C.F.R., Subtitle B, Chapter V;

(C)
the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act) (the USA Patriot Act); and

(D)	the Money Laundering Control Act of 1986, 18 U.S.C. sect. 1956;

(ii)	controlled has the meaning given to it in the United States Investment Company Act of 1940;

(iii)	investment company has the meaning given to it in the United States Investment Company Act of 1940;

(iv)	public utility has the meaning given to it in the United States Federal Power Act of 1920; and

(v)	Restricted Party means any person listed:

(A)	in the Annex to the Executive Order;

(B)	on the “Specially Designated Nationals and Blocked Persons” list maintained by the OFAC; or

(C)	in any successor list to either of the foregoing.

(b)	No Obligor which is incorporated in the United States of America or a state thereof is:

(i)	an investment company or controlled by an investment company, or required to register as an investment company;

(ii)	a public utility, or subject to regulation, under the United States Federal Power Act of 1920; or

(iii)	subject to regulation under any United States Federal or State law or regulation that limits its ability to incur indebtedness.

(c)	No Obligor nor any of its respective Affiliates is, or is controlled by, a Restricted Party.

(d)	No Obligor nor any of its respective Subsidiaries, to that Obligor’s knowledge, is in breach of or is the subject of any material action or investigation under any applicable Anti-Terrorism Law.

(e)	Each Obligor and each of its respective Subsidiaries have taken reasonable measures to promote compliance with applicable Anti-Terrorism Laws.
24.10    Times for making representations

(a)
The representations set out in this Clause 24 are made by each Original Obligor on the Signing Date in respect of itself (and its respective Subsidiaries if so stated in the representation so concerned) to each Finance Party.

(b)
Unless a representation is expressed to be given at a specific date, each representation (other than Clause 24.4 (No default) to Clause 24.7 (Litigation) inclusive) is deemed to be repeated by the Company and each Borrower to each Finance Party on the date of each Utilisation Request, each Utilisation Date, the first day of each Interest Period and, in the case of an Additional Borrower, by the Additional Borrower on the day on which the Subsidiary becomes an Additional Borrower.

(c)	When a representation is repeated, it shall be made with reference to the facts and circumstances existing at the time of repetition.

25.    INFORMATION UNDERTAKINGS
25.1    Financial statements

(a)	The Company must supply to the Facilities Agent (in sufficient copies for all the Lenders if the Facilities Agent so requests):

(i)	the audited consolidated financial statements of the Carnival Corporation & plc Group for each of its financial years (which will be the Carnival Corporation 10-K as filed with the SEC);

(ii)
the unaudited consolidated financial statements of the Carnival Corporation & plc Group for each of the first three fiscal quarters in each of its financial years (which will be the Carnival Corporation 10-Q as filed with the SEC); and

(iii)	the registration statements and reports filed with the SEC (including the Carnival Corporation 10-K) by the Company and Carnival plc.

(b)	All financial statements must be supplied as soon as they are available and:

(i)	in the case of the audited consolidated financial statements of the Carnival Corporation & plc Group, within 120 days;

(ii)	in the case of unaudited quarterly financial statements of the Carnival Corporation & plc Group, within 75 days; and

(iii)	in the case of registration statements and reports filed with the SEC, within 15 days, of the end of the relevant financial period (or in the case of paragraph (a)(iii) above, of the date of filing with the SEC in accordance with the time periods specified in the rules and regulations of the SEC).
25.2    Form of financial statements
The Company must ensure that each set of financial statements supplied under this Agreement fairly presents the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up. The Company shall not be required to produce footnotes to the unaudited financial statements.
25.3    Compliance Certificate

(a)	The Company must supply to the Facilities Agent a Compliance Certificate with each set of financial statements sent to the Facilities Agent under this Agreement.

(b)	A Compliance Certificate must be signed by a senior financial officer of the Company.
25.4    Information - miscellaneous

(a)	The Company must supply to the Facilities Agent (in sufficient copies for all the Lenders if the Facilities Agent so requests):

(i)	copies of all documents despatched by the Company or Carnival plc to its creditors generally at the same time as the documents are despatched;

(ii)	promptly on request, a list of the then current Material Subsidiaries; and

(iii)
promptly on request, such further information regarding the financial condition and operations of the Carnival Corporation & plc Group as any Finance Party through the Facilities Agent may reasonably require except information which is confidential in relation to third parties or which the Company is prohibited from disclosing by law or by regulatory requirement.

(b)
The Company must provide written notice to the Facilities Agent of any information posted to the website identified in Clause 25.6(a)(ii) for the benefit of its shareholders, and for this purpose only the Facilities Agent agrees that it will accept such notification by email. The Company shall provide such notification as soon as practicable after the relevant information is posted to the website.

25.5    Notification of Default
The Company must notify the Facilities Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
25.6    Use of websites

(a)	Except as provided below, the Company may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

(i)
the Facilities Agent and the Lender agree, it being understood that, subject to paragraph (b) below, the Facilities Agent and all Original Lenders provide their consent for all of the information under Clause 25.1(a) (Financial statements) to be so delivered;

(ii)
the Company and the Facilities Agent designate an electronic website for this purpose which, for the purpose of Clause 25.1(a) (Financial statements) hereof shall be www.carnivalcorp.com, until and unless the Company sends written notice to the Facilities Agent advising of a change to the details of the website;

(iii)
the Company notifies the Facilities Agent of the address of and password (if any) for the website (other than with respect to the information contemplated by Clause 25.1(a) (Financial statements) which shall be posted to the website identified in paragraph (ii) above); and

(iv)	the information posted is in a format agreed between the Company and the Facilities Agent.
The Facilities Agent must supply each relevant Lender with the address of and password for the website.

(b)	Notwithstanding the above, the Company must supply to the Facilities Agent in paper form a copy of any information posted on the website together with sufficient copies for:

(i)	any Lender not agreeing to receive information via the website; and

(ii)	within ten Business Days of request, any other Lender, if that Lender so requests.

(c)	The Company must promptly upon becoming aware of its occurrence, notify the Facilities Agent if:

(i)	the website cannot be accessed;

(ii)	the website or any information on the website is infected by any electronic virus or similar software;

(iii)	the password (if any) for the website is changed; or

(iv)	any information to be supplied under this Agreement is posted on the website or amended after being posted.
If the circumstances in paragraph (i) or (ii) above occur, the Company must supply any information required under this Agreement in paper form during the time that the website is not available.
25.7    “Know your customer” checks

(a)
The Company shall promptly upon the written request of the Facilities Agent supply, or procure the supply of, such documentation and other evidence about each Obligor and each Additional Borrower as is reasonably requested by the Facilities Agent, for itself, on behalf of any Lender or on behalf of any prospective New Lender, in order for the Facilities Agent, that Lender or prospective New Lender to carry out and be satisfied with the results of all necessary “know your customer” checks that it is required to carry out by reason of being a party to the transactions contemplated in the Finance Documents, provided that (subject to any change of law, change of regulation or a change in a Lender’s internal compliance procedures, or any change in the interpretation, administration or application thereof, that is made, in each case, in accordance with a Lender’s normal practice in respect of companies which are listed (at all times when the Company is listed) investment grade (at all times when the Company’s debt is of investment grade) and (at all times) of a comparable credit standing to the Company (other than, in each case, on those companies first becoming a customer of that Lender), or any change in status of any Obligor after the Amendment Effective Date, that might reasonably result in further documentation or other evidence being required) the Facilities Agent may only make one such request in respect of itself, each Lender and each prospective New Lender.

(b)
Each Lender shall promptly upon the request of the Facilities Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facilities Agent (for itself) in order for the Facilities Agent to carry out and be satisfied with the results of all necessary “know your customer” checks that it is required to carry out pursuant to the transactions contemplated in the Finance Documents.

26.    FINANCIAL COVENANTS
26.1    Definitions
Borrowed Money or moneys borrowed means, at any time, all borrowings of the respective members of the Carnival Corporation & plc Group whether secured or unsecured and shall be deemed to include (to the extent that the same would not otherwise fall to be taken into account):

(a)
the principal amount for the time being owing (other than to any member of the Carnival Corporation & plc Group) of all debentures (as defined in section 738 of the Companies Act 2006) notwithstanding that the same may be or have been issued in whole or in part for a consideration other than cash; except that, in the case of a debenture issued at a discount which contains provisions for prepayment or acceleration, the principal amount thereof at any relevant time shall be deemed to be the highest amount which would, if such debenture were then to be repaid in accordance with any such provision for prepayment or acceleration, be repayable in respect of the principal amount thereof;

(b)
the outstanding amount raised by the acceptance of bills (not being acceptances of trade bills in respect of the purchase or sale of goods in the ordinary course of trading) by any member of the Carnival Corporation & plc Group or by any bank or accepting house under any acceptance credit opened on behalf of any member of the Carnival Corporation & plc Group;

(c)	the fixed premium payable on final redemption or repayment of any debentures, share capital or other Borrowed Moneys falling to be taken into account;

(d)
the nominal amount of any issued share capital and the principal amount of any Borrowed Moneys, the redemption or repayment whereof is guaranteed or the subject of any indemnity or otherwise secured (and where part only is so secured to the extent so secured) by any other member of the Carnival Corporation & plc Group except insofar as either the benefit of such guarantee or indemnity or security or the beneficial interest in the right to such redemption or repayment is held by another member of the Carnival Corporation & plc Group or such nominal or principal amount is otherwise taken into account hereunder;

Provided that:

(i)
moneys borrowed by any member of the Carnival Corporation & plc Group for the purpose of repaying or redeeming (with or without premium) in whole or in part any other Borrowed Moneys falling to be taken into account and intended to be applied for such purposes within six months after the borrowing thereof and so applied shall not during such period except to the extent not so applied themselves be taken into account;

(ii)
moneys borrowed by any member of the Carnival Corporation & plc Group and owing to any other member of the Carnival Corporation & plc Group shall not (save to the extent mentioned in (iii) below) be taken into account;

(iii)
moneys borrowed by a member of the Carnival Corporation & plc Group which is a partly owned Subsidiary of the Company and not owing to the Company or another member of the Carnival Corporation & plc Group shall be taken into account subject to the exclusion of that proportion thereof as equals the minority proportion but the minority proportion of any moneys borrowed by a member of the Carnival Corporation & plc Group from a partly-owned Subsidiary (which would otherwise be excluded by virtue of (ii) above) shall be included; for these purposes minority proportion shall mean that proportion of the issued equity share capital (within the meaning of section 548 of the Companies Act 2006) of the partly-owned Subsidiary which is not attributable directly or indirectly to the Company;

(iv)
moneys borrowed by a member of the Carnival Corporation & plc Group expressed in or calculated by reference to a currency other than US Dollars shall be converted into US Dollars in the manner used in the financial statements filed by the Carnival Corporation & plc Group with the SEC;

(v)
moneys borrowed against the security of an asset in respect of which there is no recourse against any member of the Carnival Corporation & plc Group other than to that asset shall not be taken into account; and

(vi)	Excluded Indebtedness shall not be taken into account.

Capital Lease means with respect to any person, any lease of any property (whether real, personal or mixed) by such person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such person or otherwise be disclosed as such in a note to such balance sheet, other than, in the case of the Company and Carnival plc or a Subsidiary, any such lease under which the Company, Carnival plc or such Subsidiary is the lessor.
Consolidated Capital means, at any time, the aggregate of the Issued Capital and Consolidated Reserves of the Carnival Corporation & plc Group and all Borrowed Moneys for the time being undischarged.
Consolidated Net Interest Charges means Interest Payable less Interest Receivable during the relevant Measurement Period.
EBITDA means the consolidated net income of the Carnival Corporation & plc Group for the relevant Measurement Period:

(a)	before any deduction for Taxes;

(b)	before any deduction for Consolidated Net Interest Charges and before any amortisation of upfront fees and expenses in relation to Borrowed Money;

(c)	before any deduction for depreciation or impairment;

(d)	before any deduction for amortisation; and

(e)	excluding exceptional items and separately disclosable items (for the avoidance of doubt, including restructuring items), but adjusted by deducting any amounts attributable to minority interests.
Excluded Indebtedness means any Indebtedness (including Indebtedness pursuant to a U.S. leveraged lease financing including a U.S. lease to service contract under Section 7701(e) of the Internal Revenue Code of 1986 (as amended from time to time)), the payment of which is provided for by the deposit of cash, cash equivalents or letters of credit with one or more investment-grade banks or other financial institutions acting as payment undertaker, irrespective whether any such arrangements constitutes a defeasance under GAAP.
GAAP means generally accepted accounting principles in the United States.
Indebtedness means (a) any liability of any person (i) for borrowed money, or under any reimbursement obligation related to a letter of credit or bid or performance bond facility, or (ii) evidenced by a bond, note, debenture or other evidence of indebtedness (including a purchase money obligation) representing extensions of credit or given in connection with the acquisition of any business, property, service or asset of any kind, including without limitation, any liability under any commodity, interest rate or currency exchange hedge or swap agreement (other than a trade payable, other current liability arising in the ordinary course of business or commodity, interest rate or currency exchange hedge or swap agreement arising in the ordinary course of business) or (iii) for obligations with respect to (A) an operating lease, or (B) a lease of real or personal property that is or would be classified and accounted for as a Capital Lease; (b) any liability of others either for any lease, dividend or letter of credit, or for any obligation described in the preceding Clause (a) that (i) the person has guaranteed or that is otherwise its legal liability (whether contingent or otherwise or direct or indirect, but excluding endorsements or negotiable instruments for deposit or collection in the ordinary course of business) or (ii) is secured by any Security Interest on any property or asset owned or held by that person, regardless whether the obligation secured thereby shall have been assumed by or is a personal liability of that person; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in Clauses (a) and (b) above; provided however, that Indebtedness shall not include Excluded Indebtedness.
Interest means the aggregate interest, guarantee commission and amounts in the nature of interest paid or payable in respect of any Borrowed Moneys (other than agency, arrangement, management or participation fees or fees of any other nature).
Interest Payable means the aggregate of:

(a)	all Interest attributable to the Carnival Corporation & plc Group and charged to the Carnival Corporation & plc Group’s consolidated profit and loss account during the relevant Measurement Period; and

(b)
the interest (or equivalent) element of payments under finance leases attributable to the Carnival Corporation & plc Group and charged to the Carnival Corporation & plc Group’s consolidated profit and loss account during that Measurement Period;

in each case and calculated on the basis that:

(i)
the amount of Interest accrued will be increased by an amount equal to any amount payable by any member of the Carnival Corporation & plc Group under interest rate hedging arrangements in relation to that Measurement Period; and

(ii)
the amount of Interest accrued will be reduced by an amount equal to any amount payable to any member of the Carnival Corporation & plc Group under interest rate hedging arrangements in relation to that Measurement Period.

Interest Receivable means all interest and amounts in the nature of interest attributable to the Carnival Corporation & plc Group and credited to the Carnival Corporation & plc Group’s consolidated profit and loss account during the relevant Measurement Period (whether or not paid).
Issued Capital and Consolidated Reserves means at any relevant time the aggregate of:

(a)
the amount paid up or credited as paid up on the issued share capital of the Company and Carnival plc on a combined basis (for which purpose an issue or proposed issue of share capital for cash which has been unconditionally underwritten shall be deemed paid up to the extent that the underwriters are liable therefor and that such capital will be paid up within four months from the date when such underwriting liability became unconditional); and

(b)
the amounts standing to the credit of the consolidated capital and revenue reserves of the Carnival Corporation & plc Group (including any share premium account or capital redemption reserve fund) after adding thereto or deducting therefrom any balance to the credit or debit of the profit and loss account, all determined by reference to the then latest available audited consolidated balance sheet of Carnival Corporation (reflecting the Carnival Corporation & plc Group) but after:

(i)
deducting an amount equal to any distribution declared, recommended or made by any member of the Carnival Corporation & plc Group (otherwise than attributable directly or indirectly to the Company) out of profits earned up to and including the date of such balance sheet to the extent that such distribution is not provided for in such balance sheet;

(ii)	excluding amounts attributable to minority interests in the Company’s or Carnival plc’s Subsidiaries;

(iii)
excluding any sums set aside for deferred taxation but only to the extent that the reduction in the tax charge represented thereby cannot be seen with reasonable probability to continue for the foreseeable future; and

(iv)	deducting any amount representing any intangible assets other than goodwill arising on consolidation.
Measurement Period means any twelve month period ending on a Testing Date.
Testing Date means the last day of each financial quarter of the Carnival Corporation & plc Group.
26.2    Interpretation

(a)
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Facilities Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application thereof on the operation of such provision (or if the Facilities Agent notifies the Company that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b)
Any amount in a currency other than US Dollars is to be taken into account at its US Dollars equivalent calculated on the basis of the relevant rates of exchange used by the Carnival Corporation & plc Group in, or in connection with, its financial statements for that period.

(c)	No item must be credited or deducted more than once in any calculation under this Clause.
26.3    Issued Capital and Consolidated Reserves
The Company must ensure that on each Testing Date Issued Capital and Consolidated Reserves are in excess of USD5,000,000,000.
26.4    Gearing
The Company must ensure that on each Testing Date the aggregate of all Borrowed Moneys (for the time being undischarged) does not exceed 65 per cent. of Consolidated Capital at that time.
26.5    Interest cover
The Company must ensure that on each Testing Date the ratio of EBITDA to Consolidated Net Interest Charges, for the Measurement Period ending on the Testing Date, is not less than 3 to 1.
27.    GENERAL UNDERTAKINGS
27.1    General
Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to any member of the Carnival Corporation & plc Group and/or Material

Subsidiaries, the Company and Carnival plc shall ensure that, in respect of each of their Subsidiaries, the relevant Carnival Corporation & plc Group member performs that covenant.
27.2    Authorisations
Each Obligor will obtain and comply with and do all that is necessary to maintain in full force and effect, and shall procure that each of its Subsidiaries obtain and comply with and do all that is necessary to maintain in full force and effect, in all material respects the terms and conditions of all authorisations, approvals, resolutions, exemptions, filings, notarisations, consents, licences and concessions material to the carrying on of its business as a member of the Carnival Corporation & plc Group, where the failure to so comply would be likely to have a Material Adverse Effect.
27.3    Negative pledge
No Obligor will create or incur, or suffer to be created or incurred or come to exist any Security Interest in respect of Indebtedness on any vessel or other of its properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Company permit any member of the Carnival Corporation & plc Group to do any of the foregoing provided that solely for the purposes of this Clause 27.3 the term Security Interest shall not include:

(a)	any Security Interest in respect of Excluded Assets or Excluded Indebtedness;

(b)
any other Security Interest in respect of Indebtedness up to an amount not greater than 40% of the amount of the total assets of the Carnival Corporation & plc Group as shown in the Carnival Corporation & plc Group’s most recent consolidated balance sheet (excluding for these purposes the value of any intangible assets); and

(c)
any Security Interest arising pursuant to clause 24 or clause 25 under the General Banking Conditions or any successor provision on any lien and on any right of set-off under the General Banking Conditions.

27.4    Insurance
The Company (for itself and its Subsidiaries) and Carnival plc (for itself and its Subsidiaries) will ensure that it, each other Obligor and each Material Subsidiary will insure all of their respective properties and assets with insurance companies to such an extent and against such risks as prudent companies engaged in businesses similar to those of the relevant company normally insure where the failure to so insure would have a Material Adverse Effect if the risk concerned were to occur.
27.5    ERISA
The Company (for itself and its Subsidiaries) and Carnival plc (for itself and its Subsidiaries) will ensure that it, each other Obligor and each Material Subsidiary will comply with all applicable provisions of ERISA and the regulations and rulings issued thereunder where failure to so comply would be likely to have a Material Adverse Effect.
27.6    Margin Stock
The Company (for itself and its Subsidiaries) and Carnival plc (for itself and its Subsidiaries) will ensure that no Borrower will use the proceeds of any Utilisation, directly or indirectly, to buy or carry Margin Stock (as defined in Regulations U and X issued by the Board of Governors of the United States Federal Reserve System) or to extend credit to others for the purposes of buying or carrying Margin Stock in any manner that might cause the borrowing or application to violate Regulations U or X. No Obligor may use any part of any Utilisation to acquire any security in violation of Section 13 or 14 of the United States Securities Exchange Act of 1934.
27.7    Use of proceeds
No Obligor will use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds, to any Affiliate or other person for the purpose of funding any activities of or business with any Restricted Party, or in any country or territory that is subject to a general import, export, financial or investment embargo under sanctions administered by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, Sanctions), or in any other manner that will result in a violation by any person (including any person participating in the Facilities, whether as Facilities Agent, Lender or otherwise) of Sanctions.
28.    EVENTS OF DEFAULT
Each of the events set out in this Clause is an Event of Default.
28.1    Non-payment
An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents and such amount is not paid within five Business Days of receipt of written notice from the Facilities Agent that it has not received such sum provided that if such failure is solely the result of any bank or financial institution not promptly remitting a payment as instructed by the Obligor and if that Obligor has taken all reasonable steps to cause such payment to be made, the period for the remedy of such payment failure shall be extended by a further three Business Days.
28.2    Breach of other obligations
An Obligor defaults in the due performance or observance of any of its covenants under Clause 26 (Financial covenants) or any material obligations under the Finance Documents (other than non-payment of any amount payable by it under the Finance Documents on its due date), unless the non-compliance is remedied within fifteen Business Days of the Facilities Agent giving notice of the non-compliance and requesting that such default be remedied.
28.3    Misrepresentation
Any material representation or warranty made or deemed to be made or repeated by an Obligor in any Finance Document is or proves to have been incorrect in any material respect, unless the same is capable of remedy and is remedied within fifteen Business Days of the Facilities Agent giving notice of the misrepresentation.
28.4    Cross-default
Any Borrowed Money in any amount or aggregate amount at any one time, in excess of USD100,000,000 (or its equivalent in any currency) of a Carnival Material Group Member:

(a)	is not paid as and when the same is and becomes due and payable (or within any applicable grace period); or

(b)
becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due by reason of any default (however described), provided that no Event of Default shall arise under this Clause 28.4 where the Borrowed Money in question is a Non-Recourse Financing Arrangement.
28.5    Insolvency Proceedings

(a)	An order is made or resolution passed for the winding-up or dissolution of a Carnival Material Group Member other than:

(i)
for the purpose of an amalgamation, reorganisation, merger or reconstruction agreed to in writing by the Facilities Agent (acting on the instructions of the Majority Lenders, such agreement not to be unreasonably withheld or delayed); or

(ii)	where such winding-up or dissolution is commenced as a result of the termination of the dual-listed combination structure between the Company and Carnival plc and where:

(A)
the surviving entity is (I) the Company and the Company assumes all the obligations of Carnival plc under this Agreement, (II) Carnival plc and Carnival plc assumes all the obligations of the Company under this Agreement or (III) a Subsidiary of either the Company or Carnival plc (as the case may be) and such Subsidiary assumes all the obligations of the Company or Carnival plc (as the case may be) under this Agreement; and

(B)	such winding-up or dissolution is permitted under the terms of the DLC Documents; or

(b)
A Carnival Material Group Member makes or seeks to make any composition or other restructuring with its creditors generally in respect of indebtedness which it would otherwise be unable to pay or an administration or similar order is made in relation to, or an administrator or similar officer is appointed in respect of, the relevant Carnival Material Group Member.

28.6    Insolvency
A Carnival Material Group Member is deemed unable to pay its debts (within the meaning of section 123(1)(e) or (2) of the Insolvency Act 1986) or, in relation to any Carnival Material Group Member incorporated in Italy, is insolvent (within the meaning of Article 5 of the Italian Insolvency Law) or, in relation to a Borrower incorporated in The Netherlands, is declared bankrupt (failliet verklaard) or granted a moratorium of payments (surséance verleend) within the meaning of the Dutch Insolvency Law or an encumbrancer takes possession of or a receiver or person with similar powers is appointed over the whole or a substantial part of the relevant Carnival Material Group Member’s assets and shall not be paid off or removed within fifteen Business Days, and no Event of Default shall arise under this Clause 28.6 where the asset or property in question is the subject a Non-Recourse Financing Arrangement.
28.7    Creditors’ process

(a)
Any distress, execution or analogous event affects any substantial part of a Carnival Material Group Member (other than a Dutch Borrower) and is not removed or discharged within fifteen Business Days, and no Event of Default shall arise under this Clause 28.7 where the asset or property in question is the subject a Non-Recourse Financing Arrangement.

(b)	A Dutch executory attachment (executorial beslag) affects any substantial part of the assets of a Dutch Borrower.
28.8    Cessation of business

An Obligor ceases to carry on all or a substantial part of its business and such cessation of business has a Material Adverse Effect.
28.9    Effectiveness of Finance Documents

(a)	It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

(b)	Any Finance Document is not effective or is alleged by an Obligor to be ineffective for any reason.

(c)	An Obligor repudiates a Finance Document.
28.10    United States Bankruptcy Laws

(a)	In this Subclause:
U.S. Bankruptcy Law means the United States Bankruptcy Code or any other United States Federal or State bankruptcy, insolvency or similar law.
U.S. Debtor means an Obligor that is incorporated or organised under the laws of the United States of America or any State of the United States of America (including the District of Columbia) or that has a place of business or property in the United States of America.

(b)	Subject to paragraph (c) below, any of the following occurs in respect of any U.S. Debtor which is subject to U.S. Bankruptcy Law:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(iii)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case; or

(iv)	an order for relief or other order approving any case or proceeding is entered under any U.S. Bankruptcy Law.

(c)
Paragraph (b) above shall not apply where an involuntary case is commenced pursuant to paragraph (b)(iii) above (an Involuntary Bankruptcy Event) in respect of a Borrower (other than the Company) which:

(i)	does not have any actual or contingent liabilities as a Borrower under the Finance Documents at the time the relevant Involuntary Bankruptcy Event occurs; and

(ii)	is not a Material Subsidiary,
and in such circumstances:

(iii)	such Borrower shall, with effect from such Involuntary Bankruptcy Event, be prevented from incurring any actual or contingent obligations as a Borrower under any of the Finance Documents; and

(iv)	the Company undertakes to use its reasonable endeavours to procure the resignation of such Borrower as soon as reasonably practicable.
28.11    Article 2447 or 2482-ter of the Italian Civil Code
The occurrence of the circumstances set forth in Article 2447, or 2482-ter, as applicable, of the Italian Civil Code in relation to a Carnival Material Group Member incorporated in Italy unless, no later than 30 days from the date on which such Carnival Material Group Member’s directors have knowledge of such occurrence, a shareholders’ meeting is convened to vote on a resolution approving either: (a) a capital increase to comply with the minimum capital requirements under Italian law (and such capital increase has been fully paid up in the next following 30 days) or (b) in respect of a Carnival Material Group Member which is incorporated as a società per azioni, the transformation of such company into a società a responsabilità limitata.
28.12    Tax Status
A notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any member of the Carnival Corporation & plc Group.
28.13    Acceleration

(a)
If an Event of Default described in Clause (b) (United States Bankruptcy Laws) occurs the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments and the Total Tranche D Commitments will, if not already cancelled under this Agreement, be immediately and automatically cancelled and all amounts outstanding under the Finance Documents shall become immediately due and payable without notice from the Facilities Agent, without the requirement of notice or any other formality.

(b)	If an Event of Default, other than as described in paragraph (a) above, is outstanding, the Facilities Agent may, and must if so instructed by the Majority Lenders, by notice to the Company:

(i)	cancel all or any part of the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments and/or the Total Tranche D Commitments;

(ii)	declare that all or part of any amounts outstanding under the Finance Documents are:

(A)	immediately due and payable; and/or

(B)	payable on demand by the Facilities Agent acting on the instructions of the Majority Lenders; and/or

(iii)	declare that full cash cover in respect of each Bond is immediately due and payable whereupon it shall become immediately due and payable.
Any notice given under this Subclause will take effect in accordance with its terms.
29.    CHANGES TO THE LENDERS
29.1    Assignments and transfers by the Lenders

(a)
A Lender (the Existing Lender) may, subject to the provisions of this Clause 29, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution (the New Lender) provided that where the

Existing Lender is a Lender under Tranche C and/or a Swingline Lender, such New Lender is able to perform that function or those functions in the same manner as the Existing Lender to the extent of the commitment transferred, and provided that such assignment or transfer shall be of an amount not less than EUR 1,000,000 or equivalent amount.

(b)	The consent of the Company is required for any assignment or transfer unless:
(i)

(A)	the New Lender is another Lender or an Affiliate of a Lender; and

(B)
following such assignment or transfer no Borrower would be obliged to pay any greater amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document, in the circumstances existing at the time of such assignment or transfer or which, at the time of such assignment or transfer, the Existing Lender or the New Lender knows will apply in the 12 month period following such assignment or transfer, than would have been payable but for the assignment or transfer; or

(ii)	an Event of Default has occurred and has been outstanding for fifteen Business Days or more, provided that, in respect of a Facility extended to a Borrower resident in Italy, the New Lender is resident for tax purposes:

(A)	in one of the countries listed in the Italian Ministerial Decree mentioned by Article 168-bis of Presidential Decree N. 917/86 as amended and supplemented from time to time, including Italy; or

(B)
in the absence or inapplicability of the decree referred to in sub-clause (A) above, in one of the countries not listed in the Italian Ministerial Decree on 23 January 2002 as amended and supplemented from time to time.

(c)	A Tranche D Lender may not assign or transfer any obligations under an outstanding Bond without the consent of the Company.

(d)
The Company may, at any time, remove or replace any Tranche D Lender (in its capacity as Tranche D Lender) without the consent of the Facilities Agent or any of the other Lenders, by notice to that Tranche D Lender and the Facilities Agent, and (in the case of a replacement) a Lender (or Lenders) with a Tranche A Commitment (other than a Non-Eligible Tranche D Lender) selected by the Company (Replacement A Lender). Where the Company is replacing a Tranche D Lender, the notice shall require:

(i)
that Tranche D Lender to (and, to the extent permitted by law, that Tranche D Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under Tranche D to the Replacement A Lender which will assume all the obligations of that Tranche D Lender in relation to its Tranche D Commitment in accordance with Clause 29 (Changes to the Lenders); and

(ii)
the Replacement A Lender to (and, to the extent permitted by law, that Replacement A Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) its rights and obligations under the Tranche A Commitment held by such Replacement A Lender in an amount equal to the Tranche D Lender’s Tranche D Commitment (the Transferring

A Commitment) to the Tranche D Lender which will assume all the obligations of the transferring Replacement A Lender in relation to its Transferring A Commitment in accordance with Clause 29 (Changes to the Lenders), provided that the amount of the Transferring A Commitment shall not be greater than the Replacement A Lender’s total Tranche A Commitment less its Swingline Tranche A Commitment.

(e)
The consent of the Company must not be unreasonably withheld or delayed to any request for consent under this Clause 29. It will not be unreasonable for the Company to withhold consent where following an assignment or transfer, a Borrower would be obliged to pay any greater amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer or which, at the time of such assignment or transfer, the Existing Lender or the New Lender knows will apply in the 12 month period following such assignment or transfer. The Company will be deemed to have given its consent 10 Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

(f)	A transfer of obligations will be effective only if either:

(i)	the obligations are novated in accordance with the following provisions of this Clause; or

(ii)
the New Lender confirms to the Facilities Agent and the Company in form and substance satisfactory to the Facilities Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

(g)
Unless the Facilities Agent otherwise agrees, the New Lender must pay to the Facilities Agent, for its own account, on or before the date upon which an assignment or transfer takes effect, a fee of USD3,500.

(h)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.
29.2    Procedure for transfer

(a)	In this Subclause:
Transfer Date means, for a Transfer Certificate, the latest of:

(a)	the proposed Transfer Date specified in that Transfer Certificate;

(b)	the date on which the Facilities Agent executes that Transfer Certificate; and

(c)	the date on which the consent of the Company, if required under Clause 29.1(b), is obtained or is deemed to have been given.

(b)	A novation is effected if:

(i)	the Existing Lender and the New Lender deliver to the Facilities Agent a duly completed Transfer Certificate; and

(ii)	the Facilities Agent executes it.
The Facilities Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

(c)
The Facilities Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender upon its satisfactory completion of all “know your customer” checks that it is required to carry out in relation to the transfer to such New Lender.

(d)
Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facilities Agent to execute any duly completed Transfer Certificate on its behalf. A Transfer Certificate shall not be duly completed unless any and all consents required under this Agreement have been obtained or deemed obtained.

(e)	On the Transfer Date:

(i)	the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender;

(ii)	the Existing Lender will be released from those obligations and cease to have those rights; and

(iii)
the Lenders and the New Lender shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Lenders and the Existing Lender shall each be released from further obligations to each other under this Agreement.

(f)
Each New Lender, by executing the relevant Transfer Certificate, further represents that it is a “professional market party” (professionele marktpartij), as that term is used in the Netherlands Financial Supervision Act (wet op het financieel toezicht).

29.3    Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

(i)	any Finance Document or any other document; or

(ii)	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

(ii)	has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

(c)	Nothing in any Finance Document requires an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

(ii)	support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.
29.4    Costs resulting from change of Lender or Facility Office
If:

(a)	a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

(b)
as a result of circumstances existing at the date the assignment, transfer or change occurs, (or which such Lender knows will apply in the following 12 month period) an Obligor would be obliged to pay an amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document, then, unless the assignment, transfer or change is made by a Lender pursuant to Clause 13.6(d) (Involuntary prepayment and cancellation and replacement of Lender) or in order to mitigate any circumstances giving rise to the payment of an amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document to the same extent that it would have been obliged to if no assignment, transfer or change had occurred, except that this Clause 29.4 shall not apply in relation to Clause 18 (Taxes) in the case of a Borrower to which Clauses 18.2 to 18.8 apply, to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (j)(ii)(B) of Clause 18.3 (Tax gross-up) if the Obligor making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender.
29.5    Affiliates of Lenders

(a)
Each Lender may fulfil its obligations in respect of a Loan through an Affiliate if the relevant Affiliate is specified in this Agreement as a Lender or becomes a Lender by means of a Transfer Certificate in accordance with this Agreement.

(b)
If paragraph (a) above applies, the Lender and its Affiliate will be treated as having a single Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and/or Tranche D Commitment, as the case may be, and a single vote, but, for all other purposes, will be treated as separate Lenders.

(c)
A Swingline Lender may only assign or transfer all or any (the Swingline Commitment Transfer Amount) of its Swingline Tranche A Commitment, its Swingline Tranche B Commitment or its Swingline Tranche C Commitment to a Lender which is not its Affiliate if it or, where it does not have a Tranche A Commitment, Tranche B Commitment or Tranche C Commitment, its Affiliate, transfers simultaneously to that proposed Lender or that proposed Lender’s Affiliate an amount equal to or greater than the Swingline Commitment Transfer Amount of its (or its Affiliate’s) Tranche A Commitment, its (or its Affiliate’s) Tranche B Commitment or its (or its

Affiliate’s) Tranche C Commitment, as the case may be, and in any event in accordance with the other terms of this Clause 29.
29.6    Sub-participation
A Lender may sub-participate all or any part of its rights and/or obligations under the Finance Documents or enter into any contractual arrangement with any person so that the effect thereof is to give that person an economic or other interest in that Lender’s rights and/or obligations under the Finance Documents which is less than a legal or equitable transfer or assignment of those rights and obligations, provided that:

(a)	a Lender may not directly or indirectly transfer its voting rights under the Finance Documents without the consent of the Company (such consent not to be unreasonably withheld or delayed); and

(b)
following such sub-participation, no Borrower would be obliged to pay any greater amount under Clause 18 (Taxes), Clause 19 (Increased Costs) or any other provision of a Finance Document in the circumstances existing at the time of such sub-participation or which, at the time of such sub-participation, the Lender knows will apply in the twelve (12) month period following such sub-participation, by reason of such sub-participation.

29.7    Security over Lenders’ rights
In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender to a federal reserve, central bank or any governmental department or agency, including Her Majesty’s Treasury, and except that no such charge, assignment or Security Interest shall:

(a)
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(b)
require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

29.8    Pro rata interest settlement
If the Facilities Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 29.2 (Procedure for transfer) the Transfer Date of which is after the date of such notification and is not on the last day of an Interest Period):

(a)
any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (Accrued Amounts) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six months, on the next of the dates which falls at six monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)
the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 29.8, have been payable to it on that date, but after deduction of the Accrued Amounts.

29.9    The Register
The Facilities Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each assignment agreement, Transfer Certificate and Increase Confirmation delivered to it and a register (the Register) for the recordation of the names and addresses of each Lender and the commitments of and obligations owing to each Lender. The entries in the Register shall be conclusive and each Obligor, the Facilities Agent and each Lender may treat each Person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary. The Register shall be available for inspection by each Obligor at any reasonable time and from time to time upon reasonable prior notice.
29.10    Disclosure of information

(a)
Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents and any business of any member of the Carnival Corporation & plc Group and must ensure that such information is protected with security measures and a degree of care that would apply to its own confidential information. However, a Finance Party is entitled to disclose information:

(i)	which is publicly available, other than as a result of a breach by that Finance Party of this Clause 29.10;

(ii)	in connection with any legal or arbitration proceedings;

(iii)	if required to do so under any law or regulation;

(iv)	to a governmental, banking, taxation or other regulatory authority;

(v)	to its professional advisers, where those professional advisers are bound by obligations of confidentiality in the conduct of their business or owe fiduciary obligations to that Finance Party;

(vi)
to any of its Affiliates, if any person to whom the information is to be given pursuant to this paragraph (vi) is informed in writing of its confidential nature and that some or all of such information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the information;

(vii)	to a person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 29.7 (Security over Lenders’ rights);

(viii)	to the extent allowed under Clause 29.10(b) below;

(ix)	to another Obligor; or

(x)	with the agreement of the relevant Obligor.

(b)
A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

(i)	a copy of any Finance Document; and

(ii)	any information which that Finance Party has acquired under or in connection with any Finance Document.
However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of Clause 29.10(a) above by entering into a Confidentiality Undertaking or a similar undertaking in such other form as the Company shall approve.

(c)	This Clause 29.10 supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

(d)
Each of the Finance Parties acknowledges that some or all of the information provided in connection with the Finance Documents is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any such information for any unlawful purpose.

(e)	Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:

(i)
of the circumstances of any disclosure of confidential information made pursuant to paragraphs (a)(ii) to (a)(iv) of this Clause 29.10 (Disclosure of information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that information has been disclosed in breach of this Clause 29.10 (Disclosure of information).

(f)
The obligations in this Clause 29.10 (Disclosure of information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 24 months from the earlier of:

(i)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(ii)	the date on which such Finance Party otherwise ceases to be a Finance Party.
29.11    Disclosure to numbering service providers

(a)
Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	the names of the Facilities Agent and the Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facilities;

(ix)	type of Facilities;

(x)	ranking of Facilities;

(xi)	governing law of the Facilities;

(xii)	Termination Date for Facilities;

(xiii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)
The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Company represents that none of the information set out in paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Facilities Agent shall notify the Company and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facilities Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.
30.    CHANGES TO THE OBLIGORS
30.1    Assignments and transfer by the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents without the prior consent of the Facilities Agent (acting on the instructions of all the Lenders).
30.2    Additional Borrowers

(a)
Subject to compliance with the provisions of Clause 25.7 (“Know your customer” checks), the Company and/or Carnival plc may request that any of its direct or indirect majority owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:

(i)	the Company and/or Carnival plc delivers to the Facilities Agent a duly completed and executed Accession Letter;

(ii)	the Facilities Agent is satisfied (acting reasonably) that the guarantee of the Company or Carnival plc under Clause 23 (Guarantee and indemnity) will cover the obligations of its Subsidiary;

(iii)	the Subsidiary is incorporated in an Approved Jurisdiction;

(iv)	the Company and/or Carnival plc confirms that no Default is outstanding or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)
the Facilities Agent has received all of the documents and other evidence listed in Part B of Schedule  2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Facilities Agent.

(b)
The Facilities Agent shall notify the Company or Carnival plc as appropriate and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part B of Schedule  2 (Conditions precedent).

(c)
Delivery of an Accession Letter, duly executed by the relevant Subsidiary and the Company or Carnival plc as appropriate, to the Facilities Agent constitutes confirmation by that Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

30.3    Resignation of a Borrower

(a)	The Company or Carnival plc may request that a Borrower (other than the Company or Carnival plc) ceases to be a Borrower by delivering to the Facilities Agent a Resignation Letter.

(b)	The Facilities Agent shall accept a Resignation Letter and notify the Company or Carnival plc, as the case may be, and the Lenders of its acceptance if:

(i)
no Default is outstanding or would result from the acceptance of the Resignation Letter (and the Company or, as the case may be, Carnival plc has confirmed this is the case in the Resignation Letter); and

(ii)	no amount owed by that Borrower under the Finance Documents is still outstanding, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

(c)
In the event that a Borrower ceases to be a direct or indirect majority owned Subsidiary of the Company and/or Carnival plc, the Company or Carnival plc, as appropriate, will procure that such Borrower repays in full all amounts owed by that Borrower under the Finance Documents and that it ceases to be a Borrower under paragraph (a) above, in each case within ten Business Days of such Borrower ceasing to be a direct or indirect majority Subsidiary of the Company and/or Carnival plc.

31.    ROLE OF THE FACILITIES AGENT AND THE ARRANGERS
31.1    Appointment of the Facilities Agent

(a)	Each other Finance Party appoints the Facilities Agent to act as its agent under and in connection with the Finance Documents.

(b)
Each other Finance Party authorises the Facilities Agent to exercise the rights, powers, authorities and discretions specifically given to the Facilities Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

31.2    Duties of the Facilities Agent

(a)	The Facilities Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facilities Agent for that Party by any other Party.

(b)
Except where a Finance Document specifically provides otherwise, the Facilities Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)
If the Facilities Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties and (except where such notice is received from the Company or Carnival plc) the Company or Carnival plc.

(d)
If the Facilities Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facilities Agent or the Arrangers) under this Agreement it shall promptly notify the other Finance Parties and the Company.

(e)
The Facilities Agent shall provide to the Company, within two Business Days of a request by the Company (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, their lending office by each Tranche, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facilities Agent to that Lender under the Finance Documents.

(f)	The Facilities Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

31.3    Role of the Arrangers
Except as specifically provided in the Finance Documents, no Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.
31.4    No fiduciary duties

(a)	Except as specifically provided for in a Finance Document, nothing in the Finance Documents makes the Facilities Agent or the Arrangers a trustee or fiduciary for any other Party or any other person.

(b)	None of Facilities Agent nor any Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
31.5    Business with the Carnival Corporation & plc Group
The Facilities Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Carnival Corporation & plc Group.
31.6    Rights and discretions of the Facilities Agent and each Tranche D Lender

(a)	The Facilities Agent and, without prejudice to Clause 7.2(b) (Claims under a Bond), each Tranche D Lender may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facilities Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)	any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Facilities Agent and each Tranche D Lender providing a Bond may engage, pay for and rely on the advice or services of any lawyers, accountants or other experts.

(d)	The Facilities Agent and each Tranche D Lender providing a Bond may act in relation to the Finance Documents through its personnel and agents.

(e)	The Facilities Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)
Without prejudice to the generality of paragraph (e) above, the Facilities Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Company and shall disclose the same upon the written request of the Company or the Majority Lenders.

(g)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facilities Agent nor any Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

31.7    Majority Lenders’ instructions

(a)
Unless a contrary indication appears in a Finance Document, the Facilities Agent shall (a) exercise any right, power, authority or discretion vested in it as Facilities Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facilities Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)
The Facilities Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facilities Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)	The Facilities Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
31.8    Responsibility for documentation
None of the Facilities Agent nor any Arranger:

(a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facilities Agent, an Arranger, an Obligor or any other person given in or in connection with any Finance Document;

(b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

31.9    Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to the provisions of paragraph (e) of Clause 34.11 (Disruption to Payment Systems etc.)), the Facilities Agent will not be liable

(including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)
No Party (other than the Facilities Agent) may take any proceedings against any officer, employee or agent of the Facilities Agent in respect of any claim it might have against the Facilities Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facilities Agent may rely on this Clause and enforce its terms under the Third Parties Act.

(c)
The Facilities Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facilities Agent if the Facilities Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facilities Agent for that purpose.

(d)
Nothing in this Agreement shall oblige the Facilities Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facilities Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facilities Agent or the Arrangers.

31.10    Lenders’ indemnity to the Facilities Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facilities Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facilities Agent (otherwise than by reason of the Facilities Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 34.11 (Disruption to Payment Systems etc.) notwithstanding the Facilities Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facilities Agent) in acting as Facilities Agent under the Finance Documents (unless the Facilities Agent has been reimbursed by an Obligor pursuant to a Finance Document).
31.11    Resignation of the Facilities Agent

(a)
The Facilities Agent may resign and with the prior written consent of the Company (not to be unreasonably withheld or delayed) appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Company.

(b)
Alternatively the Facilities Agent may resign by giving notice to the other Finance Parties and the Company, in which case the Majority Lenders may with the prior written consent of the Company (not to be unreasonably withheld or delayed) appoint a successor Facilities Agent.

(c)
If the Majority Lenders have not appointed a successor Facilities Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Facilities Agent may with the prior written consent of the Company (not to be unreasonably withheld or delayed) appoint a successor Facilities Agent.

(d)
The Facilities Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facilities Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA

Application Date relating to any payment to the Facilities Agent under the Finance Documents, either:

(i)
the Facilities Agent fails to respond to a request under Clause 18.10(e) (Taxes) or 18.27 (US FATCA Withholding Tax Requirements) and the Company or a Lender reasonably believes that the Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)
the information supplied by the Facilities Agent pursuant to Clause 18.10(e) (Taxes) or 18.27 (US FATCA Withholding Tax Requirements) indicates that the Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facilities Agent notifies the Company and the Lenders that the Facilities Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facilities Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facilities Agent, requires it to resign.

(e)
The retiring Facilities Agent shall, at its own cost, make available to the successor Facilities Agent such documents and records and provide such assistance as the successor Facilities Agent may reasonably request for the purposes of performing its functions as Facilities Agent under the Finance Documents.

(f)	The Facilities Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)
Upon the appointment of a successor, the retiring Facilities Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

31.12    Replacement of the Facilities Agent

(a)
The Majority Lenders may with the Company’s consent (not to be unreasonably withheld or delayed), by giving 30 days’ notice to the Facilities Agent (or, at any time the Facilities Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facilities Agent by appointing a successor Facilities Agent.

(b)
The retiring Facilities Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facilities Agent such documents and records and provide such assistance as the successor Facilities Agent may reasonably request for the purposes of performing its functions as Facilities Agent under the Finance Documents.

(c)
The appointment of the successor Facilities Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facilities Agent. As from this date, the retiring Facilities Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31 (and any agency fees for the account of the retiring Facilities Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Facilities Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
31.13    Confidentiality

(a)
In acting as agent for the Finance Parties, the Facilities Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)
If information is received by another division or department of the Facilities Agent, it may be treated as confidential to that division or department and the Facilities Agent shall not be deemed to have notice of it.

(c)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facilities Agent nor any Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

31.14    Relationship with the Lenders
The Facilities Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
31.15    Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facilities Agent and each Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(i)	the financial condition, status and nature of each member of the Carnival Corporation & plc Group;

(ii)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(iii)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(iv)
the adequacy, accuracy and/or completeness of any information provided by the Facilities Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
31.16    Reference Banks

(a)
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facilities Agent shall, with the prior written consent of the Company, appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

(b)
If LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks, without prejudice to the Facilities Agent’s obligations under Clauses 9.6(b) (Interest) and 14.4 (Notification of rates of interest) to notify the Lenders of the mean rate determined from the rates supplied to it by the Reference Banks, the Facilities Agent must not and no Obligor may (without the consent of the relevant Reference Bank) disclose any details of the rate notified by any Reference Bank to the Facilities Agent for the purpose of determining the applicable LIBOR or EURIBOR (as the case may be).

31.17    Deduction from amounts payable by the Facilities Agent
If a Lender owes an amount to the Facilities Agent under the Finance Documents the Facilities Agent may, after giving notice to that Lender, deduct an amount not exceeding that amount from any payment to that Lender which the Facilities Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Lender shall be regarded as having received any amount so deducted.
32.    CONDUCT OF BUSINESS BY THE FINANCE PARTIES
No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
33.    SHARING AMONG THE FINANCE PARTIES
33.1    Payments to Finance Parties

(a)
Subject to paragraph (b) below, if a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facilities Agent;

(ii)
the Facilities Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facilities Agent and distributed in accordance with Clause

34 (Payment mechanics), without taking account of any Tax which would be imposed on the Facilities Agent in relation to the receipt, recovery or distribution; and

(iii)
the Recovering Finance Party shall, within three Business Days of demand by the Facilities Agent, pay to the Facilities Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Facilities Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

(b)	Paragraph (a) above shall not apply to any amount received or recovered by a Tranche D Lender in respect of any cash cover placed in an account with that Tranche D Lender.
33.2    Redistribution of payments
The Facilities Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).
33.3    Recovering Finance Party’s rights

(a)
On a distribution by the Facilities Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

33.4    Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the Facilities Agent, pay to the Facilities Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.
33.5    Exceptions

(a)
This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

33.6    Tranche D Lenders

(a)
This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as a Tranche D Lender in relation to a Bond at any time prior to service of notice under Clause 28.13 (Acceleration).

(b)	Following service of notice under Clause 28.13 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Tranche D Lenders.
34.    PAYMENT MECHANICS
34.1    Payments to the Facilities Agent

(a)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facilities Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facilities Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)
Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facilities Agent specifies by not less than five Business Days’ prior written notice.

34.2    Distributions by the Facilities Agent
Each payment received by the Facilities Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the Facilities Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facilities Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).
34.3    Distributions to an Obligor
The Facilities Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.
34.4    Clawback

(a)
Where a sum is to be paid to the Facilities Agent under the Finance Documents for another Party, the Facilities Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)
If the Facilities Agent pays an amount to another Party and it proves to be the case that the Facilities Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facilities Agent shall on demand refund the same to the Facilities Agent together with interest on that amount from the date of payment to the date of receipt by the Facilities Agent, calculated by the Facilities Agent to reflect its cost of funds.

34.5    Impaired Agent

(a)
If, at any time, the Facilities Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facilities Agent in accordance with Clause 34.1 (Payments to the Facilities Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest‑bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is outstanding, in the name of the Obligor or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)
A Party which has made a payment in accordance with this Clause 34.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)
Promptly upon the appointment of a successor Facilities Agent in accordance with Clause 31.12 (Replacement of the Facilities Agent), each Party which has made a payment to a trust account in accordance with this Clause 34.5 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facilities Agent for distribution in accordance with Clause 34.2 (Distributions by the Facilities Agent).

34.6    Partial payments

(a)
If the Facilities Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facilities Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facilities Agent and any Tranche D Lender which has issued a Bond under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement and any amount due but unpaid under Clause 7.3 (Indemnities) or Clause 9.4 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facilities Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.
34.7    No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.
34.8    Business Days

(a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
34.9    Currency of account

(a)
Subject to paragraphs (b) to (e) below, in respect of each Tranche, the Base Currency for that Tranche is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency shall be paid in that other currency.
34.10    Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)
any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facilities Agent (after consultation with the Company); and

(ii)
any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facilities Agent (acting reasonably).

(b)
If a change in any currency of a country occurs, this Agreement will, to the extent the Facilities Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

34.11    Disruption to Payment Systems etc.
If either the Facilities Agent determines (in its discretion) that a Disruption Event has occurred or the Facilities Agent is notified by the Company that a Disruption Event has occurred:

(a)
the Facilities Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facilities as the Facilities Agent may deem necessary in the circumstances;

(b)
the Facilities Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)
the Facilities Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)
any such changes agreed upon by the Facilities Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and Waivers);

(e)
the Facilities Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facilities Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 34.11; and

(f)	the Facilities Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
35.    SET-OFF

(a)
If an Event of Default has occurred and is outstanding, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

(b)
The Finance Party shall notify the Company and the relevant Obligor as soon as practicable after any set-off is effected under this Clause giving reasonable details of the amounts and accounts involved.

36.    NOTICES
36.1    Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.
36.2    Addresses

(a)
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(i)	in the case of the Company, that identified with its name in paragraph (b) below;

(ii)	in the case of Carnival plc, that identified with its name in paragraph (c) below;

(iii)	in the case of Costa Crociere S.p.A., that identified with its name in paragraph (d) below;

(iv)	in the case of CC U.S. Ventures, Inc., that identified with its name in paragraph (e) below;

v)	in the case of each Lender, any other Original Obligor or any Additional Borrower, that notified in writing to the Facilities Agent on or prior to the date on which it becomes a Party; and

(vi)	in the case of the Facilities Agent, that identified with its name in paragraph (f) below, or any substitute address, fax number or department or officer as the Party may notify to the Facilities Agent (or the Facilities Agent may notify to the other Parties, if a change is made by the Facilities Agent) by not less than five Business Days’ notice.

(b)	The contact details of the Company for this purpose are:

Address:	Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+ 1 305 406 6489

Attention:	Treasurer; and

Address:	Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+1 305 406 4758

Attention:	General Counsel

(c)	The contact details of Carnival plc for this purpose are:

Address:	Carnival plc, 5 Gainsford Street, London, SE1 2NE, England

Fax number:	0207 940 5382

Tel number:	0207 940 5381

Attention:	Corporation Counsel

(d)	The contact details of Costa Crociere S.p.A. for this purpose are:

Address:	Costa Crociere S.p.A., Piazza Piccapietra 48, 16121, Genoa, Italy

Fax number:	+ 39 010 548 3446

Attention:	Cristina Gado, Treasurer
with a copy to:

Address:	Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+ 1 305 406 6489

Attention:	Treasurer; and

Address:	Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+1 305 406 4758

Attention:	General Counsel

(e)	The contact details of CC U.S. Ventures, Inc. for this purpose are:

Address:	c/o Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+ 1 305 406 6489

Attention:	Treasurer; and

Address:	c/o Carnival Corporation, 3655 NW 87th Avenue, Miami, Florida 33178

Fax number:	+1 305 406 4758

Attention:	General Counsel

(f)	The contact details of the Facilities Agent for this purpose are:
Bank of America Merrill Lynch International Limited
Loans Agency Department
2 King Edward Street
London EC1A 1HQ

In relation to general credit matters

Attention:	Karen Hall, Agency Management Officer

Telephone Number:	+44 (0) 207 996 4509

Fax Number:	+44 (0) 207 174 6122

E-Mail:	karen.hall@baml.com
In relation to administrative matters

Attention:	Colin Gotts, Team Leader

Telephone Number:	+44 (0) 208 313 2992

Fax Number:	+44 (0) 208 313 2149

E-Mail:	emea.7115loansagency@bankofamerica.com

36.3    Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if delivered in person, at the time of delivery;

(ii)	if by way of fax, when received in legible form; or

(iii)	if by post, five days after being deposited in the post postage prepaid in an envelope correctly addressed.

(b)	Any communication or document to be made or delivered to the Facilities Agent will be effective only when actually received by the Facilities Agent.

(c)	A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

(d)	All notices from or to an Obligor shall be sent through the Facilities Agent.

(e)	Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.
36.4    Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Facilities Agent shall notify the other Parties.
36.5    Communication when Facilities Agent is Impaired Agent
If the Facilities Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facilities Agent, communicate with each other directly and (while the Facilities Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facilities Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facilities Agent has been appointed.
36.6    Electronic communication

(a)
Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them.

(b)
Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facilities Agent only if it is addressed in such a manner as the Facilities Agent shall specify for this purpose.

(c)
Any electronic communication which becomes effective, in accordance with paragraph (b) above, on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following working day.

36.7    English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Facilities Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

37.    CALCULATIONS AND CERTIFICATES
37.1    Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.
37.2    Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. The Facilities Agent shall provide reasonable details to support such calculation upon the Company’s request.
37.3    Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in relation to Sterling or 360 days in relation to any other currency or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.
38.    PARTIAL INVALIDITY
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
39.    REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.
40.    AMENDMENTS AND WAIVERS
40.1    Required consents

(a)
Subject to Clause 40.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)	The Facilities Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

(c)
Each Obligor (other than the Company, Costa Crociere S.p.A. and any other Obligor incorporated in Italy) agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Company in its capacity as Obligors’ Agent. This includes any amendment or waiver which would, but for this Clause 40.1(c), require the consent of both of the Guarantors.

40.2    Exceptions

(a)	An amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of Majority Lenders in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents (other than, for the avoidance of doubt, as a result of the operation of Clause 10 (Extension Option));

(iii)
a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees (other than fronting fees payable pursuant to Clause 17.7 (Fronting fee and Bonding fee)) or commission payable;

(iv)	an increase in or an extension of any Tranche A Commitment, Tranche B Commitment, Tranche C Commitment and/or Tranche D Commitment other than pursuant to Clause 2.2 (Increase);

(v)	a change to the Borrowers or Guarantors other than in accordance with Clause 30 (Changes to the Obligors);

(vi)	any provision which expressly requires the consent of all the Lenders; or

(vii)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) or this Clause 40, shall not be made without the prior consent of all the Lenders.

(b)
An amendment or waiver which relates to the rights or obligations of the Facilities Agent or an Arranger when acting in that capacity may not be effected without the consent of the Facilities Agent or the Arrangers.

40.3    Disenfranchisement of Defaulting Lenders

(a)
For so long as a Defaulting Lender has any Commitment which is undrawn and uncancelled, in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, that Defaulting Lender’s Commitments will be reduced by the amount of its Commitments which are undrawn and uncancelled.

(b)	For the purposes of this Clause 40.3, the Facilities Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facilities Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of Defaulting Lender has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facilities Agent) or the Facilities Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.
40.4    Replacement of a Defaulting Lender

(a)
The Company may, at any time a Lender (or any Affiliates which are Lenders) has become and continues to be a Defaulting Lender, by giving three Business Days’ prior written notice to the Facilities Agent and such Lender:

(i)
replace such Lender (and any Affiliates which are Lenders) by requiring such Lender to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement;

(ii)
require such Lender (and any Affiliates which are Lenders) to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of the undrawn Commitments and/or undrawn Swingline Commitments of the Lender (and its Affiliate); or

(iii)
require such Lender (and any Affiliates which are Lenders) to (and to the extent permitted by law such Lender shall) transfer pursuant to Clause 29 (Changes to the Lenders) all (and not part only) of its rights and obligations in respect of the Facilities, to a Lender or other bank or financial institution (a Replacement Lender) selected by the Company, which confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Lender (including the assumption of the transferring Lender's participations or unfunded participations (as the case may be) on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and Bond fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause shall be subject to the following conditions:

(i)	the Company shall have no right to replace the Facilities Agent;

(ii)	neither the Facilities Agent nor the Defaulting Lender shall have any obligation to the Company to find a Replacement Lender;

(iii)	the transfer must take place no later than 90 days after the notice referred to in paragraph (a) above; and

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents.

41.    COUNTERPARTS
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
42.    GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
43.    ENFORCEMENT
43.1    Jurisdiction

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)
This Clause 43.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

43.2    Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)
irrevocably appoints Carnival plc (and Carnival plc hereby accepts each such appointment) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
43.3    Waiver of Jury Trial
EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OF THE FINANCE DOCUMENTS. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY THE COURT.
44.    USA PATRIOT ACT
Each Finance Party that is subject to the USA Patriot Act hereby notifies each Obligor that pursuant to the requirements of the USA Patriot Act, such Finance Party is required to obtain, verify and record information that identifies such Obligor, which information includes the name and address of such Obligor and other information that will allow such Finance Party to identify such Obligor in accordance with the USA Patriot Act. Each Obligor agrees that it will provide each Finance Party with such information as it may require in order for such Finance Party to satisfy the requirements of the USA Patriot Act.

45.    TRANSPARENCY RULES
Pursuant to, and in accordance with, the transparency rules (Disposizioni in materia di trasparenza delle operazioni e dei servizi bancari e finanziari. Correttezza delle relazioni tra intermediari e clenti) enacted under Article 9.1 of the CICR (Comitato Interministeriale per il Credito e il Risparmio) Resolution of 4 March 2003 effective as of October 2003 and the following transparency rules applicable to transactions and banking and financial services issued by the Bank of Italy on 9 February 2011 and published in the Italian official gazette (Gazzetta Ufficiale) on 16 February 2011 (the Transparency Rules), the Parties mutually acknowledge and declare that this Agreement and any of its terms and conditions have been negotiated on an individual basis and, as a result, this Agreement falls into the category of the agreements which have been negotiated individually “che costituiscono oggetto di trattativa individuale” which are exempted from the application of Section II of the Transparency Rules.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE PARTIES
Part A
The Borrowers
Name of Subsidiaries of the Company and Carnival plc

1
Costa Crociere S.p.A. (a company organised and existing under the laws of Italy as a società per azioni, with a share capital equal to Euro 344,314,467.00, having its registered office in Genoa (Italy), Piazza Piccapietra 48, registered with the Companies’ Register (Registro delle Imprese) of Genoa under no. 02545900108, Repertorio Economico Amministrativo no. GE-279842)

2	CC U.S. Ventures, Inc. (a corporation incorporated and existing under the laws of the State of Delaware, United States of America)

Part B
The Lenders - Loan Commitments

(a)	Tranche A Commitment

Name of Lender	Amount (USD)	Non-Eligible Tranche D Lender	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	46,300,000	No	N/A
Barclays Bank PLC	50,400,000	No	N/A
BNP Paribas	46,300,000	No	005/B/0255139/DTTP Jurisdiction of tax residence France
Citibank, N.A., London Branch	50,400,000	No	N/A
Goldman Sachs Bank USA	141,700,000	Yes	N/A except in respect of a loan to a UK Borrower 13/G/0351779/DTTP Jurisdiction of tax residence USA
Intesa Sanpaolo S.p.A.	82,050,000	No	N/A
JPMorgan Chase Bank N.A.	46,300,000	No	13/M/0268710/DTTP Jurisdiction of tax residence USA
Lloyds Bank plc	94,000,000	No	N/A
Mizuho Bank, Ltd.	50,400,000	No	N/A
The Royal Bank of Scotland plc	46,300,000	No	N/A
PNC Bank, National Association	85,700,000	No	13/P/63904/DTTP Jurisdiction of tax residence is USA
Royal Bank of Canada	51,550,000	No	N/A
Société Générale	51,550,000	No	5/S/70085/DTTP Jurisdiction of tax residence is France
US Bank National Association	102,000,000	No	13/U/62184/DTTP Jurisdiction of tax residence is USA
Wells Fargo Bank, National Association	89,800,000	No	13/W/61173/DTTP Jurisdiction of tax residence is USA
Australia and New Zealand Banking Group Limited	51,575,000	No	N/A
Branch Banking & Trust (BB&T)	61,200,000	No	13/B/357522/DTTP
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	30,825,000	No	43/B322072/DTTP Country of residence: Japan
Deutsche Bank AG, London Branch	52,000,000	No	N/A
HSBC Bank plc	30,825,000	No	N/A
Santander Bank, N.A.	30,825,000	No	13/S/357603/DTTP

Sumitomo Mitsui Banking Corporation	56,000,000	No	43/S/274647/DTTP Jurisdiction of tax residence is Japan
UBS AG, London Branch	52,000,000	Yes	N/A
	Total 1,400,000,000

(b)    Tranche B Commitment

Name of Lender	Amount (Sterling)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	8,200,000	N/A
Barclays Bank PLC	5,750,000	N/A
BNP Paribas	8,200,000	005/B/0255139/DTTP Jurisdiction of tax residence France
Citibank, N.A., London Branch	5,750,000	N/A
Goldman Sachs Bank USA	12,850,000	13/G/0351779/DTTP Jurisdiction of tax residence USA
Intesa Sanpaolo S.p.A.	9,250,000	N/A
JPMorgan Chase Bank N.A.	8,200,000	13/M/0268710/DTTP Jurisdiction of tax residence USA
Lloyds Bank plc	18,950,000	N/A
Mizuho Bank, Ltd.	5,750,000	N/A
The Royal Bank of Scotland plc	8,200,000	N/A
PNC Bank, National Association	9,750,000	13/P/63904/DTTP Jurisdiction of tax residence is USA
Royal Bank of Canada	5,750,000	N/A
Société Générale	5,750,000	5/S/70085/DTTP Jurisdiction of tax residence is France
Wells Fargo Bank, National Association	7,300,000	13/W/61173/DTTP Jurisdiction of tax residence is USA
Australia and New Zealand Banking Group Limited	5,750,000	N/A
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	3,500,000	43/B322072/DTTP Country of residence: Japan
Deutsche Bank AG, London Branch	5,500,000	N/A
HSBC Bank plc	3,500,000	N/A
Santander Bank, N.A.	3,500,000	13/S/357603/DTTP
Sumitomo Mitsui Banking Corporation	3,100,000	43/S/274647/DTTP Jurisdiction of tax residence is Japan
UBS AG, London Branch	5,500,000	N/A
	Total 150,000,000

(c)	Tranche C Commitment

Name of Lender	Amount (euro)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	48,250,000	N/A
Barclays Bank PLC	48,250,000	N/A
Banca Nazionale del Lavoro Spa	48,250,000	N/A
Citibank, N.A., Milan Branch	48,250,000	N/A
Intesa Sanpaolo S.p.A.	48,250,000	N/A
JPMorgan Chase Bank N.A.	48,250,000	13/M/0268710/DTTP Jurisdiction of tax residence USA
Mizuho Bank, Ltd.	48,250,000	N/A
The Royal Bank of Scotland plc	48,250,000	N/A
Royal Bank of Canada	30,000,000	N/A
Société Générale	30,000,000	5/S/70085/DTTP Jurisdiction of tax residence is France
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	18,000,000	43/B322072/DTTP Country of residence: Japan
HSBC Bank plc	18,000,000	N/A
Santander Bank, N.A.	18,000,000	13/S/357603/DTTP
	Total 500,000,000

(d)    Tranche D Commitment

Name of Lender	Amount (USD)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	37,500,000	N/A
Barclays Bank PLC	37,500,000	N/A
BNP Paribas	37,500,000	005/B/0255139/DTTP Jurisdiction of tax residence France
Citibank, N.A., London Branch	37,500,000	N/A
JPMorgan Chase Bank N.A.	37,500,000	13/M/0268710/DTTP Jurisdiction of tax residence USA
Lloyds Bank plc	37,500,000	N/A
Mizuho Bank, Ltd.	37,500,000	N/A
The Royal Bank of Scotland plc	37,500,000	N/A
	Total 300,000,000

Part C
The Swingline Lenders - Swingline Loan Commitments

(a)	Swingline Tranche A Commitment

Name of Swingline Lender	Amount (USD)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	25,837,053.58	N/A
Barclays Bank PLC	28,125,000.00	N/A
BNP Paribas	25,837,053.58	005/B/0255139/DTTP Jurisdiction of tax residence France
Citibank, N.A., London Branch	28,125,000.00	N/A
Goldman Sachs Bank USA	79,073,660.71	N/A except in respect of a loan to a UK Borrower 13/G/0351779/DTTP Jurisdiction of tax residence USA
Intesa Sanpaolo S.p.A.	45,786,830.36	N/A
JPMorgan Chase Bank N.A.	25,837,053.58	13/M/0268710/DTTP Jurisdiction of tax residence USA
Lloyds Bank plc	52,455,357.14	N/A
Mizuho Bank, Ltd.	28,125,000.00	N/A
The Royal Bank of Scotland plc	25,837,053.58	N/A
PNC Bank, National Association	47,823,660.71	13/P/63904/DTTP Jurisdiction of tax residence is USA
Royal Bank of Canada	28,766,741.07	N/A
Société Générale	28,766,741.07	5/S/70085/DTTP Jurisdiction of tax residence is France
US Bank National Association	56,919,642.86	13/U/62184/DTTP Jurisdiction of tax residence is USA
Wells Fargo Bank, National Association	50,111,607.14	13/W/61173/DTTP Jurisdiction of tax residence is USA
Australia and New Zealand Banking Group Limited	28,780,691.96	2/A/204986/DTTP Jurisdiction of tax residence is Australia

Branch Banking & Trust (BB&T)	34,151,785.71	13/B/357522/DTTP
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	17,201,450.89	43/B322072/DTTP Country of residence: Japan
Deutsche Bank AG, New York Branch	29,017,857.14	N/A except where lending to a UK Borrower. 7/D/70006/DTTP Jurisdiction of tax residence is Germany
HSBC Bank plc	17,201,450.89	N/A
Santander Bank, N.A.	17,201,450.89	13/S/357603/DTTP
UBS AG, Stamford Branch	29,017,857.14	06/U/00582/DTTP
	Total 750,000,000

(b)	Swingline Tranche B Commitment

Name of Swingline Lender	Amount (Sterling)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	8,086,785.01	N/A
Barclays Bank PLC	5,670,611.44	N/A
BNP Paribas	8,086,785.01	005/B/0255139/DTTP Jurisdiction of tax residence France
Citibank, N.A., London Branch	5,670,611.44	N/A
Intesa Sanpaolo S.p.A.	9,122,287.97	N/A
JPMorgan Chase Bank N.A.	8,086,785.01	13/M/0268710/DTTP Jurisdiction of tax residence USA
Lloyds Bank plc	18,688,362.92	N/A
Mizuho Bank, Ltd.	5,670,611.44	N/A
The Royal Bank of Scotland plc	8,086,785.01	N/A
PNC Bank, National Association	9,615,384.62	13/P/63904/DTTP Jurisdiction of tax residence is USA
Royal Bank of Canada	5,670,611.44	N/A
Société Générale	5,670,611.44	5/S/70085/DTTP Jurisdiction of tax residence is France
Australia and New Zealand Banking Group Limited	5,670,611.44	N/A
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	3,451,676.53	43/B322072/DTTP Country of residence: Japan
Deutsche Bank AG, London Branch	5,424,063.12	N/A
HSBC Bank plc	3,451,676.52	N/A
Santander Bank, N.A.	3,451,676.52	13/S/357603/DTTP
UBS AG, London Branch	5,424,063.12	N/A
	125,000,000

(c)	Swingline Tranche C Commitment

Name of Swingline Lender	Amount (euro)	Treaty Passport Number and jurisdiction of tax residence (if applicable)
Bank of America, N.A.	33,775,000.00	N/A
Barclays Bank PLC	33,775,000.00	N/A
Banca Nazionale del Lavoro Spa	33,775,000.00	N/A
Citibank, N.A., Milan Branch	33,775,000.00	N/A
Intesa Sanpaolo S.p.A.	33,775,000.00	N/A
JPMorgan Chase Bank N.A.	33,775,000.00	13/M/0268710/DTTP Jurisdiction of tax residence USA
Mizuho Bank, Ltd.	33,775,000.00	N/A
The Royal Bank of Scotland plc	33,775,000.00	N/A
Royal Bank of Canada	21,000,000.00	N/A
Société Générale	21,000,000.00	5/S/70085/DTTP Jurisdiction of tax residence is France
The Bank of Tokyo-Mitsubishi UFJ. Ltd.	12,600,000.00	43/B322072/DTTP Country of residence: Japan
HSBC Bank plc	12,600,000.00	N/A
Santander Bank, N.A.	12,600,000.00	13/S/357603/DTTP
	Total 350,000,000

SCHEDULE 2
CONDITIONS PRECEDENT
Part A
Conditions precedent to initial Utilisation
Original Obligors
1.A copy of the constitutional documents of each Original Obligor which, in respect of an Original Obligor incorporated in The Netherlands, shall consist of the deed of incorporation (oprichtingsakte) being the articles of association (statuten) and an up-to-date extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Original Obligor.
2.A copy of a resolution of the board of directors of each Original Obligor (and, if required by its existing by-laws, a copy of the resolution of the shareholders’ meeting of Costa Crociere S.p.A.), approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and, in respect of an Original Obligor incorporated in The Netherlands, confirming whether a works council (ondernemingsraad) is in place.
3.A specimen of the signature of each person who executes the Finance Documents and who is authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.
4.A copy of a resolution of the general meeting of shareholders of each Dutch Obligor:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party; and

(b)
to the extent there is a conflict of interest (tegenstrijdig belang) between the member(s) of its managing board and the Dutch Obligor in respect of any of the Finance Documents or any of the transactions contemplated therein, in each case in the broadest sense, each member of the managing board is designated and appointed, in accordance with Article 2:256 of the Dutch Civil Code, as special representative of the Dutch Obligor with the power to represent the Dutch Obligor acting alone.

5.A certificate of an authorised signatory of the Company:

(a)
confirming that utilising or (with respect to the Company and Carnival plc) guaranteeing the Total Tranche A Commitments, the Total Tranche B Commitments and the Total Tranche C Commitments (or, in the case of Costa Crociere S.p.A., utilising the Total Tranche C Commitments) in full would not breach any limit binding on any Original Obligor;

(b)	certifying that each copy document specified in Part A of this Schedule is correct, complete and in full force and effect as at a date no earlier than the Signing Date; and

(c)	confirming which companies are Material Subsidiaries and providing reasonable details of the calculations used to make such determinations.
6.A copy of a good standing certificate with respect to each US Borrower, issued as of a recent date by the Secretary of State or other appropriate official of each US Borrower’s jurisdiction of incorporation or organisation.

7.A certificate of registration (certificato di iscrizione) of Costa Crociere S.p.A. with the relevant Companies’ Register dated not earlier than five Business Days prior to the execution of this Agreement, confirming that no insolvency procedures have been started in relation to Costa Crociere S.p.A.
8.If the Original Obligor is incorporated in The Netherlands:

(a)
to the extent a works council (ondernemingsraad) is established and to the extent any rights to consult (in de gelegenheid stellen tot advies uitbrengen) the works council or for the works council to approve (instemming met) are triggered under the Dutch Works Council Act, a copy of:

(i)	the request for advice from such works council; and

(ii)
(A) an unconditional positive advice from such works council; or (B) advice from such works council which is not negative and does not contain any condition which, if complied with, would result in a breach of any of the Finance Documents or which conditions are not reasonably feasible to be met; or (C) a waiver to advise (afzien van advies) issued by such a works council; and

(b)
such evidence as may be requested by the Facilities Agent in reasonable time before the Utilisation Date to enable the Finance Parties to comply with Wet ter voorkoming van witwassen en het financieren van terrorisme.

Legal opinions
9.A legal opinion of Allen & Overy LLP, London office, English law legal advisers to the Arrangers and the Facilities Agent, addressed to the Finance Parties.
10.A legal opinion of Allen & Overy LLP, Amsterdam office, Dutch law legal advisers, addressed to the Finance Parties.
11.A legal opinion of Tapia, Linares y Alfaro Attorneys At Law, Panama law legal advisers, addressed to the Finance Parties.
12.A legal opinion of Allen & Overy LLP, New York office, New York state law legal advisers, addressed to the Finance Parties.
13.A legal opinion of Morris James LLP, Delaware state law legal advisers, addressed to the Finance Parties.
14.A legal opinion of Allen & Overy LLP, Milan office, Italian law legal advisers, addressed to the Finance Parties.
Other documents and evidence
15.The duly executed Finance Documents (other than any of the Utilisation Requests).
16.Certified copy of the Original Financial Statements.
17.Certified copy of the DLC Documents.
18.Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 17 (Fees) and Clause 22 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

19.Evidence of prepayment and cancellation in full on or prior to the date of this Agreement of the Company’s USD1.2billion, €400m and £200m revolving credit agreement dated 21 October 2005 as amended from time to time.

Part B
Conditions precedent required to be delivered by an Additional Borrower
Additional Borrowers
1.    An Accession Letter, duly executed by the Additional Borrower and the Company or Carnival plc.
2.    A copy of the constitutional documents of the Additional Borrower which, in respect of an Additional Borrower incorporated in The Netherlands, shall consist of a copy of the articles of association (statuten), the deed of incorporation (oprichtingsakte) and extract (uittreksel) from the Dutch Commercial Register (Handelsregister) of such Additional Borrower.
3.    A copy of a resolution of the board of directors of the Additional Borrower (and, if such Additional Borrower is incorporated in Italy and it is required by its existing by-laws, a copy of the resolution of the shareholders’ meeting of such Additional Borrower) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents to which it is a party and, in respect of an Additional Borrower incorporated in The Netherlands, including (i) a declaration by each managing director on conflict of interest (tegenstrijdig belang) within the meaning of Article 2:129(6)/ 2:239(6) of the Dutch Civil Code and (ii) a confirmation whether a works council (ondernemingsraad) is in place.
4.    To the extent required, a copy of a resolution of the general meeting of shareholders of each Additional Borrower incorporated in The Netherlands approving the terms of, and the transactions contemplated by, the Finance Documents to which it is (or will become) a party.
5.    To the extent applicable, in respect of each Additional Borrower incorporated in The Netherlands, a copy of a resolution of the supervisory board of the Dutch Obligor approving the terms of, and the transactions contemplated by, the Accession Agreement and the Finance Documents and including a statement by each member of the supervisory board on conflict of interest (tegenstrijdig belang) within the meaning of Article 2:140(5)/2:250(5) of the Dutch Civil Code.
6.    A specimen of the signature of each person who executes the Accession Letter and is authorised on behalf of the Additional Borrower to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.
7.    A certificate of an authorised signatory of the Additional Borrower:

(a)
confirming that utilising the Total Tranche A Commitments, the Total Tranche B Commitments, the Total Tranche C Commitments and the Total Tranche D Commitments (or, in the case of an Additional Borrower resident in Italy, utilising the Total Tranche C Commitments) in full would not breach any limit binding on it; and

(b)	certifying that each copy document specified in Part B of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.
8.    If the proposed Additional Borrower is incorporated in Italy, a certificate of registration (certificato di iscrizione) of such Additional Borrower with the relevant Companies’ Register dated not earlier than five Business Days prior to the execution of the relevant Accession Letter, confirming that no insolvency procedures have been started in relation to such Additional Borrower.
9.    If the proposed Additional Borrower is incorporated in The Netherlands:

(a)	to the extent a works council (ondernemingsraad) is established and to the extent any rights to consult (in de gelegenheid stellen tot advies uitbrengen) the works council or for the works council to approve (instemming met) are triggered under the Dutch Works Council Act, a copy of:

(i)	the request for advice from such works council; and

(ii)
(A) an unconditional positive advice from such works council; or (B) advice from such works council which is not negative and does not contain any condition which, if complied with, would result in a breach of any of the Finance Documents or which conditions are not reasonably feasible to be met; or (C) a waiver to advise (afzien van advies) issued by such a works council; and

(b)
such evidence as may be requested by the Facilities Agent in reasonable time before the Utilisation Date to enable the Finance Parties to comply with Wet ter voorkoming van witwassen en het financieren van terrorisme.

Legal opinions
10.    A legal opinion of Allen & Overy LLP, London office, English law legal advisers to the Facilities Agent, addressed to the Finance Parties.
11.    If the Additional Borrower is incorporated in a jurisdiction other than England and Wales, a legal opinion from legal advisers in that jurisdiction, addressed to the Finance Parties.
Other documents and evidence
12.    A copy of any other authorisation or other document, opinion or assurance which the Facilities Agent has notified the Company is necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

SCHEDULE 3
UTILISATION REQUEST
Part A
Loans

From:	[Borrower]

To:	[●] (Facilities Agent)

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is a Loan Utilisation Request. Terms defined in the Agreement have the same meaning in this Loan Utilisation Request unless given a different meaning in this Loan Utilisation Request.
2.We wish to borrow a Loan on the following terms:

Tranche:	[A/B/C/D]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[●]

Amount:	[●] or, if less, the Available Facility for the Tranche indicated above

Interest Period:	[●]
3.We confirm that each condition specified in Clause 5.4(a) (Lenders’ participation) is satisfied on the date of this Loan Utilisation Request.
4.The proceeds of this Loan should be credited to ● [account].
5.This Loan Utilisation Request is irrevocable.
Yours faithfully
…………………………………
authorised signatory for
[name of relevant Borrower]

Part B
Bonds

From:	[Borrower]

To:	[Tranche D Lender]

Copied to:	[●] (Facilities Agent)

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.    We refer to the Agreement. This is a Bond Utilisation Request. Terms defined in the Agreement have the same meaning in this Bond Utilisation Request unless given a different meaning in this Bond Utilisation Request.
2.    We wish to arrange for a Bond to be issued by the relevant Tranche D Lender on the following terms:

Lender:	[●]

Tranche:	D

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Bond:	[●]

Amount:	[●] or, if less, the lesser of the Available Tranche D Facility and the Available Bond Facility

Beneficiary:	[●]

Account Party:	[●]

Term or Expiry Date:	[●]
3.    [We confirm that each condition specified in Clause 6.7 (Issue of Bonds) is satisfied on the date of this Bond Utilisation Request.]/[This is a Renewal Request and we confirm each condition specified in Clause 6.7 (Issue of Bonds) (other than the conditions set out in Clauses 6.4(a), 6.4(b) and 6.4(g)) is satisfied on the date of this Bond Utilisation Request.]
4.    We attach a copy of the proposed Bond.
5.    This Bond Utilisation Request is irrevocable.
Delivery Instructions:
[specify delivery instructions]
Yours faithfully

………………………………..
authorised signatory for
[name of relevant Borrower]
Part C
Swingline Loan

From:	[Borrower]

To:	[●] (Facilities Agent)

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.    We refer to the Agreement. This is a Swingline Loan Utilisation Request. Terms defined in the Agreement have the same meaning in this Swingline Loan Utilisation Request unless given a different meaning in this Swingline Loan Utilisation Request.
2.    We wish to borrow a Swingline Loan on the following terms:

Tranche	[A/B/C]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Currency of Swingline Loan:	[USD/£/€]

Amount:	[●] or, if less, the Available Swingline [Tranche A/Tranche B/Tranche C] Facility

Interest Period:	[●]
3.    We confirm that each condition specified in Clause 8.5 (Swingline Lenders’ participation) is satisfied on the date of this Swingline Loan Utilisation Request.
4.    The proceeds of this Swingline Loan should be credited to [account].
5.    This Swingline Loan Utilisation Request is irrevocable.
Yours faithfully
.........................................................
authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:	[●] as Facilities Agent

[Copied to:	The Company]

From:	[The Existing Lender] (the Existing Lender) and [The New Lender] (the New Lender)

Dated:	[●]
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.
2.We refer to Clause 29.2 (Procedure for transfer):

(a)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 29.2 (Procedure for transfer).

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.
3.The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in of Clause 29.3 (Limitation of responsibility of Existing Lenders).
4.[The New Lender confirms, for the benefit of the Facilities Agent and without liability to any Obligor, that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is a Qualifying Lender as defined in Clause[s] [insert appropriate references from Clause 18 (Taxes)] except for Clauses 18.2 to 18.8 which are dealt with directly below, and for the purposes of Clause 18.6 the New Lender confirms, for the benefit of the Facilities Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]

(c)	[not a Qualifying Lender].]
5.[The Existing Lender and the New Lender each confirm, for the benefit of the Facilities Agent and without liability to any Obligor, that following the transfer, no Obligor will be obliged to pay any greater amount under Clause 18 (Taxes) or Clause 19.1 (Increased Costs) of the Agreement or under any other provision of a Finance Document (in the circumstances (i) existing on the Transfer Date, or (ii) which the Existing Lender or the New Lender knows will apply in the twelve (12) month period following the Transfer Date) than the amounts which would have been payable but for the transfer;]

__________________________________________________________________________________

¹	Include if the New Lender includes a Treaty Passport Scheme notification in paragraph 7. To be provided to the Company within 7 days.

6.[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of CTA 2009) of that company.]

[7    The New Lender confirms that it holds a passport under HMRC DT Treaty Passport scheme (reference number is [ ] and it is tax resident in [ ]), and, accordingly, interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Company notify:

(d)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(e)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date, that it wishes that scheme to apply to the Agreement where such Borrower is a Borrower to which Clauses 18.2 to 18.8 apply.]
[6/7]     The New Lender represents that it is a “professional market party” (professionele marktpartij), as that term is used in the Netherlands Financial Supervision Act (wet op het financieel toezicht).
[7/8]     The New Lender confirms that [it is]/[it is not] a Non-Eligible Tranche D Lender.
[8/9]      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
[9/10]    This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

__________________________________________________________________________________

²	Include only if the New Lender is a U.K. Non-Bank Lender.

³	Include only if the New Lender is a Treaty Passport holder required to notify under Clause 18.

4	Include only in relation to Tranche A Commitments.

The Schedule
Commitment/rights and obligations to be transferred
[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]
[Existing Lender]    [New Lender]
By:    By:

Pursuant to Clause 29.1(b), the Company consents to the transfer set out in this Transfer Certificate on [●].
Carnival Corporation
By:

This Transfer Certificate is accepted by the Facilities Agent and the Transfer Date is confirmed as [●].
[Facilities Agent]
By:

SCHEDULE 5
FORM OF ACCESSION LETTER

To:	[●] as Facilities Agent

From:	[Subsidiary] and CARNIVAL CORPORATION/CARNIVAL PLC

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.
2.[Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 30.2 (Additional Borrowers) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].
3.[Subsidiary’s] administrative details are as follows:
Address:
Fax No:
Attention:
4.This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

CARNIVAL CORPORATION	[Subsidiary]
CARNIVAL PLC

SCHEDULE 6
FORM OF RESIGNATION LETTER

To:	[●] as Facilities Agent

From:	[resigning Borrower] and CARNIVAL CORPORATION/CARNIVAL PLC

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.
2.Pursuant to Clause 30.3 (Resignation of a Borrower), we request that [resigning Borrower] be released from its obligations as a Borrower under the Agreement.
3.We confirm that:

(a)	no Default is outstanding or would result from the acceptance of this request; and

(b)	as at the date of this request no amount owed by [resigning Borrower] under the Agreement is outstanding.
4.This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

CARNIVAL CORPORATION	[Subsidiary]

By:	By:
CARNIVAL PLC
By:

SCHEDULE 7
FORM OF COMPLIANCE CERTIFICATE

To:	[●] as Facilities Agent

From:	CARNIVAL CORPORATION

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2.We confirm that as at as at [relevant testing date]:
(a)    Issued Capital and Consolidated Reserves was [ ];
(b)    The aggregate of Borrowed Moneys was [ ]; and Consolidated Capital was [ ]; therefore the aggregate of Borrowed Moneys as a percentage of Consolidated Capital was [ ].
(c)    EBITDA was [ ] and Consolidated Net Interest Charges was [ ]; therefore the ratio of EBITDA to Consolidated Net Interest Charges was [ ] to 1.
3.We set out below calculations establishing the figures in paragraph 2 above:
[ ].
4.[We confirm that no Default is outstanding as at [relevant testing date]**]
Signed:    …..........………………….
Senior Financial Officer
of
CARNIVAL CORPORATION

__________________________________________________________________________________

*	If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 8
FORM OF CONFIDENTIALITY UNDERTAKING

To:	[Transferring Lender]
Re: CARNIVAL CORPORATION – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)

Carnival Plc. and Carnival Corporation (the Company)
Amount:
Facilities Agent:

Dear Sirs
We are considering acquiring an interest in the Agreement which, subject to the Agreement, may be by way of novation, assignment, the entering into, whether directly or indirectly, of a sub-participation or any other transaction under which payments are to be made or may be made by reference to one or more Finance Documents and/or one or more Obligors or by way of investing in or otherwise financing, directly or indirectly, any such novation, assignment, sub-participation or other transaction (the Acquisition). In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):
1.CONFIDENTIALITY UNDERTAKING
We undertake (a) to keep all Confidential Information confidential and not to disclose it to anyone save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information and (b) until the Acquisition is completed to use the Confidential Information only for the Permitted Purpose.
2.PERMITTED DISCLOSURE
You agree that we may disclose:

(a)
to any of our Affiliates and any of our or their officers, directors, employees, professional advisers and auditors such Confidential Information as we shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph 2(a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	subject to the requirements of the Agreement, to any person:

(i)
to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of our rights and/or obligations which we may acquire under the Agreement such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (i) of paragraph 2(b) has delivered a letter to us in equivalent form to this letter;

(ii)
with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to the Agreement or any Obligor such Confidential Information as we shall consider appropriate if the person to whom the Confidential Information is to be given pursuant to this sub-paragraph (ii) of paragraph 2(b) has delivered a letter to us in equivalent form to this letter;

(iii)
to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation such Confidential Information as we shall consider appropriate; and

(c)
notwithstanding paragraphs 2(a) and 2(b). above, Confidential Information to such persons to whom, and on the same terms as, a Finance Party is permitted to disclose Confidential Information under the Agreement, as if such permissions were set out in full in this letter and as if references in those permissions to Finance Party were references to us.

3.NOTIFICATION OF DISCLOSURE
We agree (to the extent permitted by law and regulation) to inform you:

(a)
of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (iii) of paragraph 2(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this letter.
4.RETURN OF COPIES
If we do not enter into the Acquisition and you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by us and use our reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(b)(iii) above.
5.CONTINUING OBLIGATIONS
The obligations in this letter are continuing and, in particular, shall survive and remain binding on us until (a) if we acquire an interest in the Agreement by way of novation, the date on which we acquire such an interest; (b) if we enter into the Acquisition other than by way of novation, the date falling 24 months after termination of that Acquisition; or (c) in any other case 24 months after the date of this letter.
6.NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC
We acknowledge and agree that:

(a)
neither you nor any member of the Group nor any of your or their respective officers, employees or advisers (each a Relevant Person) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the

Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect of the Confidential Information or any such information; and

(b)
you or members of the Group may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC

(a)
This letter constitutes the entire agreement between us in relation to our obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

(b)
No failure or delay in exercising any right or remedy under this letter will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any further exercise thereof or the exercise of any other right or remedy under this letter.

(c)	The terms of this letter and our obligations under this letter may only be amended or modified by written agreement between us and the Company.
8.INSIDE INFORMATION
We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and we undertake not to use any Confidential Information for any unlawful purpose.
9.NATURE OF UNDERTAKINGS
The undertakings given by us under this letter are given to you and are also given for the benefit of the Company and each other member of the Group.
10.THIRD PARTY RIGHTS

(a)
Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person (other than the Company) to rescind or vary this letter at any time.
11.GOVERNING LAW AND JURISDICTION

(a)
This letter (including the agreement constituted by your acknowledgement of its terms) (the Letter) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English Law.

(b)	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).
12.DEFINITIONS
In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:
Confidential Information means all information relating to the Company, any Obligor, the Group, the Finance Documents, a Facility and/or the Acquisition which is provided to us in relation to the Finance Documents or a Facility by you or any of your affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(a)     is or becomes public information other than as a direct or indirect result of any breach by us of this letter; or
(b)     is identified in writing at the time of delivery as non-confidential by you or your advisers; or
(c)    is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us after that date, from a source which is, as far as we are aware, unconnected with the Group and which, in either case, as far as we are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;
Group means the Company and its subsidiaries for the time being (as such term is defined in the Companies Act 2006); and
Permitted Purpose means considering and evaluating whether to enter into the Acquisition.
Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully
.................................
For and on behalf of
[Potential Purchaser]
To:    [Potential Purchaser]
We acknowledge and agree to the above:
...................................
For and on behalf of
[Seller]

SCHEDULE 9
TIMETABLES
Each time shown below represents the Specified Time by which the relevant action listed in the far left column must be completed on a particular day:
Part A
Loans

	Loans in US Dollars	Loans in euro	Loans in sterling	Loans in other currencies
Facilities Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 11.3 (Conditions relating to Optional Currencies)				3:00 pm (London time) 4 Business Days before the proposed Utilisation Date
Delivery of a duly completed Loan Utilisation Request (Clause 5.1 (Delivery of a Loan Utilisation Request))	4:00 pm (London time) 3 Business Days before the proposed Utilisation Date	4:00 pm (London time) 3 Business Days before the proposed Utilisation Date	4:00 pm (London time) 1 Business Day before the proposed Utilisation Date	4:00 pm (London time) 3 Business Days before the proposed Utilisation Date
Facilities Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lender’s participation)	5:00 pm (London time) 3 Business Days before the proposed Utilisation Date	5:00 pm (London time) 3 Business Days before the proposed Utilisation Date	5:00 pm (London time) 1 Business Days before the proposed Utilisation Date	5:00 pm (London time) 3 Business Days before the proposed Utilisation Date
Facilities Agent receives a notification from a Lender under Clause 11.2 (Unavailability of a currency)				9:00 am (London time) 2 Business Days before the proposed Utilisation Date
Facilities Agent gives notice in accordance with Clause 11.2 (Unavailability of a currency)				10:00 am (London time) 2 Business Days before the proposed Utilisation Date
LIBOR or EURIBOR is fixed	11:00 am (London time) on the Quotation Day	11:00 am (Brussels time) on the Quotation Day	11:00 am (London time) on the Quotation Day	11:00 am (London time) on the Quotation Day
Lenders to make available their participation in a Loan under Clause 5.4 (Lenders’ participation)	2:00 pm (London time) on the Utilisation Date	2:00 pm (London time) on the Utilisation Date	2:00 pm (London time) on the Utilisation Date	2:00 pm (London time) on the Utilisation Date

Part B
Bonds

Facilities Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 11.3 (Conditions relating to Optional Currencies)	8 Business Days before the proposed Bond Utilisation
Delivery of a duly completed Bond Utilisation Request (Clause 6.3 (Delivery of a Bond Utilisation Request))	3:00 pm (London time) 3 Business Days before the proposed Bond Utilisation
Facilities Agent notifies the relevant Tranche D Lenders of the Bond in accordance with Clause 6.7 (Issue of Bonds)	5:00 pm (London time) 3 Business Days before the proposed Bond Utilisation
Delivery of a duly completed Renewal Request (Clause (a) (Renewal of a Bond))	2 Business Days before the proposed Bond Utilisation on renewal.

Part C
Swingline Loans

	Tranche A	Tranche B	Tranche C
Delivery of a duly completed Swingline Loan Utilisation Request (Clause 8.2 (Delivery of a Swingline Loan Utilisation Request))	11:00 am (New York time) on the Utilisation Date	10:30 am (London time) on the Utilisation Date	9:00 am (London time) on the Utilisation Date
Facilities Agent notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 8.5 (Swingline Lenders’ participation)	11:30 am (New York time) on the Utilisation Date	11:00 am (London time) on the Utilisation Date	10:00 am (London time) on the Utilisation Date
Facilities Agent determines the prime commercial lending rate under Clause 9.6 (Interest)	9:30 am (New York time) on the Utilisation Date	Not applicable	Not applicable
Lenders to make available their participation in a Loan under Clause 8.5 (Swingline Lenders’ participation)	2:00 pm (New York time) on the Utilisation Date	2:00 pm (London time) on the Utilisation Date	2:00 pm (London time) on the Utilisation Date

SCHEDULE 10
FORM OF INCREASE CONFIRMATION
To:    [●] as Facilities Agent and Carnival Corporation as the Company, for and on behalf of each Obligor
[Copied to:    The Company]
From:    [the Increase Lender] (the Increase Lender)
Dated:    [●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.
2.We refer to Clause 2.2 (Increase).
3.The Increase Lender agrees to assume and will assume all of the obligations corresponding to the [Commitment/Swingline Commitment] specified in the Schedule (the Relevant Commitment) as if it was an Original Lender under the Agreement.
4.The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is [●].
5.On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.
6.The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.
7.The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 2.2(g) (Increase).
8.The Increase Lender confirms, for the benefit of the Facilities Agent and without liability to any Obligor, that the person beneficially entitled to the interest payable to that Lender in respect of an advance under a Finance Document is a Qualifying Lender as defined in Clause[s] [insert appropriate references from Clause 18 (Taxes) except for Clauses 18.2 to 18.8 which are dealt with directly below, and for the purposes of Clause 18.6 the New Lender confirms, for the benefit of the Facilities Agent and without liability to any Obligor, that it is:

(a)	[a Qualifying Lender (other than a Treaty Lender);]

(b)	[a Treaty Lender;]
__________________________________________________________________________________

5	Include if the Increase Lender includes a Treaty Passport Scheme notification (see clause 18). To be provided to the Company within 7 days.

(c)	[not a Qualifying Lender].]
9.[The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of CTA 2009; or

(c)
a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of CTA 2009) of that company.]

[9    The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport reference number is [ ] and it is tax resident in [ ]), and, accordingly, interest payable to it by borrowers is generally subject to full exemption from UK withholding tax tax and requests that the Company notify;

(a)	each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Increase Date, that it wishes that scheme to apply to the Agreement where such Borrower is a Borrower to which Clauses 18.2 to 18.8 apply.]
[10/11.]    The Increase Lender confirms that [it is]/[it is not] a Non-Eligible Tranche D Lender.
[11/12.] This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.
[12/13.] This Increase Confirmation and any non‑contractual obligations arising out of or in connection with it are governed by English law.
[13/14.] This Agreement has been entered into on the date stated at the beginning of this Agreement.

___________________________________________________________________________

6	Include only if New Lender is a U.K. Non‑Bank Lender i.e. falls within such definition in Clause 18.2 (General).

7	Insert jurisdiction of tax residence.

8	Include only if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Agreement.

9	Include only in relation to Tranche A Commitments.

THE SCHEDULE
Relevant Commitment/rights and obligations to be assumed by the Increase Lender
[insert relevant details]
[Facility office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Increase Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facilities Agent and the Increase Date is confirmed as [●].

Facilities Agent
By:

SCHEDULE 11
FORM OF EXTENSION REQUEST

From:	CARNIVAL CORPORATION

To:	[●] (Facilities Agent)

Dated:	[●]
Dear Sirs
CARNIVAL CORPORATION AND CARNIVAL PLC – USD1,600,000,000, £150,000,000 and €450,000,000 Multicurrency Revolving Facilities Agreement dated 18 May 2011 (as amended and restated) (the Agreement)
1.We refer to the Agreement. This is [an Initial/a Second] Extension Request. Terms defined in the Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request.
2.We wish to extend the Termination Date as follows:

Termination Date:	[12/24 months] after the Original Termination Date

Facility(ies):	[A/B/C/D]

[Part of Facility(ies):	[●]]

Yours faithfully
…………………………………
authorised signatory for
CARNIVAL CORPORATION
[…………………………………
authorised signatory for
[Italian Obligor]]

SIGNATORIES
CARNIVAL CORPORATION
By: JOSH WEINSTEIN
CARNIVAL PLC
By: JOSH WEINSTEIN
COSTA CROCIERE S.p.A.
By: JOSH WEINSTEIN
CC U.S. VENTURES, INC.
By: JOSH WEINSTEIN

Guarantors
CARNIVAL CORPORATION
By: JOSH WEINSTEIN
CARNIVAL PLC
By: JOSH WEINSTEIN

Arrangers
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
By: SHAUN DREYER
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIGROUP GLOBAL MARKETS LIMITED
By: LUCY DEVLIN
GOLDMAN SACHS BANK USA
By: MARK WALTON
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
J.P. MORGAN LIMITED
By: JOHN COONS
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS

Lenders
Tranche A
BANK OF AMERICA, N.A.
By: JUSTIN LIEN
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIBANK, N.A., LONDON BRANCH
By: LUCY DEVLIN
GOLDMAN SACHS BANK USA
By: MARK WALTON
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS

PNC BANK, NATIONAL ASSOCIATION
By: BRITTON CORE
ROYAL BANK OF CANADA
By: JOSHUA FREEDMAN
SOCIÉTÉ GÉNÉRALE
By: PHILIPPE MADAR
US BANK NATIONAL ASSOCIATION
By: PATRICK MCGRAW
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: EKTA PATEL
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By: SARAH TANI
BRANCH BANKING & TRUST (BB&T)
By: ANTHONY NIGRO
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS
DEUTSCHE BANK AG, LONDON BRANCH
By: KAREN ARZUMANYAN    DAVID GARCIA-CAPEL
HSBC BANK PLC
By: JOHN HAIRE
SANTANDER BANK N.A.
By: DANIEL O’CONNOR

SUMITOMO MITSUI BANKING CORPORATION
By: SHUJI YABE
UBS AG, LONDON BRANCH
By: ANDREW SANTACROCE    BEN BACON

Tranche B
BANK OF AMERICA, N.A.
By: MATTHEW PECK
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIBANK, N.A., LONDON BRANCH
By: LUCY DEVLIN
GOLDMAN SACHS BANK USA
By: MARK WALTON
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS
PNC BANK, NATIONAL ASSOCIATION
By: BRITTON CORE

ROYAL BANK OF CANADA
By: NEER PATEL
SOCIÉTÉ GÉNÉRALE
By: PHILIPPE MADAR
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: EKTA PATEL
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By: SARAH TANI
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS
DEUTSCHE BANK AG, LONDON BRANCH
By: KAREN ARZUMANYAN    DAVID GARCIA-CAPEL
HSBC BANK PLC
By: JOHN HAIRE
SANTANDER BANK N.A.
By: DANIEL O’CONNOR
SUMITOMO MITSUI BANKING CORPORATION
By: SHUJI YABE
UBS AG, LONDON BRANCH
By: ANDREW SANTACROCE    BEN BACON

Tranche C
BANK OF AMERICA, N.A.
By: MATTHEW PECK
BARCLAYS BANK PLC
By: CLARE MORGAN
BANCA NAZIONALE DEL LAVORO SPA
By: MATT DEARDEN    CHARLOTTE CONLAN
CITIBANK, N.A., MILAN BRANCH
By: MATTEO PERFETTI
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS
ROYAL BANK OF CANADA
By: NEER PATEL
SOCIÉTÉ GÉNÉRALE
By: PHILLIPPE MADAR
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS

HSBC BANK PLC
By: JOHN HAIRE
SANTANDER, BANK N.A.
By: DANIEL O’CONNOR

Tranche D
BANK OF AMERICA, N.A.
By: JUSTIN LIEN
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIBANK, N.A., LONDON BRANCH
By: LUCY DEVLIN
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS

Swingline Lenders
Swingline Tranche A
BANK OF AMERICA, N.A.
By: JUSTIN LIEN
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIBANK, N.A., LONDON BRANCH
By: LUCY DEVLIN
GOLDMAN SACHS BANK USA
By: MARK WALTON
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS

PNC BANK, NATIONAL ASSOCIATION
By: BRITTON CORE
ROYAL BANK OF CANADA
By: JOSHUA FREEDMAN
SOCIÉTÉ GÉNÉRALE
By: PHILIPPE MADAR
US BANK NATIONAL ASSOCIATION
By: PATRICK MCGRAW
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: EKTA PATEL
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By: SARAH TANI
BRANCH BANKING & TRUST (BB&T)
By: ANTHONY NIGRO
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS
DEUTSCHE BANK AG, NEW YORK BRANCH
By: KAREN ARZUMANYAN    DAVID GARCIA-CAPEL
HSBC BANK PLC
By: JOHN HAIRE
SANTANDER BANK N.A.
By: DANIEL O’CONNOR

UBS AG, STAMFORD BRANCH
By: ANDREW SANTACROCE    BEN BACON

Swingline Tranche B
BANK OF AMERICA, N.A.
By: MATTHEW PECK
BARCLAYS BANK PLC
By: CLARE MORGAN
BNP PARIBAS
By: HELEN FLETCHER    CHARLOTTE CONLAN
CITIBANK, N.A., LONDON BRANCH
By: LUCY DEVLIN
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
LLOYDS BANK PLC
By: IAN DIMMOCK
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS
PNC BANK, NATIONAL ASSOCIATION
By: BRITTON CORE
ROYAL BANK OF CANADA
By: NEER PATEL

SOCIÉTÉ GÉNÉRALE
By: PHILIPPE MADAR
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED
By: SARAH TANI
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS
DEUTSCHE BANK AG, LONDON BRANCH
By: KARAN ARZUMANYAN    DAVID GARCIA-CAPEL
HSBC BANK PLC
By: JOHN HAIRE
SANTANDER BANK N.A.
By: DANIEL O’CONNOR
UBS AG, LONDON BRANCH
By: ANDREW SANTACROCE    BEN BACON

Swingline Tranche C
BANK OF AMERICA, N.A.
By: MATTHEW PECK
BARCLAYS BANK PLC
By: CLARE MORGAN
BANCA NAZIONALE DE LAVORO SPA
By: MATT DEARDEN    CHARLOTTE CONLAN
CITIBANK, N.A., MILAN BRANCH
By: MATTEO PERFETTI
INTESA SANPAOLO S.P.A.
By: LAWRENCE WYBRANIEC    PAUL SAMUELS
JPMORGAN CHASE BANK N.A.
By: CHIARA CARTER
MIZUHO BANK, LTD.
By: ROBERT PETTITT
THE ROYAL BANK OF SCOTLAND PLC
By: ROY EVANS
ROYAL BANK OF CANADA
By: NEER PATEL
SOCIÉTÉ GÉNÉRALE
By: PHILIPPE MADAR
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
By: LAWRENCE ELKINS

HSBC BANK PLC
By: JOHN HAIRE
SANTANDER BANK N.A.
By: DANIEL O’CONNOR

Exiting Lenders
BANK OF NOVA SCOTIA
By: CHAD HALE
BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
By: KIM MCNAMARA    MARCOS COLOMER
DNB BANK ASA
By: CATHLEEN BUCKLEY    ANDERS PLATOU
KFW IPEX-BANK GMBH
By: JOSEF SCHMID     CORINNA ERDMANN

Facilities Agent
BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED
By: KAREN HALL